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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

The Williams Companies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STEVEN J. MALCOLM
CHAIRMAN OF THE BOARD

To the Stockholders of The Williams Companies, Inc.

You are cordially invited to attend the 2007 annual meeting of stockholders of The Williams Companies, Inc. The meeting will be held on Thursday, May 17, 2007, in the Williams Resource Center Theater, One Williams Center, Tulsa, Oklahoma, at 11:00 a.m., Central time. We look forward to greeting personally as many of our stockholders as possible at the annual meeting.

The notice of the annual meeting and proxy statement accompanying this letter provide information concerning matters to be considered and acted upon at the annual meeting. At the annual meeting we will provide a report on our operations, followed by a question-and-answer and discussion period.

Please note that for security reasons briefcases, backpacks, and other large bags are not permitted in the theater. All such items can be checked with security upon arrival at the theater.

We know that most of our stockholders are unable to attend the annual meeting in person. We solicit proxies so that you have an opportunity to vote on all matters that are scheduled to come before the annual meeting. Whether or not you plan to attend, you can be sure your shares are represented by promptly voting and submitting your proxy by phone, by Internet or by completing, signing, dating and returning your proxy card in the enclosed postage-paid envelope. Regardless of the number of shares you own, your vote is important.

Our growth and success in 2006, and in future years, is underpinned by our values and our ability to reliably deliver natural gas from production areas to local utilities across the United States. Your company has achieved much over the past several years and we look forward to expanding our potential and creating value for all of our stakeholders.

Thank you for your continued interest in our company.

Very truly yours,

Steven J. Malcolm

Enclosures
April 10, 2007

THE WILLIAMS COMPANIES, INC.
One Williams Center
Tulsa, Oklahoma 74172

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 17, 2007

Please take notice that the annual meeting of stockholders of The Williams Companies, Inc. will be held at the time and place and for the purposes indicated below.

TIME	11:00 a.m., Central time, on Thursday, May 17, 2007

PLACE	Williams Resource Center Theater One Williams Center Tulsa, Oklahoma

ITEMS OF BUSINESS	1. To elect four directors;

2. To ratify the appointment of Ernst & Young LLP as our independent auditors for 2007;

3. To approve The Williams Companies, Inc. 2007 Incentive Plan;

4. To approve The Williams Companies, Inc. 2007 Employee Stock Purchase Plan;

5. To transact such other business as may properly come before the annual meeting or any adjournment of the meeting.

RECORD DATE	You can vote and attend the annual meeting if you were a stockholder of record at the close of business on March 26, 2007.

ANNUAL REPORT	Our 2006 annual report, which includes a copy of our annual report on Form 10-K, accompanies this proxy statement.

VOTING	EVEN IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE PROMPTLY VOTE IN ONE OF THE FOLLOWING WAYS SO THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AND VOTED AT THE ANNUAL MEETING:

1. CALL THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card;

2. VOTE VIA THE INTERNET on the website shown on the proxy card; or

3. MARK, SIGN, DATE AND RETURN the enclosed proxy card in the postage-paid envelope.

By order of the Board of Directors,

Brian K. Shore
Secretary

Tulsa, Oklahoma
April 10, 2007

THE WILLIAMS COMPANIES, INC.
One Williams Center
Tulsa, Oklahoma 74172

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
May 17, 2007

Our Board of Directors (the “board”) solicits your proxy for the 2007 Annual Stockholders’ Meeting to be held at 11:00 a.m. Central Time on May 17, 2007 at the Williams Resource Center Theater, One Williams Center, Tulsa, Oklahoma, and at any postponement or adjournment of the meeting, for the purposes set forth in the “Notice of Annual Meeting of Stockholders.” Unless the context otherwise requires, all references in this proxy statement to “Williams,” “the company,” “we,” “us,” and “our” refer to The Williams Companies, Inc. and its consolidated subsidiaries.

Record Date and Stock Ownership

You may attend or vote at the annual meeting if you were a stockholder of record of our stock at the close of business on March 26, 2007 (the “record date”). If a broker holds your shares and you would like to attend the meeting, please bring a copy of your account statement or a proxy card, which you can obtain from your broker. The majority of the shares of common stock outstanding on the record date must be present in person or by proxy to have a quorum. On the record date, we had 598,418,364 shares of common stock outstanding. We made copies of this proxy statement available to stockholders beginning on April 10, 2007.

Submitting or Revoking your Proxy

Your vote is important. You may vote your shares in any one of the following ways:

•	CALL THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card;

•	VOTE VIA THE INTERNET on the website shown on the proxy card;

•	MARK, SIGN, DATE AND RETURN the enclosed proxy card in the postage-paid envelope; or

•	ATTEND the annual meeting: You can vote your shares in person at the annual meeting by marking the enclosed proxy card and bringing it with you.

When you complete and submit your proxy card, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. When you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

•	FOR the election of the nominees for directors set forth in Proposal 1;

•	FOR the ratification of the independent auditors set forth in Proposal 2;

•	FOR the approval of The Williams Companies, Inc. 2007 Incentive Plan set for in Proposal 3; and

•	FOR the approval of The Williams Companies, Inc. 2007 Employee Stock Purchase Plan set forth in Proposal 4.

You may revoke or change a proxy vote in one of the following ways: (1) by voting again by telephone or on the Internet; (2) prior to its exercise, by delivering written notice of revocation of your proxy vote to our secretary at One Williams Center, MD 47, Tulsa, Oklahoma 74172; (3) by executing and returning a later dated proxy; or (4) by attending the annual meeting and voting in person.

Matters to be Voted On

You will be voting on the following:

•	Election of four of our directors;

•	Ratification of Ernst & Young LLP as our independent auditors for 2007;

•	Approval of The Williams Companies, Inc. 2007 Incentive Plan;

•	Approval of The Williams Companies, Inc. 2007 Employee Stock Purchase Plan; and

•	Other business properly coming before the annual meeting.

Requisite Votes

You will have one vote for every share of Williams’ common stock that you own on the record date. The matters discussed herein to be voted on at the annual meeting including the election of directors will be decided by a majority of the votes cast by the stockholders. However, other matters that may properly come before the annual meeting may require more than a majority vote under our by-laws, the laws of the state of Delaware, our restated certificate of incorporation, or other applicable laws.

The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the annual meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or the Internet, or if you vote in person at the annual meeting.

Abstentions and broker “non-votes” are counted as present and entitled to vote for determining a quorum. Broker “non-votes” are shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner. For purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though those shares are considered present and entitled to vote for quorum purposes and may be entitled to vote on other matters.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our restated certificate of incorporation, as amended, provides for three classes of directors of as nearly equal size as possible and further provides that the total number of directors shall be determined by resolution adopted by the affirmative vote of a majority of the board, except that the total number of directors may not be less than five nor more than 17. The term of each class of directors is normally three years, and the term of one class expires each year in rotation.

Four individuals, all of whom currently serve as directors, have been nominated for election for three-year terms as directors at the annual meeting. Eight directors will continue in office to serve pursuant to their prior elections. In order to maintain balance in the three classes of directors, as required by our by-laws, Dr. Kathleen B. Cooper, who was identified by our lead director, Mr. W.R. Howell, was appointed to the board in September 2006 as a Class III director. In accordance with the recommendation of the nominating and governance committee, the board proposes that the following nominees be elected:

•	Kathleen B. Cooper;

•	William R. Granberry;

•	Charles M. Lillis; and

•	William G. Lowrie.

The persons named as proxies in the accompanying proxy, who have been designated by the board, intend to vote, unless otherwise instructed in such proxy, for the election of Drs. Kathleen B. Cooper and Charles M. Lillis and Messrs. William R. Granberry and William G. Lowrie. Should any nominee named herein become unable for any reason to stand for election as a director, the persons named in the proxy will vote for the election of such other person or persons as the nominating and governance committee may recommend. The board may propose to replace such nominee or, if none, the nominating and governance committee will recommend that the size of the board be reduced. We know of no reason why any of the nominees will be unavailable or unable to serve.

The names of the nominees and the directors whose terms of office will continue after the 2007 annual meeting, their principal occupations during the past five years, other directorships held and certain other information are set forth below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NAMED IN PROPOSAL 1.

Standing for Election — Class III, Terms Expire May 2010

Kathleen B. Cooper, Age 62

Director since September 2006. Dr. Cooper is the dean of the College of Business Administration at the University of North Texas and has served in that capacity since October 2005. From 2001 - 2005, she was the under secretary for economic affairs at the U.S. Department of Commerce.

William R. Granberry, Age 64

Director since November 2005. Mr. Granberry is a member of Compass Operating Company, LLC, an oil and gas exploration, development and producing company with operations in West Texas and Southeast New Mexico. From 1999 through September 2004 he managed investments and consulted with oil and gas companies. Mr. Granberry was president and chief operating officer of Tom Brown, Inc. from 1996 to 1999. Tom Brown, Inc. was an oil and gas company with exploration, development, acquisition and production activities throughout the central United States.

Charles M. Lillis, Age 65

Director since 2000. Dr. Lillis is a co-founder and principal of LoneTree Capital Management LLC, a private equity investing group with headquarters in Denver, Colorado. He is also a co-founder and partner of Castle Pines Capital, a group providing creative financial solutions for distribution channels. Dr. Lillis served as the chairman of the board and chief executive officer of MediaOne Group, Inc. from its inception in 1995 through the acquisition of MediaOne by AT&T Corp., which was completed in 2000. Dr. Lillis is a director of SUPERVALU Inc., Medco Health Solutions, Washington Mutual and SomaLogic Inc.

William G. Lowrie, Age 63

Director since 2003. Mr. Lowrie is a retired deputy chief executive officer of BP Amoco PLC, where he spent his entire 33-year career holding various positions of increasing responsibility at Amoco. Mr. Lowrie also serves on the board of The Ohio State University Foundation.

Directors Continuing in Office

Irl F. Engelhardt, Age 60, Class II, Term Expires May 2009

Director since July 2005. Mr. Engelhardt has served as chairman of Peabody Energy Corporation or its predecessor companies since 1993, and as chief executive officer from 1990 to 2005. He serves on the boards of directors of Peabody Energy and Valero Energy Corporation and is chairman of The Federal Reserve Bank of St. Louis.

William E. Green, Age 70, Class II, Term Expires May 2009

Director since 1998. Mr. Green is founder of William Green & Associates, a Palo Alto, California law firm and has been with the firm since 1974. He also serves as vice president, general counsel and secretary of AIM

Broadcasting, LLC. He is a former trustee of Rochester Savings Bank. Mr. Green serves on the boards of Kids in Common, Inc. and Philanthropic Ventures, Inc.

W.R. Howell, Age 71, Class II, Term Expires May 2009

Director since 1997. Mr. Howell is chairman emeritus of J.C. Penney Company, Inc., a major retailer. He was chairman of the board and chief executive officer of J.C. Penney from 1983 to 1996. He is a director of American Electric Power Company, ExxonMobil Corporation, Halliburton Company and Pfizer, Inc. He is also a director of Deutsche Bank Trust Corporation and Deutsche Bank Trust Company Americas, non-public wholly-owned subsidiaries of Deutsche Bank AG.

George A. Lorch, Age 65, Class II, Term Expires May 2009

Director since 2001. Mr. Lorch is chairman emeritus of Armstrong Holdings, Inc. From 1996 through April 2000, he served as chairman of the board and chief executive officer of Armstrong World Industries, Inc. He served as chairman of the board and chief executive officer of Armstrong Holdings, Inc. from May to August of 2000. Mr. Lorch serves on the boards of Pfizer, Inc., and Autoliv, Inc. He also serves on the boards of HSBC Finance and HSBC North America Holding Co., both UK entities of HSBC LLC London. Neither are publicly held companies.

Juanita H. Hinshaw, Age 62, Class I, Term Expires May 2008

Director since 2004. Ms. Hinshaw is the retired senior vice president and chief financial officer of Graybar Electric Company. She joined Graybar Electric Company in May 2000. Graybar Electric Company is an employee owned provider of electrical and telecommunications product distribution services. Prior to joining Graybar Electric Company, she was with Monsanto Company for fifteen years. She also serves on the board of directors of Insituform Technologies, Inc., IPSCO, Inc. and SYNERGETICS USA, INC.

Frank T. MacInnis, Age 60, Class I, Term Expires May 2008

Director since 1998. Mr. MacInnis is chairman of the board and chief executive officer of EMCOR Group, Inc., one of the world’s largest electrical and mechanical construction and facilities management groups, and has been since 1994. Mr. MacInnis is also chairman of the board and chief executive officer of ComNet Communications, Inc. He is also a director of ITT Inc. and the Greater New York Chapter of the March of Dimes.

Steven J. Malcolm, Age 58, Class I, Term Expires May 2008

Director since 2001. Mr. Malcolm was elected chief executive officer of Williams in January 2002 and chairman of the board in May 2002. He was elected president and chief operating officer of Williams in September 2001. Prior to that, he was an executive vice president of Williams since May 2001, president and chief executive officer of Williams Energy Services, LLC, a subsidiary of Williams, since December 1998 and the senior vice president and general manager of Williams Field Services Company, a subsidiary of Williams since November 1994. Mr. Malcolm also serves on the boards of BOK Financial Corporation and Bank of Oklahoma N.A.

Janice D. Stoney, Age 66, Class I, Term Expires May 2008

Director since 1999. Ms. Stoney retired as executive vice president of U S WEST Communications, Inc. in 1992. She also serves on the board of directors of Whirlpool Corporation, Gordman’s and Swanson Corp.

CORPORATE GOVERNANCE

Our board takes corporate governance very seriously and is committed to sound corporate governance practices. The board of directors has the responsibility for establishing broad corporate policies and for our overall performance and the operation of the company by the chief executive officer (“CEO”) and other officers. Our directors have the responsibility of evaluating and approving our business strategies and financial objectives and for monitoring their successful execution. They are responsible for succession planning for management and assessing the performance of the CEO and setting compensation accordingly, as well as reviewing senior executive officers’

goals and compensation. Our directors focus on ensuring that we have the best management processes in place to run the company legally, ethically and successfully. The board is concerned about stockholder value, employee attitudes, customers, suppliers and the communities in which we operate. Our corporate governance guidelines are available on our website at http://www.williams.com and are also attached as Appendix A to this proxy statement.

The board understands and expects that a director who has a material change in his or her status including a change in his or her principal business association will promptly offer his or her resignation from the board in order to provide the nominating and governance committee the opportunity to assess each situation based on the individual circumstances and make a recommendation to the board as to whether to accept the resignation. The board is free to accept or reject the resignation.

Majority Vote Standard

The board has amended our by-laws to adopt a majority vote standard for the election of directors in uncontested elections. The board also revised our corporate governance guidelines to provide for director resignations in the event a director fails to receive a majority of the votes cast in an uncontested election. We hold an irrevocable resignation for each director. If a director fails to receive the required votes for election, the nominating and governance committee will act on an expedited basis to determine whether to accept the resignation. The nominating and governance committee will then submit its recommendation for consideration by the board. The board will act on the recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results. The board expects the director whose tendered resignation is under consideration to abstain from participating in any decision regarding that tendered resignation. The nominating and governance committee and the board may consider any factors they deem relevant in deciding whether to accept a director’s tendered resignation. If the board accepts a director’s tendered resignation, the nominating and governance committee shall recommend to the board whether to fill such vacancy or reduce the size of the board.

Board Meetings

The full board met ten times in 2006. Further, the non-management directors met six times without the chairman of the board and chief executive officer present. No director attended fewer than 85% of the aggregate of the board and committee meetings held in 2006.

Our board members actively participate in board and committee meetings. Generally, materials are distributed to our board members one week in advance of each regular board meeting. To facilitate active participation, board members are expected to review the materials in advance of the meetings. The board and each of the board committees also conduct self-assessments. The nominating and governance committee also conducts individual director evaluations of all directors.

During the year, the board meets with management to discuss and approve strategic plans, financial goals, capital spending and other factors critical to successful performance. A mid-year review of progress on objectives and strategies is conducted. During board meetings, directors review key issues and financial performance. The board meets privately with the CEO six times per year and meets in executive session at each board meeting and additionally as required. The board assesses CEO performance and oversees executive officer development and succession. Further, the CEO communicates regularly with the members of the board via e-mail or fax on important business opportunities and developments. In 2006, the board also held two of its regularly scheduled meetings at one of our field locations to further the directors’ education about our operations.

Director Independence

The board of directors has adopted director independence standards, which are available on our website at http://www.williams.com and attached as Attachment A to our corporate governance guidelines attached as Appendix A to this proxy statement.

The board of directors has affirmatively determined that each of Dr. Cooper, Mr. Engelhardt, Mr. Granberry, Mr. Green, Ms. Hinshaw, Mr. Howell, Dr. Lillis, Mr. Lorch, Mr. Lowrie, Mr. MacInnis and Ms. Stoney is an “independent director” under the current listing standards of the New York Stock Exchange (“NYSE”) and our director independence standards. In so doing, the board determined that each of these individuals met the “bright line” independence standards of the NYSE. In addition, the board considered transactions and relationships between each director and any member of his or her immediate family and the company and its affiliates and subsidiaries. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. The board considered the fact that Mr. Howell also serves on the boards of American Electric Power Company, Inc., ExxonMobil Corporation and Halliburton, each of which is a customer of ours or performs services for us. The board considered the fact that Dr. Lillis serves on the board of Medco Health Solutions, Inc., a company that provides services to the company. The board also considered the fact that Mr. Engelhardt also serves on the board of Valero Energy Corporation, which is a customer or performs services for us. The board noted that, since Messrs. Engelhardt and Howell and Dr. Lillis do not serve as executive officers and do not own a significant amount of stock of any of these companies, these relationships are not required to be reported under the caption “Certain Relationships and Related Transactions” in this proxy statement. Accordingly, the board concluded that these relationships are not material and affirmatively determined that all of the directors mentioned above are independent. Mr. Malcolm is not considered to be independent because of his employment as an executive officer of the company.

No member of our board of directors serves as an executive officer of any non-profit organization to which we made contributions within any single fiscal year of the preceding three years that exceeded the greater of $1 million or 2% of such organization’s consolidated gross revenues. Further, in accordance with the director independence standards, the nominating and governance committee determined that there were no discretionary contributions to a non-profit organization with which a director, or a director’s spouse, has a relationship that impact the directors’ independence.

Director Attendance at Annual Meeting of Stockholders

We have a policy regarding board member attendance at our annual meeting of stockholders. All board members are expected to attend our annual meeting of stockholders. All of the then-current board members attended the 2006 annual meeting of stockholders.

Lead Director

Mr. W. R. Howell currently serves as the lead director. The lead director presides over executive sessions of the independent directors, consults with our chairman of the board and our secretary to establish an agenda for each board meeting, oversees the flow of information to the board, acts as liaison between the independent directors and management and is available to consult and communicate with stockholders as appropriate.

Board Committees

The board has established standing committees to consider designated matters. The committees of the board are audit, compensation, finance, and nominating and governance. The board has also established an ad hoc litigation committee. In accordance with our by-laws, the board annually elects from its members the members and the chairman of each committee. The board has determined that each of the members of the audit committee, compensation committee, and nominating and governance committee is independent as defined by the rules of the NYSE. The standing committees report to the full board at each regular board meeting.

Board Committee Membership and Number of Meetings in 2006

The following is a description of each of the committees and committee membership as of December 31, 2006.

Nominating
and
	Audit	Compensation	Finance	Governance
	Committee	Committee	Committee	Committee

Kathleen B. Cooper		✓	✓
Irl F. Engelhardt	✓		✓
William R. Granberry	✓

Nominating
and
	Audit	Compensation	Finance	Governance
	Committee	Committee	Committee	Committee

William E. Green	✓			✓
Juanita H. Hinshaw	✓		✓
W. R. Howell		●		✓
Charles M. Lillis	✓		●
George A. Lorch		✓		✓
William G. Lowrie	●		✓
Frank T. MacInnis		✓		●
Steven J. Malcolm
Janice D. Stoney		✓	✓
Number of Meetings in 2006	11	9	6	6

●	= Chairperson

✓	= Committee Member

Audit Committee

Our board has determined that all members of the audit committee are financially literate as defined by the rules of the NYSE. The audit committee is governed by a written charter approved by the board. Among its duties and responsibilities, the audit committee is responsible for appointing, setting compensation and overseeing the work of Ernst & Young LLP, our independent auditors. It also discusses our earnings press releases and our policies with respect to risk assessment and management and has certain oversight responsibilities with respect to our internal auditor. Further, information regarding the functions performed by the audit committee is set forth in the “Report of the Audit Committee” included in this proxy statement and the audit committee charter. The audit committee charter is available on our website at http://www.williams.com and is attached as Appendix B to this proxy statement.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors.  The audit committee is responsible for appointing, setting compensation and overseeing the work of Ernst & Young LLP, our independent auditors. The audit committee has established a policy regarding pre-approval of all audit and non-audit services provided by Ernst & Young LLP.

On an ongoing basis, our management presents specific projects and categories of service to the audit committee for which advance approval is requested. The audit committee reviews those requests and advises management if the audit committee approves the engagement of Ernst & Young LLP. On a periodic basis, our management reports to the audit committee regarding the actual spending for such projects and services compared to the approved amounts. The audit committee may also delegate the ability to pre-approve audit and permitted non-audit services, excluding services related to the company’s internal control over financial reporting, to a subcommittee of one or more committee members, provided that any such pre-approvals are reported on at a subsequent audit committee meeting. In 2006, 100% of Ernst & Young LLP’s fees were pre-approved by the audit committee.

Our audit committee’s pre-approval policy with respect to audit and non-audit services is attached as Attachment A to Appendix B to this proxy statement.

Transactions with Related Persons.  The board has adopted written policies and procedures with respect to related person transactions. The policies and procedures are part of the audit committee charter. See Attachment C to the audit committee charter attached as Appendix B to this proxy statement. The audit committee is responsible for reviewing all transactions with related persons, promoters and certain control persons. The chair of the audit committee is responsible to review related person transactions in the event it is impractical to convene a committee meeting prior to entering into a related person transaction. The audit committee or the chair in good faith shall approve only those related person transactions that are in, or not inconsistent with our best interests and the best interests of our stockholders. Any proposed related person transaction involving a member of the board of directors or our chief executive officer shall be reviewed and approved by the full board of directors.

Audit Committee Financial Expert and Independence.  The board has determined that Ms. Juanita H. Hinshaw, Mr. Irl F. Engelhardt and Dr. Charles M. Lillis qualify as “audit committee financial experts” as defined by the rules of the SEC. All members of the audit committee are independent of management as defined by the rules of the NYSE.

Simultaneous Service on Audit Committees.  The board has determined that the simultaneous service on four public company audit committees by Ms. Juanita H. Hinshaw does not impair her service on our audit committee.

Compensation Committee

The compensation committee oversees and directs the design and implementation of strategic compensation programs for our executive officers that align the interests of our executive officers with those of our stockholders. The compensation committee’s key responsibilities include:

•	Approving executive compensation philosophy, policies and programs;

•	Recommending to the board incentive and equity-based compensation plans;

•	Related to the chief executive officer:

— Setting corporate goals and objectives for compensation;

—	Evaluating performance in light of those goals and objectives; and

—	Recommending to the independent directors the chief executive officer’s compensation level, including salary, incentive-compensation, equity-based compensation and any other remuneration.

•	Related to other executive officers:

—	Setting corporate goals and objectives for compensation;

—	Evaluating each executive officer’s performance in light of those goals and objectives; and

—	Approving the executive officers’ compensation including salary, incentive compensation, equity-based compensation and any other remuneration.

•	Maintaining certain settler responsibilities for general employee benefits matters as detailed under the company’s ERISA plans.

A more complete description of the compensation committee’s responsibilities and functions is summarized in the compensation committee’s charter, which can be found on our website at http://www.williams.com. The charter provides that the compensation committee has full authority to engage independent advisors and consultants and provides for at least annual committee evaluations. The compensation committee charter does not provide for any delegation of the committee’s duties.

The compensation committee has retained the services of Mercer Human Resource Consulting, an independent executive compensation consulting firm to provide:

•	Independent competitive market data and advice related to the chief executive officer’s compensation level and incentive design;

•	Review and observations related to management-developed market data and recommendations on compensation levels, incentive mix, and incentive design;

•	A review of our compensation levels, performance, and incentive design compared to an industry peer group; and

•	Information on executive compensation trends and implications for us.

The consultant was selected by the compensation committee and, reports to the chairman of the compensation committee. The compensation committee has the authority to determine the scope of the consulting firm’s services and retains the right to terminate the consultant’s engagement at any time. Mercer Human Resource Consulting also performs limited compensation services for the company.

Consistent with the listing requirements of the NYSE, the compensation committee is composed entirely of independent, non-employee members of the board of directors. Each year, we review any and all relationships that each director may have with the company and the board of directors reviews the company’s findings. The board of directors has determined that none of the compensation committee members has any material business relationships with the company. During 2006, none or our executive officers served on the compensation committee (or any committee performing equivalent functions, or the board of directors, or any other entity whose executive officers served on the compensation committee or on our board of directors.

In most cases, our chief executive officer provides recommendations to the compensation committee on compensation issues involving our executive officers other than the CEO. The compensation committee, or in the case of the CEO, the independent members of the full board, makes the final decisions on material compensation issues for all or our executive officers, including the CEO. Further detail is provided in the section entitled “Compensation Discussion and Analysis.”

Finance Committee

The finance committee has the primary responsibility for overseeing appropriate alignment between our financing strategies and our business units’ operating plans and acquisitions or other investment opportunities, as well as reporting to the full board, as appropriate, that the key elements of our balance sheet are structured in a manner that allow the business units’ operating plans and investment opportunities to be executed.

A copy of the governing charter of the finance committee is available on our website at http://www.williams.com. The charter provides that the finance committee has full authority to engage independent advisors and consultants and provides for at least annual committee evaluations.

Nominating and Governance Committee

The nominating and governance committee’s governing charter is available on our website at
http://www.williams.com. The charter provides that the nominating and governance committee has full authority to engage independent advisors and consultants. The nominating and governance committee is responsible for identifying and recommending candidates to fill vacancies on the board as such vacancies occur, as well as the slate of nominees for election as directors by the stockholders at each annual meeting of stockholders. Additionally, the nominating and governance committee recommends to the board the individual to be the chairman of the board and CEO. The nominating and governance committee reviews and reports to the board on a periodic basis regarding matters of corporate governance. The nominating and governance committee is responsible for reviewing annually and making recommendations to the board as to whether each non-management director is independent as defined by the NYSE and our director independence standards and otherwise qualified in accordance with applicable law or regulation. The nominating and governance committee also is responsible for reviewing the compensation of non-management directors and recommending changes in non-management director compensation to the board of directors. The nominating and governance committee also reviews the continuing qualifications of incumbent directors including any changes to a director’s primary activity and all board committee charters for effective corporate governance. The nominating and governance committee evaluates annually the performance of the nominating and governance committee and the board as a whole. The code of business conduct and ethics is reviewed for compliance annually and changes are recommended to the board as necessary.

Mercer Human Resource Consulting, the same consultant that provides services to the compensation committee, also provides competitive market data and advice to the nominating and governance committee on non-management director compensation.

Consideration of nominees.  For board membership, the nominating and governance committee considers the appropriate balance of experience, skills and characteristics that best suits our needs and the needs of our stockholders. The nominating and governance committee develops long-term board succession plans to ensure that the appropriate balance is maintained. The nominating and governance committee is committed to nominating candidates that are independent as defined by the rules of the NYSE and our director independence standards. The nominating and governance committee also seeks to ensure that each member of the audit committee meets the financial literacy requirements of the NYSE and that at least one audit committee member qualifies as an “audit committee financial expert” under the SEC’s rules.

Qualifications of nominees.  The nominating and governance committee seeks director candidates with the following qualifications:

•	an understanding of business and financial affairs and the complexities of a business organization. Although a career in business is not essential, the nominee should have a proven record of competence and accomplishments through leadership in industry, education, the professions or government and should be willing to maintain a committed relationship with the company as a director;

•	genuine interest in representing all of the stockholders and the interest of the company overall;

•	a willingness and ability to spend the necessary time to function effectively as a director;

•	an open-minded approach to matters and the resolve to make up his or her own mind on matters presented for consideration;

•	a reputation for honesty and integrity beyond question; and

•	independence as defined by the NYSE and qualifications otherwise required in accordance with applicable law or regulation.

Stockholder nominations.  The nominating and governance committee will consider written recommendations from stockholders for director nominations. You should submit any recommendations to our secretary at One Williams Center, MD 47, Tulsa, Oklahoma 74172. In accordance with our by-laws, written recommendations from stockholders for director nominations for consideration at our 2008 annual meeting must be submitted between January 16, 2008, and February 15, 2008.

The recommendation must set forth:

•	the name, age, business address and residence of the person;

•	the principal occupation or employment of the person;

•	the class or series and number of shares of capital stock of the company which are owned beneficially or of record by the person; and

•	any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

The proposal must also set forth the following information as to the stockholder giving the notice:

•	the name and record address of such stockholder;

•	the class or series and number of shares of capital stock of the company which are owned beneficially or of record by such stockholder;

•	a description of all arrangements or undertakings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such stockholder;

•	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice; and

•	any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

The notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Identification and evaluation of nominees.  The nominating and governance committee identifies candidates who meet the qualifications for selection as a nominee and possess the specific experience, skills and characteristics being sought based on input from board members and others. The nominating and governance committee has retained a search firm to assist the committee in identifying, recruiting and evaluating director candidates meeting the committee’s criteria. In 2006, the nominating and governance committee paid fees to the search firm to assist with identifying and evaluating director candidates including Dr. Kathleen Cooper.

In evaluating director candidates, regardless of the source of the nomination, the nominating and governance committee will consider:

•	the current composition of the board as a whole;

•	the requisite characteristics of each candidate; and

•	the performance and continued tenure of incumbent board members.

Director candidates are evaluated by the nominating and governance committee by reviewing all available biographical information and qualifications and checking references. Qualified candidates are interviewed by the chairman of the board and at least one member of the nominating and governance committee. Candidates may then meet with other members of the board and senior management. Using all available information, the nominating and governance committee evaluates the candidates to determine if they are qualified to serve as a director and whether they should be recommended to the full board for nomination for election by the stockholders or appointed to fill a vacancy.

To date, the company has not received any stockholder recommendations for director nominees. The same evaluation process will be used by the nominating and governance committee to evaluate stockholder nominees.

Stock Ownership Guidelines

The board recommends that all directors, consistent with their responsibilities to the stockholders of the company as a whole, hold an equity interest in the company by acquiring and holding company stock with a value equivalent to three times the annual director retainer, exclusive of committee or committee chair fees, paid to each director in the company’s most recently completed full fiscal year. Non-management directors should satisfy this standard within five years from the date the director joins the board or the adoption of the policy in November 2005. The board also recommends that all executive officers, consistent with their responsibilities to the stockholders of the company as a whole, hold an equity interest in the company. Accordingly, the chief executive officer should acquire and hold company stock with a value equivalent to five years’ base salary. Each other executive officer of the company should acquire and hold company stock with a value equivalent to three years’ base salary. Executive officers should satisfy this standard within five years from the date of becoming an executive officer or the adoption of the policy in November 2005. All executive officers were in compliance with the stock ownership guidelines upon adoption. All directors, with the exception of the directors appointed after 2003, are in compliance with the stock ownership guidelines.

Communications with Directors

Any stockholder or other interested party may communicate with our directors, individually or as a group, by contacting our secretary or the lead director. The contact information is maintained on the Investor page of our website at http://www.williams.com.

The current contact information is as follows:

The Williams Companies, Inc.
One Williams Center, MD 47
Tulsa, Oklahoma 74172
Attn: Lead Director

The Williams Companies, Inc.
One Williams Center, MD 47
Tulsa, Oklahoma 74172
Attn: Corporate Secretary
Email: brian.shore@williams.com

All such communications will be forwarded to the relevant director(s) except for solicitations or other matters not related to our company.

Other Corporate Governance Information

We have established a program for new director orientation. The orientation program includes private meetings with senior management for each business segment to ensure that the new director becomes familiar with our businesses.

We have adopted a guideline limiting the number of public boards on which our directors may serve to no more than five (including our board). All directors were in compliance with the guideline upon adoption.

We have adopted rules of conduct that are applicable to our in-house and outside attorneys who are practicing before the Securities and Exchange Commission (“SEC”) on our behalf.

We have also established disclosure committees that are designed to ensure full and timely disclosure of information in all public filings.

We believe the corporate governance guidelines and other steps taken by the board and the company help ensure sound governance practices.

Compensation of Directors

Management directors receive no additional compensation for serving on the board or board committees. For their service, non-management directors receive $110,000 annual retainer, half paid in cash and half in stock and a stock option grant of 6,000 shares. The chairpersons of the compensation, finance, and nominating and governance committees also receive an annual retainer of $10,000. The chairperson of the audit committee also receives an annual retainer of $15,000. In addition, the lead director receives a retainer of $20,000. The compensation received by each director in 2006 is outlined in the table below:

						Change in
						Pension
						Value and
	Fees		Fees			Nonqualified
	earned		earned		Non-Equity	Deferred
	or paid		or paid	Option	Incentive Plan	Compensation	All Other
Name	in cash		in Stock	Awards	Compensation	Earnings	Compensation(6)	Total

Kathleen B. Cooper	$41,250	(1)	$41,268	$46,485	—	—	—	$129,003
Irl F. Engelhardt	$55,000		$54,994	$47,220	—	—	—	$157,214
William R. Granberry	$55,000		$54,994	$47,220	—	—	—	$157,214
William E. Green	$55,000		$54,994	$47,220	—	—	—	$157,214
Juanita H. Hinshaw	$55,000		$54,994	$47,220	—	—	—	$157,214
William R. Howell	$85,000	(2)	$54,994	$47,220	—	—	—	$187,214
Charles M. Lillis	$65,000	(3)	$54,994	$47,220	—	—	—	$167,214
George A. Lorch	$55,000		$54,994	$47,220	—	—	—	$157,214
William G. Lowrie	$70,000	(4)	$54,994	$47,220	—	—	—	$172,214
Frank T. MacInnis	$65,000	(5)	$54,994	$47,220	—	—	—	$167,214
Janice D. Stoney	$55,000		$54,994	$47,220	—	—	—	$157,214
Joseph H. Williams	—		—	—	—	—	$30,368	$30,368

(1)	Dr. Cooper joined the Board September 13, 2006, and received a pro-rated amount based on her service date.

(2)	In addition to the compensation received by each non-management director, Mr. Howell received a $20,000 retainer fee for serving as the lead director and a $10,000 retainer fee for serving as the compensation committee chairperson in addition to all other retainer fees.

(3)	In addition to the compensation received by each non-management director, Dr. Lillis received a $10,000 retainer fee for serving as the finance committee chairperson in addition to all other retainer fees.

(4)	In addition to the compensation received by each non-management director, Mr. Lowrie received a $15,000 retainer fee for serving as the audit committee chairperson in addition to all other retainer fees.

(5)	In addition to the compensation received by each non-management director, Mr. MacInnis received a $10,000 retainer fee for serving as the nominating and governance committee chairperson in addition to all other retainer fees.

(6)	Mr. Williams retired from the Board of Directors in May 2006. Because of his retirement date, Mr. Williams received no compensation for his service in Fiscal Year 2006; however, Williams provided an assistant for Mr. Williams in 2006. The amount shown represents salary, bonus and employer-paid benefits for his assistant until his departure date from the Board of Directors.

Subject to shareholder approval of the 2007 Incentive Plan, for their service non-management directors effective May 17, 2007, will receive $110,000 annual retainer, ($75,000 paid in cash and $35,000 paid in stock retainer) and 3,000 restricted stock units. The chairpersons of the compensation, finance and nominating and governance committees will also receive an additional annual retainer of $10,000. The chairperson of the audit committee will also receive an additional annual retainer of $15,000. In addition, the lead director will receive a retainer of $20,000.

The following table sets forth certain information with respect to the outstanding equity awards held by the directors at the end of 2006.

Outstanding Awards as of Fiscal Year End 2006

Number of
Securities
Underlying
Unexercised Options
Name	Exercisable

Kathleen B. Cooper	4,500
Irl F. Engelhardt	12,000
William R. Granberry	9,000
William E. Green	57,429
Juanita H. Hinshaw	15,000
William R. Howell	61,786
Charles M. Lillis	28,536
George A. Lorch	43,631
Frank T. MacInnis	55,977
Janice D. Stoney	50,893

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

We are focused on expanding the business and executing our strategy for growth and value creation. Our executive compensation program is designed to attract, retain, and motivate key talent with the leadership and skills necessary for successful implementation of our strategy and long-term success of our company.

Effective in 2004 we adopted Economic Value Added (EVA®) as a management tool. We believe that EVA® aligns management’s interests closely with the interests of stockholders and is the best driver of stockholder value at this time for our company. Stated simply, EVA® is the difference between profits from operations and the opportunity cost associated with the capital employed in those operations. We believe that over time improvement in EVA® corresponds with growth in stockholder value.

EVA® is part of our culture and has created improved financial discipline including allocation of capital, which has proved beneficial in positioning the company for future growth and creating value for our stockholders. Through our emphasis on EVA®, our operating managers consider both the earnings and cash flow they generate and the associated capital required. Specifically our focus on EVA® has strengthened our ability to:

•	Improve operating efficiency;

•	Invest in projects that create value for our stockholders;

•	Liquidate or curtail investments that do not create value; and

•	Reduce our cost of capital.

To be effective as a management tool we believe EVA® must be part of the culture and be incorporated into management reporting, operations, and compensation.

In addition to financial performance and other business objectives, our executives must demonstrate high ethical standards, take actions in the interest of the entire company, and build both the future leadership team and business.

Our executive compensation program is administered by the compensation committee of our board of directors. The role of the compensation committee is to oversee and direct the design and implementation of strategic compensation programs aligning the interests of our executive officers with those of our stockholders. Please refer to the compensation committee section for a discussion of the process followed by the compensation committee.

The Company’s Executive Compensation Philosophy

The compensation committee uses several different compensation elements that are linked to both our short- and long-term performance in the executive compensation program.

The following principles influence the design and administration of our executive compensation program:

Compensation should reinforce our business objectives and values

Compensation programs should reinforce our business strategy and long-term stockholder value creation. As discussed above we believe a focus on EVA® improvement drives desired outcomes. Additionally compensation programs should support and reward achieving business objectives consistent with our core values.

A significant portion of an executive officer’s total compensation should be variable based on performance

A significant portion of a named executive officer’s compensation should be tied not only to company performance, but also business unit and individual performance against both financial and non-financial goals and objectives When our performance is better than the objectives established for the relevant performance period, executive officers should be paid more than the initial target award (typically set at the competitive median). When our performance does not meet key objectives, incentive award payments should be less than target.

Incentive compensation should balance short-term, intermediate, and long-term performance

The design of our executive compensation program seeks to strike a balance between achieving strong short-term, or annual, results and ensuring our long-term viability and success. The mix of components varies each year based on competitive market conditions and strategic business needs.

Incentives should align interest of executives with stockholders

Incentives should be designed to link the interest of named executive officers to our stockholders. This should be accomplished through performance measures that drive long-term value creation and programs that facilitate executive stock ownership.

Compensation opportunity should be competitive

To attract and retain executive talent, named executive officers should have market competitive compensation opportunities. Actual compensation earned should be dependent on performance.

Material Elements of the Executive Compensation Program

The material elements of our executive compensation program are:

•	Base salary;

•	Annual cash incentives;

•	Long-term incentives (including equity-based awards); and

•	Other benefits.

Base Salary.  Base salary serves as the foundation of our compensation program. Most other major components of compensation are determined based on a relationship to base salary, including annual and long-term incentives, termination payments, and retirement benefits. Base salary is the part of cash compensation paid to a named executive officer based upon that officer’s responsibilities, experience, sustained individual performance, and contributions to the company.

Base salary levels, as well as annual and long-term incentive opportunities, are determined using competitive market information as a starting point. We develop competitive market data from nationally recognized third-party executive compensation surveys in our industry, as well as general industry for positions where the compensation committee believes the company competes more broadly for executive talent. The committee’s compensation consultant reviews the market data provided by management, and also provides information on compensation levels and incentive program design from our industry comparator group. Our comparator group is developed by the committee’s consultant, with input from management, and is approved by the committee. This year’s comparator group includes 21 companies, consisting of a mix of both direct competitors and similar-sized companies (in terms of annual revenues) within the broader energy industry. Each year the committee reviews the comparator group to validate the list of comparator companies and make any changes if appropriate.

The CEO reviews the competitive market information for the other named executive officers and develops recommended salary levels based on market data, internal equity, and individual performance. Internal equity means maintaining an appropriate relationship between the compensation levels for the named executive officers. The compensation committee reviews the CEO’s recommendations, supporting market data, individual performance information, and approves compensation for each executive. Market data for the CEO is provided by the compensation committee’s outside consultant. Any base salary change made by the compensation committee is developed and approved in executive session without management present, taking into consideration the competitive market and performance. Base salaries for the named executive officers, including the CEO, are set comparable to the market median, with potential individual variation from median due to experience, skills, and contribution as part of our pay-for-performance philosophy.

Annual Cash Incentives.  Over the past several years as we have improved our financial health, annual cash incentives have been a key component to support implementation of EVA® and our business strategy. Annual cash incentives are intended to provide incentives to our named executive officers to make decisions that drive performance on an annual basis, and translate to EVA® improvement, which leads to enhanced stockholder value.

Similar to base salary, the starting point to determine annual cash incentive opportunity (expressed as a percent of base salary) is competitive market information. Using the published survey and comparator group information described under Base Salary, the CEO, in conjunction with Human Resources, develops recommended annual incentive targets based on competitive market information, internal equity and individual performance. The compensation committee reviews and discusses the CEO’s recommendations and approves the annual incentive targets for the other named executive officers. Based on competitive market information provided by the compensation committee’s outside consultant, the compensation committee determines, in executive session without management present, the annual incentive opportunity for the CEO. Annual incentive targets are set consistent with the market median with above-median compensation opportunity for exceptional performance.

Since we implemented EVA® the annual incentive program has been funded upon attainment of an established EVA® improvement target. Applying EVA® measurement to this annual incentive process encourages management to make and apply capital decisions that help drive long-term stockholder value. EVA® is based on the idea of economic profit, namely, that earning profits from an economic as opposed to an accounting perspective requires that a company cover not only all its operating expenses but also all its capital costs. These capital costs include elements such as interest payments and the opportunity cost of equity capital. There are two main components of EVA®: Net Operating Profit after Taxes (NOPAT) and a capital charge.

The general NOPAT calculation begins with segment profit, which is then adjusted for items such as general corporate expense, capitalized interest, interest income on investments, minority interest, equity allowance for funds used during construction, dividend and other income, and income from discontinued operations, and then an economic tax rate is applied. NOPAT may also be adjusted for other items to eliminate unearned windfalls or undue penalties that are not within management’s control. Examples of these adjustments include certain gains, losses and impairments related to assets, unrealized gains and losses from mark-to-market accounting, commodity prices, construction work-in-progress, and other unusual items. Examples of other unusual items include certain litigation matters, natural disasters, and early debt retirement expense.

The capital charge has two primary components: capital employed and the cost of capital. Capital employed is multiplied by the cost of capital to compute a capital charge. The general capital employed calculation begins with total assets and subtracts all non-interest bearing liabilities and minority interest. Other adjustments are then made. Examples of these other adjustments include certain cumulative gains or losses on asset sales, mark-to-market accounting, construction work-in-progress, and other unusual items. The cost of capital includes the after-tax cost of debt and the cost of equity. We use a model, known as the Capital Asset Pricing Model, as an input in estimating the cost of capital.

Determination of EVA® improvement goals for the annual incentive plan begins with our internal planning process and evaluation of the challenges and opportunities for the company as well as each of our business units. EVA® improvement goals are presented to the compensation committee which reviews and approves them at the beginning of each fiscal year.

Shown in the chart below are the EVA® improvement goals for the 2006 annual cash incentive and the resulting payout level:

EVA®	Payout Level as a % of Target
Improvement	(Attainment %)
(In millions)

>$20	Threshold (where incentives start to be earned)
$128	100%
$236	200%
$452	400%

Based on the significant improvement in EVA®, the compensation committee certified performance results of $234 million in EVA improvement and approved a payout level at 198% of target. The strong EVA® performance was reflected in:

•	A 14.4% total return to stockholders over the course of 2006;

•	An increase in the dividend by 20% in 2006;

•	An increase in recurring income from continuing operations after mark-to-market adjustment of 38%;

•	An increase in cash flow from operations by 30% to $1.9 billion;

•	Development activity that increased natural gas production and reserves resulting in significant increase in E&P production;

•	An increase in Midstream’s segment profit by 40%;

•	An increase of 9.5% to 3.7 trillion cubic feet equivalent, in reported year-end 2006 proved U.S. natural gas reserves compared to year-end 2005 reserves;

•	A $1.6 billion Midstream asset sale to Williams Partners L.P. moving us to a 25% incentive distribution level on our general partnership interest; and

•	The Power business entering contracts to capture megawatt sales through 2010 and thereby reducing risk.

The annual incentive pool funds up to a maximum of 400% of target for executive officers. Any award earned above 200% of target is placed in a reserve. The reserve amounts will be paid only if future EVA® threshold levels are met. The purpose of the reserve is to ensure EVA® improvements in a single year are sustained over a longer period of time. In years where threshold EVA® performance is met, one-third of the reserve balance is paid in cash. No interest is applied to the reserve balance and the balance is forfeited if the executive leaves other than for retirement, death, or long-term disability, which provides a retention element to the program.

Actual awards earned by our named executive officers are based on our EVA® improvement and an assessment of individual performance. The CEO reviews the individual performance of each named executive officer which includes business unit EVA® improvement for the business unit leaders and performance of key executive competencies. Executive competencies address how our executives accomplish their objectives, such as how they communicate both inside and outside the organization, effectiveness in building successful teams and potential successors, and other areas of leadership. The CEO may modify the individual awards either up or down based on overall performance and accomplishment of an individual’s executive competencies. The modifications made are fairly modest and in 2006 were less than 25% of target. The compensation committee reviews the CEO’s recommendations, discusses individual performance, and approves annual incentive payments for the named executive officers.

The full board meets in executive session without management present each year to review the CEO’s performance. The session, which is led by the lead director, is conducted without the CEO present. In this session, the board reviews:

•	Evaluations of the CEO completed by each independent board member;

•	The CEO’s written assessment of his own performance compared with the stated goals and objectives; and

•	Evaluations of the CEO completed by each of the other executive officers.

The compensation committee uses this evaluation to make similar adjustments to the CEO’s annual cash incentive award. This review and determination is made in executive session without management present. The compensation committee also has discretion to reduce any annual incentive award if it believes that a reduction is appropriate.

We and the compensation committee recognize that EVA® is a complex financial measure and believe it has been a major contributor to our recent financial success. In any incentive program, there are adjustments to the calculations to reflect extraordinary items. When determining which adjustments are appropriate, we are guided by the principle of ensuring that incentive payments do not result in unearned windfalls or undue penalties. We believe the adjustments improve the alignment of incentives with stockholder value creation. The categories of adjustments to the EVA® calculation are:

•	Gains, losses and impairments,

•	Mark-to-market, commodity price collar, and construction work-in-progress, and

•	Other unusual items.

Examples of unusual items include certain litigation matters, natural disasters, and early debt retirement expenses.

We have retained our independent accountants to perform certain agreed-upon procedures related to our EVA® calculations and provide a report to our management. The agreed upon procedures include comparing components of the EVA® calculation to our established guidelines and procedures, recalculating certain amounts related to our EVA® calculations, and comparing certain amounts used in our EVA® calculations to our underlying books and records.

In addition to these agreed-upon procedures, management as well as the compensation committee’s outside consultant test our relative performance on various measures, including total stockholder return, to an industry comparator group to ensure improvements in EVA® performance are consistently delivering stockholder value. The compensation committee uses these analyses to test our EVA® improvement targets.

Annual incentives are designed to satisfy the requirements for performance-based compensation as defined in Section 162(m) of the Internal Revenue Code and are therefore a tax deductible expense.

Long-Term Incentives.  The purpose of long-term incentives is to align pay with stockholder return, drive sustained performance, create significant and consistent incentives for executive retention, and promote stock ownership.

To determine the annual grant value for long-term incentives we consider the following factors:

•	Competitive market practice on value and mix for base salary, annual incentive target opportunity, and long-term incentive grants;

•	Unique retention concerns and competitive practices;

•	Amount of equity used for compensation by our comparator companies and cost of various long-term incentive alternatives;

•	Resulting total direct compensation values and mix (base salary plus annual incentive, plus grant value of long-term incentives) of different alternatives;

•	Long-term business objectives.

Long-term incentive levels for the named executive officers other than the CEO are recommended by the CEO based on competitive market data, discussed under Base Salary, and internal equity. The compensation committee approves all grants for the named executive officers and determines the grants for the CEO based on market data provided by its outside compensation consultant. In addition to the market data the compensation committee considers performance, compensation mix, and the resulting total direct compensation levels. In general long-term incentive grant values are set consistent with the market median with opportunity for above-median realized compensation when warranted by performance.

When determining compensation mix, we believe that the majority of compensation should be variable based on performance and should include equity which links executives to stockholders. Shown below is the mix for 2006 target total direct compensation:

		Target Annual	Target Long-Term
	Base Salary	Incentive	Incentive
	(Cash)	(Cash)	(Equity)

CEO	15%	15%	70%
Other Named Executive Officers (on average)	25%	17%	58%

The long-term incentive program balances a focus on stock price appreciation and operating and financial performance. It includes three forms of long-term incentive, stock options, performance-based restricted stock units and time-based restricted stock units, to achieve this balance and meet our objectives for the program. The current mix and design has evolved over the past three years from a larger portion of the mix in time-based restricted stock units to a greater emphasis on performance-based equity. The long-term incentive mix for the CEO differs from the other named executive officers due to the desire to have 100% of his long-term incentive directly performance-based. Shown in the chart below is the approximate long-term incentive mix in 2006, as well as the performance drivers and objectives for each plan:

		Performance-Based	Time-Based Restricted
	Stock Options	Restricted Stock Units*	Stock Units*

	Long-Term Incentive Mix
CEO	50%	50%	0%
Other Named Executive Officers	25%	50%	25%

Performance Drivers and Objectives
Performance Drivers	Stock price appreciation (longer-term)	Three-year EVA® improvement (intermediate-term)	Stock price appreciation (intermediate-term)
Objectives	• Stockholder alignment • Stock ownership	• Drive operating and financial performance • Stock ownership	• Retention incentive • Stock ownership

*	These are the same types of grants as those referred to in prior public filings as performance-based and time-based deferred shares.

To determine the actual number of shares for each form of equity, we calculate the number of shares first by determining the total dollar value of equity to be granted based on the target incentive as a percent of base salary. We then divide that total dollar value among different forms of equity (stock options, time-based restricted stock units, and performance-based restricted stock units) based upon the mix of long-term incentives approved by the compensation committee. We convert dollar value to a number of restricted stock units by dividing the dollar value by the 20-day moving average of the stock price calculated five days prior to the grant date, and we do the same for stock options using a Black-Scholes value for the stock options.

Stock options have value only to the extent the price of our common stock on the date of exercise exceeds the exercise price. Stock options granted in 2006 become exercisable in three equal annual installments beginning one year after the grant date.

We typically grant equity compensation in February or early March of each year.

The grant date of equity compensation is at least two days after the release of year-end earnings, or the compensation committee meeting where the grants are approved if that meeting is after the earnings release. The grant date for off-cycle grants for individuals that are not executive officers, for reasons such as retention or new hires, is the first business day of the month following the approval of the grant. The purpose of this approach is to remove option grant timing from the influence of the release of material information. The compensation committee approves all equity grants to executive officers and the grant date for such awards is on or after the date such approval is obtained taking into consideration the influence of the release of material information.

To further strengthen the relationship between pay and performance, the performance-based restricted stock units are earned only upon our attaining specific EVA® improvement goals and the named executive officer’s continued employment. Actual performance against EVA® improvement goals between threshold and stretch levels would result in executives earning between 0% (threshold achievement) and 200% (stretch achievement) of the target shares. Unearned units would be forfeited at the end of the three year performance period.

Three-year EVA® improvement is used as a long-term performance measure to further drive and reinforce actions leading to desired EVA® results and to extend this focus over multiple years. This longer-term EVA® focus is intended to help achieve sustained financial improvement and align with longer-term stockholder interest.

In developing three-year performance expectations the committee considers circumstances facing the company and each business unit, as well as challenges facing the industry. EVA® improvement is required for these awards to be earned. 2006 was the first year we implemented a program with three-year EVA® goals. Our intent is to establish three-year goals each year where the probability or level of difficulty to achieve target is consistent. In setting these goals, we expect that the performance will be at the threshold level (to achieve a minimum payout) about 10-20% of the time, that the performance will be at the stretch level (to achieve a maximum or 200% payout) about 10-20% of the time, and that performance will be at the target level (to achieve a 100% payout) about 70-80% of the time.

For awards granted in 2006, three-year performance will be the cumulative EVA® improvement for 2006 through 2008, as approved by the compensation committee at the end of the period. When calculating EVA® performance the adjustments and discretion described under Annual Cash Incentives will apply to this program. Individual performance is not included in determining the actual number of shares earned.

Time-based restricted stock unit awards provide for the future receipt of shares of our common stock and will be earned by an executive officer only if the individual continues to be employed by the company. These grants were introduced in 2002, primarily as a retention device during a period of uncertainty and instability in our executive population. We continue to utilize this type of equity primarily for retention purposes due to continued volatility in the industry and executive movement, but as mentioned above have gradually reduced its importance over the past three years. In addition to retention, time-based restricted stock units facilitate stock ownership.

During the three-year performance period for performance-based restricted stock units and the vesting period for time-based restricted stock units, each unit entitles the recipient to receive quarterly payments from the company equal to the quarterly dividends on one share of our common stock. For restricted stock unit awards made in 2007 and thereafter, the recipients will not be entitled to receive similar dividend equivalents.

When designing all aspects of compensation we consider the impact of accounting and tax treatment, but the primary driver of program design is the support of business objectives. Stock options and performance-based restricted stock units are intended to satisfy the requirements for performance-based compensation as defined in Section 162(m) of the Internal Revenue Code and are therefore considered a tax deductible expense. Time-based restricted stock units do not qualify as performance-based and therefore are not fully deductible.

Other Benefits.  Consistent with the compensation committee’s philosophy to maximize pay at risk, our executives do not receive a large number of perquisites or supplemental benefits. Perquisites for the named executive officers include financial planning services and limited personal use of the company aircraft. Financial planning benefits are provided to reduce the distraction to named executive officers of managing personal finances and complex compensation programs. Personal use of company aircraft is intended to enhance productivity during travel time and for security reasons for the CEO.

Named executive officers participate in our qualified retirement program on the same terms as our other employees. The Internal Revenue Code limits the pension benefits based on the annual compensation limit that can be accrued in tax-qualified defined benefit plans, such as our pension plan. Any reduction in an executive officer’s pension benefit accrual due to these limits will be compensated for under an unfunded supplemental retirement plan. Our executive retirement program is purely a restoration plan to provide proportional level retirement benefits to those provided to other employees. Because there is no benefit enhancement incorporated in the program, the benefit formula does not consider gains from option or stock awards for executive officers, which is consistent with the treatment for all employees.

Additional Executive Compensation Policies

In addition to establishing the compensation elements described above, we have adopted a number of policies to further the goals of the executive compensation program, particularly with respect to strengthening the alignment of our executive officers’ interests with stockholder long-term interests.

Stock Ownership Guidelines

In 2005, the board adopted stock ownership guidelines for all executive officers. All executive officers, consistent with their responsibilities to the stockholders as a whole, must hold an equity interest in the company. Specifically the CEO must own an amount of stock equal to at least five years’ base salary. Other executive officer ownership must equal at least three years’ base salary.

Shares owned outright, unvested performance-based and time-based restricted stock units count as owned for purposes of this program. Existing executives have five years from the adoption of the guidelines to accumulate the required shares. New executives are allowed five years from the date of election, promotion to executive officer, or commencement of employment as an executive officer to accumulate the required shares. Once the requirement is met, the individual is considered to be in compliance if the executive continues to hold the number of shares or value necessary to fulfill the requirement.

Annually the compensation committee reviews the guidelines for competitiveness and alignment with best practice and monitors the executive officers’ progress toward meeting the guidelines. The compensation committee maintains discretion to modify the guidelines in special circumstances of financial hardship such as illness of the executive or a family member. All executive officers complied with the guidelines upon their adoption in 2005.

Derivative Transactions

Our insider trading policy prohibits all executive officers from entering into derivative transactions such as short sales where the value is based on the performance or price of our common stock.

Employment Agreements

Under our business philosophy, in general, we do not enter into employment agreements with our executive officers. This policy enables us to remove an executive officer prior to retirement whenever it is in the best interests of the company, with full discretion to decide on a severance package for that individual (excluding vested benefits). When an executive officer is removed from his or her position, the compensation committee exercises its business judgment in approving an appropriate severance arrangement for the individual in light of all relevant circumstances, including his or her term of employment, past accomplishments, reasons for separation from the company, and competitive market practice.

Change-in-Control Agreements

Our change-in-control program provides severance benefits for our named executive officers if, within two years following a change in control of Williams, their employment is terminated (1) involuntarily other than for cause, death, disability, or the sale of a business, or (2) voluntarily for good reason. Our program includes a double trigger (requires both a change-in-control and termination of named executive officer’s employment) for benefits and equity vesting to create security for the executives but not provide an incentive to leave the company. We have this program to provide security to our named executive officers during periods of change-in-control so that they focus on the business and we retain those individuals during that period and the transition to new ownership.

Each year the compensation committee reviews the change-in-control program and the value of potential awards. This analysis and assessment of competitiveness is conducted by an outside compensation consulting firm (not the compensation committee’s consultant). The review in 2006 found the current program to be within competitive norms for design and cost.

Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits deductions by publicly held corporations for federal income tax purposes to $1 million of compensation paid to each of the executive officers listed in the corporation’s summary compensation table unless such excess compensation is “performance based” as defined in Section 162(m). In order for compensation to qualify as “performance based,” among other requirements, the performance goals must be (a) approved by stockholders and (b) set (and in the case of options, the options must be granted) by a compensation committee consisting solely of two or more outside directors (as defined in Section 162(m)). The committee generally intends to grant awards under the proposed 2007 Incentive Plan to the CEO and those executives expected to be the other four highest compensated officers each year in a manner consistent with the terms of Section 162(m) and the performance-based exception, so that such awards will not be subject to the $1 million limit. The committee will review from time to time in the future the potential impact of Section 162(m) on the deductibility of executive compensation. However, the committee intends to maintain the flexibility to take actions that we consider to be in the best interests of the company and our stockholders and which may be based on considerations in addition to tax deductibility.

Total Compensation

In addition to the competitive review summarized under each element of compensation, further steps are taken to evaluate total compensation including:

•	Compensation committee’s consultant reviews total direct compensation (base salary plus annual incentive plus long-term incentives) for the named executive officers and our performance compared to the comparator group compensation and financial performance;

•	Management engages a consultant to review competitiveness of the change-in-control agreements and the potential value for each named executive officer;

•	Committee reviews compensation history for each named executive officer; and

•	Compensation committee reviews total compensation, including benefits and potential post-employment payments.

Additional detail on these efforts and the compensation committee’s process can be found in “Corporate Governance-Board Committees-Compensation Committee” elsewhere in this proxy.

Based on these analyses the compensation committee determines whether the overall compensation program is reflective of our guiding principles and supports our business strategy.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

•	The compensation committee of the board of directors has reviewed the Compensation Discussion and Analysis (“CD&A”) section included in this proxy statement.

•	The compensation committee has also discussed the CD&A with management.

•	Based on this review and discussion, the compensation committee recommended that the CD&A be included in the company’s annual report on Form 10-K and this proxy statement.

By the members of the compensation committee of the board of directors:

— Kathleen B. Cooper
— W. R. Howell, chairman
— George A. Lorch
— Frank T. MacInnis
— Janice D. Stoney

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth certain information with respect to the compensation of the chairman of the board, president and CEO, the chief financial officer and the three most highly compensated executive officers other than the CEO and CFO, based on total compensation excluding change in pension value and nonqualified deferred compensation earned during fiscal year 2006, for their services with us in all capacities during the 2006 fiscal year.

2006 Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name	Year	Salary	Bonus	Awards(1)	Awards(2)	Compensation(3)	Earnings(4)	Compensation(5)	Total

Steven J. Malcolm	2006	$1,040,385	—	$3,390,725	$3,047,585	$2,309,630	$540,860	$14,712	$10,343,897
Chairman, President and
Chief Executive Officer
Donald R. Chappel	2006	$545,192	—	$1,174,711	$407,276	$892,956	$169,615	$14,032	$3,203,782
Senior Vice President,
Chief Financial Officer
Ralph A. Hill	2006	$416,154	—	$852,201	$242,915	$621,798	$115,723	$39,862	$2,288,653
Senior Vice President,
Exploration and Production
Michael P. Johnson	2006	$431,154	—	$805,847	$374,326	$599,792	$135,181	$34,429	$2,380,729
Senior Vice President,
Chief Administrative Officer
Phillip D. Wright	2006	$456,154	—	$785,796	$228,206	$644,014	$146,148	$9,496	$2,269,814
Senior Vice President,
Williams Gas Pipelines

Stock Awards

(1)	Awards were granted under the 2002 Incentive Plan. Amounts shown are awards that were outstanding and expensed in 2006, which includes a portion of the 2004, 2005 and 2006 performance and time based restricted stock units. Dividend equivalents are paid on these shares at the same time and same rate as dividends paid to our stockholders.

The assumptions used to value the stock awards can be found in Note 13 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year-ended December 31, 2006.

Option Awards

(2)	Awards are granted under the terms of the 2002 Incentive Plan. Amounts shown are awards that were outstanding and expensed in 2006, which includes a portion of the 2004, 2005 and 2006 stock options.

The assumptions used to value the option awards can be found in Note 13 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year-ended December 31, 2006.

Non-equity Incentive Plan

(3)	Awards from the 2006 annual incentive program are not paid out in full in the year earned, as the amounts include a reserve that is at risk for future performance. The annual incentive pool funds up to a maximum of 400% of target. Any award earned above 200% of target is placed in a reserve. The reserve amounts will be paid only if future EVA® threshold levels are met. The compensation committee and the CEO reviewed each executive officer’s performance and contributions for the year and adjusted the amount of each officer’s company funded award based on individual performance and business unit performance, where applicable. The amount included in the table includes the incentive payable in cash plus an amount of reserve that will be paid in 2007 on account of performance in 2006 but does not include reserve balances that will not be paid out in future years. For details, see the table below.

The amount paid in 2007 is related to the 2006 bonus as well as a portion of the remaining reserves and is as follows:

	2006
			Bonus	Amount	Amount of
	Reserve	Total Bonus	Payable	Placed in	Reserve
	Balance	for 2006	in Cash	Reserve	Paid in 2007
Steven J. Malcolm	$528,889	$2,200,000	$2,100,000	$100,000	$209,629
Donald R. Chappel	$178,867	$850,000	$825,000	$25,000	$67,955
Ralph A. Hill	$123,395	$650,000	$546,000	$104,000	$75,798
Michael P. Johnson	$83,375	$585,000	$565,500	$19,500	$34,291
Phillip D. Wright	$86,043	$650,000	$598,000	$52,000	$46,014

Pension and Non-Qualified Deferred Compensation

(4)	The amount shown is an aggregate change from 12/31/2005 to 12/31/2006 in the actuarial present value of the accumulated benefit under the qualified pension and supplemental plan. Please refer to the Pension Benefits table for further details of the present value of the accumulated benefit.

All Other Compensation

(5)	Amounts shown represent the following payments made on behalf of the officers: life insurance, tax gross-ups, a 401(k) matching contribution and perquisites (if applicable). Perquisites include financial planning services and personal use of the company aircraft with occasional family members accompanying executive officers on business trips. The incremental cost method was used to calculate the personal use of company aircraft. The incremental cost calculation includes such items as fuel, maintenance, weather and airport services, pilot meals, pilot overnight expenses, aircraft telephone and catering. The amount of perquisites for Mr. Hill and Mr. Johnson is included because the aggregate amount exceeds $10,000 for 2006. Value of perquisites is not included for other named executive officers because the aggregate amount does not exceed $10,000. For Mr. Hill the perquisites are valued at $5,000 for financial planning and $18,663 for personal use of company aircraft. For Mr. Johnson the perquisites are valued at $5,000 for financial planning and $12,471 for personal use of company aircraft.

The following table sets forth certain information with respect to the grant of stock options, restricted stock units and awards payable under the company’s annual incentive program during the last fiscal year to the named executive officers.

Grants of Plan Based Awards in Fiscal Year 2006

									All Other
									Stock	All Other
									Awards:	Option
									Number	Awards:	Exercise	Grant Date
						Estimated Future Payouts Under			of Shares	Number of	of Base	Fair Value
			Estimated Future Payouts Under			Equity Incentive Plan Awards			of Stock	Securities	Price of	of Stock
	Grant	Decision	Non-Equity Incentive Plan Awards(1)				Target		or	Underlying	Option	and Option
Name	Date	Date	Threshold	Target	Maximum	Threshold	(2)	Maximum	Units(3)	Options(4)	Awards	Awards
Steven J. Malcolm	3/3/2006	3/1/2006	$176,296	$1,226,296	$2,976,296					250,000	$21.67	$2,092,500

	3/3/2006	3/1/2006				0	110,000	220,000				$2,383,700

Donald R. Chappel	3/3/2006	3/1/2006	$59,622	$472,122	$1,159,622					41,921	$21.67	$350,879

	3/3/2006	3/1/2006				0	36,328	72,656				$787,223

	3/3/2006	3/1/2006							18,164			$393,614

Ralph A. Hill	3/3/2006	3/1/2006	$41,132	$314,132	$769,132					30,488	$21.67	$255,185

	3/3/2006	3/1/2006				0	26,420	52,840				$572,521

	3/3/2006	3/1/2006							13,210			$286,261

Michael P. Johnson	3/3/2006	3/1/2006	$27,792	$310,542	$781,792					24,136	$21.67	$202,018

	3/3/2006	3/1/2006				0	20,916	41,832				$453,250

	3/3/2006	3/1/2006							13,805			$299,154

Phillip D. Wright	3/3/2006	3/1/2006	$28,681	$327,681	$826,014					24,136	$21.67	$202,018

	3/3/2006	3/1/2006				0	20,916	41,832				$453,250

	3/3/2006	3/1/2006							10,458			$226,625

Non-Equity Incentive Awards

(1)	Awards from the 2006 annual incentive program

Equity Incentive Awards

(2)	Represents performance-based restricted stock units granted under the 2002 Incentive Plan. Performance-based restricted stock units can be earned over a three-year period only if the established EVA® performance improvement target is met and the named executive officer is employed on the certification date. These shares will be distributed no earlier than the third anniversary of the grant. If performance targets are exceeded, the named executive can receive up to 200% of target. If targets are not met, the named executive can receive as little as 0% of target. Because under FAS 123R, the grant date for performance based shares has not been established. The value shown is the value on the date the award was granted.

(3)	Represents time-based restricted stock units granted under the 2002 Incentive Plan. Time-based shares vest three years from the grant date of March 3, 2006 on March 3, 2009.

(4)	Stock Options were granted under the 2002 Incentive Plan. One-third of the options vested on March 3, 2007. Another one-third will vest on March 3, 2008, with the final one-third vesting on March 3, 2009.

The following table sets forth certain information with respect to the outstanding equity awards held by the named executive officers at the end of 2006.

Outstanding Equity Awards at 2006 Fiscal Year End

							Stock Awards
	Option Awards										Equity IC	Equity IC
				Equity							Plan Awards:	Plan Awards:
				Incentive							Number of	Market or
		Number of		Plan Awards:						Market	Unearned	Payout Value
		Securities	Number of	Number of					Number of	Value of	Shares,	of Unearned
		Underlying	Securities	Securities					Shares or	Shares or	Units of	Shares, Units
		Unexercised	Underlying	Underlying					Units of	Units of	Stock or	or Other
	Grant	Options	Unexercised	Unexercised	Option				Stock that	Stock that	Other Rights	Rights that
	Date	(#)	Options (#)	Unearned	Exercise	Expire	Grant		have not	have not	that have	have not
Name	(1)	Exercisable	Unexercisable	Options	Price	Date	Date		Vested(4)	Vested(5)	not Vested	Vested(5)
Steven J. Malcolm	3/3/2006	—	250,000	—	$21.67	3/3/2016	3/3/2006		—	—	110,000	$2,873,200

	2/25/2005	75,000	150,000	—	$19.29	2/25/2015	2/25/2005		138,728	$3,623,575	69,364	$1,811,788

	2/5/2004	200,000	100,000	—	$9.93	2/5/2014	2/5/2004		16,667	$435,342	—	—

	11/27/2002	475,000	—	—	$2.58	11/27/2012	2/5/2004	(3)	—	—	66,666	$1,741,316

	2/11/2002	200,000	—	—	$15.86	2/11/2012	1/25/2003	(3)	—	—	50,000	$1,306,000

	9/19/2001	33,333	—	—	$26.79	9/19/2011	—		—	—	—	—

	4/2/2001	27,232	—	—	$39.98	4/2/2011	—		—	—	—	—

	1/18/2001	114,373	—	—	$34.77	1/18/2011	—		—	—	—	—

	3/16/2000	65,356	—	—	$42.29	3/16/2010	—		—	—	—	—

	9/16/1999	10,893	—	—	$37.18	9/16/2009	—		—	—	—	—

	3/18/1999	10,893	—	—	$36.66	3/18/2009	—		—	—	—	—

	11/19/1998	10,893	—	—	$27.54	11/19/2008	—		—	—	—	—

	7/25/1998	5,446	—	—	$31.56	7/25/2008	—		—	—	—	—

	3/30/1998	5,446	—	—	$28.98	3/30/2008	—		—	—	—	—

	11/20/1997	10,893	—	—	$25.13	11/20/2007	—		—	—	—	—

	7/26/1997	10,893	—	—	$21.12	7/26/2007	—		—	—	—	—

	3/20/1997	10,893	—	—	$20.83	3/20/2007	—		—	—	—	—

Donald R. Chappel	3/3/2006	—	41,921	—	$21.67	3/3/2016	3/3/2006		—	—	36,328	$948,887

	2/25/2005	18,333	36,667	—	$19.29	2/25/2015	3/3/2006	(3)	—	—	18,164	$474,444

	2/5/2004	50,000	25,000	—	$9.93	2/5/2014	2/25/2005		22,197	$579,786	11,098	$289,880

	4/16/2003	200,000	—	—	$5.10	4/16/2013	2/25/2005	(3)	—	—	16,647	$434,820

	—	—	—	—	—	—	2/5/2004		8,333	$217,658	—	—

	—	—	—	—	—	—	2/5/2004	(3)	—	—	16,666	$435,316

Ralph A. Hill	3/3/2006	—	30,488	—	$21.67	3/3/2016	3/3/2006		—	—	26,420	$690,090

	2/25/2005	13,333	26,667	—	$19.29	2/25/2015	3/3/2006	(3)	—	—	13,210	$345,045

	2/5/2004	36,666	18,334	—	$9.93	2/5/2014	2/25/2005		16,648	$434,846	8,323	$217,397

	2/11/2002	30,000	—	—	$15.86	2/11/2012	2/25/2005	(3)	—	—	12,023	$314,041

	1/18/2001	22,875	—	—	$34.77	1/18/2011	2/5/2004		6,666	$174,116	—	—

	3/16/2000	22,875	—	—	$42.29	3/16/2010	2/5/2004	(3)	—	—	11,666	$304,716

	9/16/1999	8,169	—	—	$37.18	9/16/2009	—		—	—	—	—

	3/18/1999	8,169	—	—	$36.66	3/18/2009	—		—	—	—	—

	11/19/1998	5,446	—	—	$27.54	11/19/2008	—		—	—	—	—

	7/25/1998	5,446	—	—	$31.56	7/25/2008	—		—	—	—	—

	3/30/1998	5,446	—	—	$28.98	3/30/2008	—		—	—	—	—

	11/20/1997	7,625	—	—	$25.13	11/20/2007	—		—	—	—	—

	7/26/1997	7,625	—	—	$21.12	7/26/2007	—		—	—	—	—

	3/20/1997	7,625	—	—	$20.83	3/20/2007	—		—	—	—	—

Michael P. Johnson	3/3/2006	—	24,136	—	$21.67	3/3/2016	3/3/2006		—	—	20,916	$546,326

	2/25/2005	13,333	26,667	—	$19.29	2/25/2015	3/3/2006	(3)	—	—	13,805	$360,587

	2/5/2004	36,666	18,334	—	$9.93	2/5/2014	2/25/2005		16,648	$434,846	8,323	$217,397

	11/27/2002	75,000	—	—	$2.58	11/27/2012	2/25/2005	(3)	—	—	12,023	$314,041

	2/11/2002	69,000	—	—	$15.86	2/11/2012	2/5/2004		6,666	$174,116	—	—

	1/18/2001	54,463	—	—	$34.77	1/18/2011	2/5/2004	(3)	—	—	11,666	$304,716

	3/16/2000	43,571	—	—	$42.29	3/16/2010	—		—	—	—	—

	9/16/1999	10,893	—	—	$37.18	9/16/2009	—		—	—	—	—

	3/18/1999	5,719	—	—	$36.66	3/18/2009	—		—	—	—	—

							Stock Awards
	Option Awards										Equity IC	Equity IC
				Equity							Plan Awards:	Plan Awards:
				Incentive							Number of	Market or
		Number of		Plan Awards:						Market	Unearned	Payout Value
		Securities	Number of	Number of					Number of	Value of	Shares,	of Unearned
		Underlying	Securities	Securities					Shares or	Shares or	Units of	Shares, Units
		Unexercised	Underlying	Underlying					Units of	Units of	Stock or	or Other
	Grant	Options	Unexercised	Unexercised	Option				Stock that	Stock that	Other Rights	Rights that
	Date	(#)	Options (#)	Unearned	Exercise	Expire	Grant		have not	have not	that have	have not
Name	(1)	Exercisable	Unexercisable	Options	Price	Date	Date		Vested(4)	Vested(5)	not Vested	Vested(5)
Phillip D. Wright	3/3/2006	—	24,136	—	$21.67	3/3/2016	3/3/2006		—	—	20,916	$546,326

	2/25/2005	13,333	26,667	—	$19.29	2/25/2015	3/3/2006	(3)	—	—	10,458	$273,163

	2/5/2004	36,666	18,334	—	$9.93	2/5/2014	2/25/2005		16,648	$434,846	8,323	$217,397

	11/27/2002	225,000	—	—	$2.58	11/27/2012	2/25/2005	(3)	—	—	12,023	$314,041

	2/11/2002	70,000	—	—	$15.86	2/11/2012	2/5/2004		6,666	$174,116	—	—

	9/19/2001	17,500	—	—	$26.79	9/19/2011	2/5/2004	(3)	—	—	11,666	$304,716

	1/18/2001	9,803	—	—	$34.77	1/18/2011	—		—	—	—	—

	3/16/2000	20,424	—	—	$42.29	3/16/2010	—		—	—	—	—

	9/16/1999	8,169	—	—	$37.18	9/16/2009	—		—	—	—	—

	3/18/1999	8,169	—	—	$36.66	3/18/2009	—		—	—	—	—

	11/19/1998	5,446	—	—	$27.54	11/19/2008	—		—	—	—	—

	7/25/1998	5,446	—	—	$31.56	7/25/2008	—		—	—	—	—

	3/30/1998	5,446	—	—	$28.98	3/30/2008	—		—	—	—	—

	11/20/1997	10,893	—	—	$25.13	11/20/2007	—		—	—	—	—

	7/26/1997	10,893	—	—	$21.12	7/26/2007	—		—	—	—	—

	3/20/1997	10,893	—	—	$20.83	3/20/2007	—		—	—	—	—

Stock Options

(1)	The following table reflects the vesting schedules for associated stock option grant dates; for awards that had not been 100% vested as of 12/31/06

Grant Date	Vesting Schedule

3/3/2006	One-third vests each year for three years
2/25/2005	One-third vests each year for three years
2/5/2004	One-third vests each year for three years

Stock Awards

(3)	The following table reflects the vesting dates for associated time-based restricted stock unit award grant dates;

Grant Date	Vesting Schedule

3/3/2006	100% vests in three years
2/25/2005	100% vests in three years
2/5/2004	One-third vests each year for three years
1/25/2003	One-third vests in three years and each year thereafter until the fifth year

(4)	All performance-based restricted stock units are subject to attainment of performance targets established by the compensation committee. The amounts shown are the earned but not vested portions of the performance-based restricted stock unit awards. These awards will vest no earlier than the end of the performance period and therefore do not have a specific vesting date. The awards included on the table are outstanding as of December 31, 2006.

The 2004 performance-based shares can be earned over a five-year period only if established performance targets are met. The targets established for 2006 were met, resulting in the award being earned on February 26, 2007. These awards will be distributed on February 5, 2009.

The 2005 performance-based shares can be earned over a three-year period only if established performance targets are met. The performance targets established for 2005 and 2006 were met, resulting in one-third being earned March 1, 2006; and a second one-third being earned February 26, 2007. These awards will be distributed no earlier than the third anniversary of the grant.

(5)	Values are based on a closing stock price of $26.12 on December 29, 2006.

The following table sets forth certain information with respect to options exercised by the named executive officer and stock that vested during fiscal year 2006.

Option Exercises and Stock Vested in Fiscal Year 2006

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise	Exercise	Vesting	Vesting

Steven J. Malcolm	49,017	$323,391	108,333	$2,520,409
Donald R. Chappel			74,999	$1,684,583
Ralph A. Hill			18,333	$419,009
Michael P. Johnson			18,333	$419,009
Phillip D. Wright	49,017	$371,921	18,333	$419,009

Retirement Plan

The retirement plan for the company’s executive officers consists of two programs: the pension plan and the supplemental executive retirement plan as described below. Together these plans provide the same benefits to our executive officers as the pension plan provides to all other employees of the company. The supplemental retirement plan is a restoration plan that was implemented to address the Internal Revenue Code annual compensation limit.

Pension Plan

Our executive officers who have completed one year of service participate in our pension plan on the same terms as our other employees. Our pension plan is a noncontributory, tax qualified defined benefit plan (with a cash balance design) subject to the Employment Retirement Income Security Act of 1974.

Each year, participants earn compensation credits that are posted to their cash balance account. The annual compensation credits are equal to the sum of a percentage of eligible pay (salary and certain bonuses) and a percentage of eligible pay greater than the social security wage base. The percentage credited is based upon the participant’s age as shown in the following table:

	Percentage of		Percent of Eligible Pay Greater
Age	Eligible Pay		than the Social Security Wage Base

Less than 30	4.5%	+	1%
30-39	6%	+	2%
40-49	8%	+	3%
50 or over	10%	+	5%

For participants who were active employees and participants under the plan on March 31, 1998, and April 1, 1998, the percentage of eligible pay is increased by 0.3% multiplied by the participant’s total years of benefit service earned as of March 31, 1998.

In addition, interest is credited to account balances quarterly at a rate determined annually in accordance with the terms of the plan.

The monthly annuity available to those who take normal retirement is based on the participant’s account balance as of the date of retirement. Normal retirement age is 65. Early retirement eligibility begins at 55. At retirement, participants may choose to receive a single-life annuity or they may choose one of several other forms of payment having an actuarial value equal to that of the single-life annuity.

Supplemental Executive Retirement Plan

The Internal Revenue Code limits the pension benefits based on the annual compensation limit that can be accrued in a tax-qualified defined benefit plans, such as our pension plan. Any reduction in an executive officer’s pension benefit accrual due to these limits will be compensated for under an unfunded top hat plan, our supplemental executive retirement plan.

The following table sets forth certain information with respect to the actuarial present value of the accumulated benefit under the qualified pension and supplemental plan.

Pension Benefits for the 2006 Fiscal Year

		Number of		Payments
		Years Credited	Present Value of	During Last
Name	Plan Name	Services	Accumulated Benefit(1)	Fiscal Year

Steven J. Malcolm(2)	Pension Plan	23	$478,677	$0
	Supplemental Retirement Plan	23	$2,133,543	$0
Donald R. Chappel	Pension Plan	4	$90,104	$0
	Supplemental Retirement Plan	4	$408,749	$0
Ralph A. Hill	Pension Plan	23	$301,907	$0
	Supplemental Retirement Plan	23	$472,753	$0
Michael P. Johnson	Pension Plan	8	$192,317	$0
	Supplemental Retirement Plan	8	$537,057	$0
Phillip D. Wright	Pension Plan	18	$266,174	$0
	Supplemental Retirement Plan	18	$524,944	$0

(1)	The primary actuarial assumptions used to determine the present values include an annual interest credit to normal retirement age equal to 5%, a discount rate equal to 5.8% and the RP2000 Mortality Table.

(2)	If Mr. Malcolm were to retire from active service prior to age 65, he would be eligible to receive an enhanced retirement based on his Rule of 55 eligibility.

(3)	Mr. Malcolm and Mr. Johnson are the only named executive officers eligible to retire as of 12/31/2006.

*	A nonqualified deferred compensation table has not been disclosed because we do not provide this type of program for any of our named executive officers or other employees.

Termination and Change in Control

Our change in control program provides severance benefits for our named executive officers if, within two years following a change in control of Williams, their employment is terminated (1) involuntarily other than for cause, death, disability, or the sale of a business, or (2) voluntarily for good reason. Our program includes a double trigger (requires both a change-in-control and termination of named executive officer’s employment) for benefits and equity vesting to create security for the executives but not provide an incentive to leave the company. We have this program to provide security to our named executive officers during periods of change-in-control so that they focus on the business and we retain those individuals during that period and the transition to new ownership. In exchange for this security, our named executive officers are subject to a non-compete, non-solicitation, non-disparagement and confidentiality agreement.

The following information sets forth arrangements that provide for payments to the named executive officers following or in connection with a change in control of the company, or a named executive officer’s termination of employment, including resignation, severance, retirement, death and disability. Named executive officers are generally eligible to retire at the earlier of age 55 and completion of 5 years of service or age 65.

All values are based on a termination date of December 31, 2006; as well as a closing stock price of the last business day of the year, $26.12 on December 29, 2006. Please note that we make no assumptions in the achievement of performance goals as it relates to the performance based restricted stock units. Lump sum payments and distributions occurring from these events will occur six months after the triggering event.

In the event Mr. Malcolm were to resign from his position with the company or be terminated with cause, he would not receive any additional payments. If Mr. Malcolm were to be terminated without cause, he would receive his AIP reserve valued at $419,259. In the event Mr. Malcolm were to retire he would also receive the total amount of his unvested stock options valued at $3,756,000 and a prorated portion of his unvested stock awards valued at $6,826,889. In the event Mr. Malcolm were to die or become disabled, he would also receive an accelerated portion of his unvested stock awards valued at $2,809,424.

In the event that a change in control occurs and upon termination, Mr. Malcolm will receive a cash severance of $6,300,000; the non-prorated portion of his unvested stock awards valued at $15,547,212; a tax gross up to cover excise tax and associated income tax valued at $7,707,162; health and welfare benefits for 18 months valued at $23,506; an enhancement to his pension worth $1,374,791; outplacement benefits valued at $25,000 and his AIP reserve as noted above.

In the event Mr. Chappel were to resign from his position with the company or be terminated with cause, he would not receive any additional payments. If Mr. Chappel were to be terminated without cause, he would receive his AIP reserve valued at $135,911. In the event Mr. Chappel were to die or become disabled he would also receive the total amount of his unvested stock options valued at $841,734, a prorated portion of his unvested stock awards valued at $1,807,020 and an accelerated portion of his unvested stock awards valued at $862,113. Mr. Chappel would receive no additional benefits for retirement as he is not yet eligible for that benefit.

In the event that a change in control occurs and upon termination, Mr. Chappel will receive a cash severance of $2,887,500; the non-prorated portion of his unvested stock awards valued at $4,222,532; a tax gross up to cover excise tax and associated income tax valued at $2,380,188; health and welfare benefits for 18 months valued at $23,506; an enhancement to his pension worth $418,995; outplacement benefits valued at $25,000 and his AIP reserve as noted above.

In the event Mr. Hill were to resign from his position with the company or be terminated with cause, he would not receive any additional payments. If Mr. Hill were to be terminated without cause, he would receive his AIP reserve valued at $151,597. In the event Mr. Hill were to die or become disabled he would also receive the total amount of his unvested stock options valued at $614,635, a prorated portion of his unvested stock awards valued at $1,331,897 and an accelerated portion of his unvested stock awards valued at $630,803. Mr. Hill would receive no additional benefits for retirement as he is not yet eligible for that benefit.

In the event that a change in control occurs and upon termination, Mr. Hill will receive a cash severance of $2,079,000; the non-prorated portion of his unvested stock awards valued at $3,094,903; a tax gross up to cover excise tax and associated income tax valued at $1,607,172; health and welfare benefits for 18 months valued at $23,506; an enhancement to his pension worth $368,005; outplacement benefits valued at $25,000 and his AIP reserve as noted above.

In the event Mr. Johnson were to resign from his position with the company or be terminated with cause, he would not receive any additional payments. If Mr. Johnson were to be terminated without cause, he would receive his AIP reserve valued at $68,583. In the event Mr. Johnson were to retire he would also receive the total amount of his unvested stock options valued at $586,368 and a prorated portion of his unvested stock awards valued at $1,300,273. In the event Mr. Johnson were to die or become disabled, he would also receive an accelerated portion of his unvested stock awards valued at $642,027.

In the event that a change in control occurs and upon termination, Mr. Johnson will receive a cash severance of $2,153,250; the non-prorated portion of his unvested stock awards valued at $2,938,413; a tax gross up to cover excise tax and associated income tax valued at $1,604,411; health and welfare benefits for 18 months valued at $23,506; an enhancement to his pension worth $308,859; outplacement benefits valued at $25,000 and his AIP reserve as noted above.

In the event Mr. Wright were to resign from his position with the company or be terminated with cause, he would not receive any additional payments. If Mr. Wright were to be terminated without cause, he would receive his

AIP reserve valued at $92,029. In the event Mr. Wright were to die or become disabled he would also receive the total amount of his unvested stock options valued at $586,368, a prorated portion of his unvested stock awards valued at $1,275,989 and an accelerated portion of his unvested stock awards valued at $587,888. Mr. Wright would receive no additional benefits for retirement as he is not yet eligible for that benefit.

In the event that a change in control occurs and upon termination, Mr. Wright will receive a cash severance of $2,277,000; the non-prorated portion of his unvested stock awards valued at $2,850,990; a tax gross up to cover excise tax and associated income tax valued at $1,457,390; health and welfare benefits for 18 months valued at $23,506; an enhancement to his pension worth $388,899; outplacement benefits valued at $25,000 and his AIP reserve as noted above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All members of the compensation committee during 2006 were independent directors, and none of them were employees of Williams or former employees of Williams. During 2006, none of our executive officers served on the compensation committee (or any committee performing equivalent functions), or the board of directors, or any other entity whose executive officers served on the compensation committee or on our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on a review of filings with the SEC, we are unaware of any holders of more than 5% of the outstanding shares of our common stock.

The following table sets forth, as of February 28, 2007, the number of shares of our common stock beneficially owned by each of our directors, each of the executive officers named in the Summary Compensation Table, and by all directors and nominees and executive officers as a group.

	Shares of
	Common Stock	Shares Underlying
	Owned Directly or	Options Exercisable		Percent
Name of Individual or Group	Indirectly(1)(2)(4)(5)	Within 60 Days(3)	Total	of Class

Donald R. Chappel	283,285	311,666	594,951	*
Kathleen B. Cooper	1,520	4,500	6,020	*
Irl F. Engelhardt	14,921	12,000	26,921	*
William R. Granberry	3,790	9,000	12,790	*
William E. Green	22,470	57,429	79,899	*
Ralph A. Hill	174,492	212,967	387,459	*
Juanita H. Hinshaw	7,481	15,000	22,481	*
W. R. Howell	55,648	61,786	117,434	*
Michael P. Johnson	192,307	340,312	532,619	*
Charles M. Lillis	46,819	28,536	75,355	*
George A. Lorch	46,600	43,631	90,231	*
William G. Lowrie	51,502	0	51,502	*
Frank T. MacInnis	49,150	55,977	105,127	*
Steven J. Malcolm	894,117	1,441,544	2,335,661	*
Janice D. Stoney	35,724	50,893	86,617	*
Phillip D. Wright	257,431	489,748	747,179	*
All directors and executive officers as a group (20 persons)	2,648,082	3,687,069	6,335,151	1.06%

*	Less than 1%.

(1)	Includes shares held under the terms of incentive and investment plans as follows: Mr. Chappel, 186,642 restricted stock units; Mr. Hill, 148,111 restricted stock units and 26,381 shares in the company’s investment plus plan; Mr. Johnson, 120,319 restricted stock units and 12,826 shares in the company’s investment plus plan; Mr. Malcolm, 493,092 restricted stock units and 45,297 shares in the company’s investment plus plan; and Mr. Wright, 128,414 restricted stock units and 14,964 shares in the company’s investment plus plan. Restricted stock units, formerly referred to as deferred stock, includes both time-based and performance-based units and do not have voting or investment power. Shares held in the company’s investment plus plan have voting and investment power.

(2)	Includes restricted stock units (formerly referred to as deferred shares) held under the terms of compensation plans over which directors have no voting or investment power as follows: Mr. Howell, 11,290; Dr. Lillis, 9,814; Mr. Lorch, 39,296; Mr. Lowrie, 22,844; and Ms. Stoney, 21,625.

(3)	The SEC deems a person to have beneficial ownership of all shares that that person has the right to acquire within 60 days. The shares indicated represent stock options granted under our current or previous stock option plans, which are currently exercisable or which will become exercisable within 60 days of February 28, 2007. Shares subject to options cannot be voted.

(4)	Mr. Green has pledged 7,472 shares of common stock in accordance with the terms and conditions of a brokerage firm’s customary margin account requirements.

(5)	Includes 500 shares held in the Lillis Family GST Trust.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

EQUITY COMPENSATION STOCK PLANS

Securities authorized for issuance under equity compensation plans

The following table provides information concerning our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2006, including The Williams Companies, Inc. 2002 Incentive Plan, The Williams Companies, Inc. Stock Plan for Non-Officer Employees, The Williams Companies, Inc. 1996 Stock Plan, The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors, and The Williams Companies, Inc. 1998 Stock Plan.

			Number of Securities
			Remaining Available
	Number of Securities		for Future Issuance
	to be Issued	Weighted-Average	Under Equity Compensation
	upon Exercise of	Exercise Price of	Plans (Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in the
Plan Category	Warrants and Rights(2)	Warrants and Rights(3)	1st Column of This Table)

Equity Compensation plans approved by security holders	19,666,197	$14.88	19,979,980
Equity Compensation plans not approved by security holders(1)	2,091,591	$32.62	0

Total	21,757,788	$16.96	19,979,980

(1)	These plans were terminated upon shareholder approval of the 2002 Incentive Plan. Options outstanding in these plans remain in the plans subject to their terms. Those options generally expire 10 years after the grant date.

(2)	Includes 4,011,765 shares of restricted stock units.

(3)	Excludes the shares of restricted stock units included in the first column of this table for which there is no weighted-average price.

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees our financial reporting process on behalf of the board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The audit committee meets separately with management, the internal auditors, independent auditors and the general counsel. The audit committee operates under a written charter approved by the board, a copy of which is attached to this proxy statement as Appendix B. The charter, among other things, provides that the audit committee has full authority to appoint and retain, oversee, evaluate and terminate when appropriate, the independent auditor. In this context, the audit committee:

•	reviewed and discussed the audited financial statements in the company’s annual report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	reviewed with Ernst & Young LLP, the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of Williams’ accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards;

•	received the written disclosures and the letter required by standard No. 1 of the independence standards board (independence discussions with audit committees) provided to the audit committee by Ernst & Young LLP;

•	discussed with Ernst & Young LLP its independence from management and Williams and considered the compatibility of the provision of nonaudit services by the independent auditors with the auditors’ independence;

•	discussed with Ernst & Young LLP the matters required to be discussed by statement on auditing standards No. 61 (communications with audit committees);

•	discussed with Williams’ internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The audit committee meets with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of Williams’ internal controls and the overall quality of Williams’ financial reporting;

•	based on the foregoing reviews and discussions, recommended to the board of directors (and the board has approved) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2006, for filing with the SEC; and

•	recommended, together with the board, subject to stockholder approval, the selection of Ernst & Young LLP to serve as Williams’ independent auditors.

This report has been furnished by the members of the audit committee of the board of directors:

 — William G. Lowrie, chairman
 — Irl F. Engelhardt
 — William R. Granberry
 — William E. Green
 — Juanita H. Hinshaw
 — Charles M. Lillis

The report of the audit committee in this proxy statement shall not be deemed incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of the audit committee, the board has appointed, subject to stockholder approval, the firm of Ernst & Young LLP as the independent auditors to audit our financial statements for calendar year 2007. The firm of Ernst & Young LLP has served us in this capacity for many years. A representative of Ernst & Young LLP will be present at the annual meeting and will be available to respond to appropriate questions. Although the audit firm has indicated that no statement will be made, an opportunity for a statement will be provided. In the event a majority of the stockholders do not ratify the appointment of Ernst & Young LLP as the independent auditors to audit our financial statements for calendar year 2007, the audit committee and the board will consider the voting results and evaluate whether to select a different independent auditor.

THE BOARD OF DIRECTORS OF WILLIAMS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS FOR 2007.

Principal Accountant Fees and Services

Fees for professional services provided by our independent auditors for each of the last two fiscal years in each of the following categories are:

	2006	2005
	(Millions)

Audit Fees	$14.8	$13.8
Audit-Related Fees	1.4	1.1
Tax Fees	0.2	0.2
All Other Fees	—	—

	$16.4	$15.1

Fees for audit services in 2006 and 2005 include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, the audit of our assessment of internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002, and services performed in connection with other filings with the SEC. Audit-related fees in 2006 and 2005 primarily include audits of investments and joint ventures, and audits of employee benefit plans. Audit-related fees in 2006 and 2005 primarily include audits of investments and joint ventures, and audits of employee benefit plans. Tax fees in 2006 and 2005 include tax planning, tax advice and tax compliance.

Tax Services.  Ernst & Young LLP does not provide tax services to our executive officers.

As required by our audit committee charter, we are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent auditor. Although ratification is not required by Delaware law, our articles or our by-laws, our board of directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. Even if the selection of Ernst & Young LLP is ratified, our audit committee may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

PROPOSAL 3

APPROVAL OF THE WILLIAMS COMPANIES, INC. 2007 INCENTIVE PLAN

Introduction

On March 14, 2007, our board approved The Williams Companies, Inc. 2007 Incentive Plan (the “plan”), subject to stockholder approval. If approved by the stockholders, the plan will supplant The Williams Companies, Inc. 2002 Incentive Plan (the “2002 incentive plan”) under which no further awards will be made.

Stockholders are being asked to approve the plan, including certain material terms of performance goals for those awards that are intended to be performance-based. This approval is necessary, among other reasons, to ensure that compensation earned by and paid to certain executive officers pursuant to stock options and performance-based awards granted under the plan will be fully deductible for federal income tax purposes under Code Section 162(m) if we so desire. See “Compensation Discussion and Analysis.”

Some key features of the plan of interest to stockholders, which are described more fully below, include:

•	A prohibition against the repricing of stock options and stock appreciation rights.

•	A prohibition against granting options with an exercise price less than the fair market value of a share on the grant date.

•	A limit on the number of shares (generally 3,500,000) which may be granted to any individual each year.

•	A limit on the amount of cash awards ($15,000,000) which may be granted to each of the CEO and those executives expected to be the other four highest compensated officers each year.

•	A limit on the percentage of shares (60%) subject to grant under the plan that may be granted with respect to all awards other than options.

A full copy of the plan is attached as Appendix C. The material features of the plan are summarized below and such summary is qualified in its entirety by reference to the complete text of the plan.

Purpose

The plan is intended to allow selected employees and officers to acquire or increase equity ownership, thereby strengthening their commitment to our success and stimulating their efforts on our behalf, and to assist us in attracting new employees and officers and retaining existing employees and officers. The plan is also intended to provide annual cash incentive compensation opportunities to designated executives that are competitive with those of other major corporations, to optimize the profitability and growth through incentives which are consistent with our goals, to provide grantees with an incentive for excellence in individual performance to promote teamwork among employees, officers, and non-management directors, and to attract and retain highly qualified persons to serve as non-management directors and to promote ownership by such non-management directors of a greater proprietary interest, thereby aligning such non-management directors’ interests more closely with the interests of our stockholders.

Administration

The plan will be administered by the board with respect to non-management director grantees and by the compensation committee of the board with respect to executive officers. Unless the board or the compensation committee chooses to administer the plan with respect to other grantees, the CEO will do so, provided the CEO is a member of the board. The relevant person or group that administers the plan is referred to in this summary as the “committee.” Subject to the terms of the plan, the committee has full power and discretion:

•	to select those persons to whom awards will be granted (other than non-management directors’ annual grants which are automatic);

•	to determine the amounts and terms of awards;

•	to change and determine the terms of any award agreement, including but not limited to the term and the vesting schedule

•	to determine and change the conditions, restrictions and performance criteria relating to any award;

•	to determine the settlement, cancellation, forfeiture, exchange or surrender of any award;

•	to make adjustments in the terms and conditions of awards including, but not limited to, changing the exercise price of any award;

•	to construe and interpret the plan and any award agreement;

•	to establish, amend and revoke rules and regulations for the administration of the plan;

•	to make all determinations deemed necessary or advisable for administration of the plan; and

•	to exercise any powers and perform any acts it deems necessary or advisable to administer the plan and subject to certain exceptions, to amend, alter or discontinue the plan or amend the terms of any award.

Eligibility

The plan provides for awards to employees, potential employees, officers, and potential officers. Some awards will be provided to officers and others who are deemed to be “insiders” for purposes of Section 16 of the Securities Exchange Act of 1934. Cash awards under the plan may be made only to the CEO, CFO and those executives expected to be the other three highest compensated officers, generally those whose compensation during a year is expected to be subject to the deductibility limits under Section 162(m) of the Internal Revenue Code. As of December 31, 2006 we had approximately 4,265 employees and officers, and management estimates that 25% of such employees and officers will be granted awards under the plan. An affiliate is defined in the plan as any entity, individual, venture or division that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with us.

The plan also provides for automatic annual awards to non-management directors, and for non-management directors to elect to receive director fees or other awards in common stock or restricted stock units. If the nominees for election named in this proxy statement are elected, 11 directors will qualify as non-management directors under the plan in 2007.

Participation

The committee may make award grants to eligible grantees in its discretion, subject to the limits on awards described below.

Awards to non-management directors consist of automatic grants to each non-management director of shares and restricted stock units. In addition, the plan will permit non-management directors to elect to receive all or part of their cash fees in the form of restricted stock units, as described below.

Offering of Common Stock

Under the terms of the plan, 19,000,000 shares of common stock will be available for delivery in settlement of awards. (The term “shares” or “stock” in this summary refers to common stock unless otherwise indicated.) The stock delivered to settle awards under the plan may be authorized and unissued shares or treasury shares, including shares repurchased for purposes of the plan. If any shares subject to any award are forfeited or payment is made in a form other than shares or the award otherwise terminates without payment being made, the shares subject to such awards will again be available for issuance under the plan. In addition, shares withheld or surrendered in payment of the exercise price for stock options or withheld for taxes upon the exercise or settlement of an award, will not be available for issuance under the plan.

As of December 31, 2006, a total of 19,979,980 shares were subject to options or other awards or available for grants under all plans covering our employees.

In the event of a dividend or other distribution (excluding regular, quarterly cash dividend), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination, or similar transaction or event that affects the common stock (but only if the transaction or event does not involve the receipt of consideration by us), then the committee shall, in such manner as it deems equitable in order to prevent dilution or enlargement of the rights of grantees, make an equitable change or adjustment as it deems appropriate in the number and kind of securities subject to or to be issued in connection with awards (whether or not then outstanding) and the exercise price or grant price relating to an award.

Limits on Awards

The plan contains several limits on the number of shares and the amount of cash that may be issued as awards. To the extent the committee determines that compliance with the performance-based exception to tax deductibility limitations under Internal Revenue Code Section 162(m) is desirable, awards may not be granted to any individual for an aggregate number of shares of common stock in any fiscal year that exceeds 3,500,000 shares of common stock, and the CEO and those executives expected to be the other four highest compensated officers may not be granted awards payable in cash in any fiscal year that exceed as to each individual $15,000,000. Common stock available for delivery under stock-based awards other than options may not exceed 60% of the total number of shares of stock deliverable under the plan.

Summary of Awards under the Plan (including what rights as a stockholder, if any, are provided by an award)

The plan permits the granting of any or all of the following types of awards to all grantees other than non-management directors:

•	stock options including incentive stock options (“ISOs”);

•	restricted stock;

•	restricted stock units;

•	dividend equivalents;

•	performance units,

•	performance shares;

•	stock appreciation rights and

•	other stock-based awards valued in whole or in part by reference to or otherwise based on the common stock or other securities.

With respect to non-management directors, the plan provides for

•	automatic grants of restricted stock units;

•	automatic stock grants; and

•	an election to receive director fees otherwise payable in cash in common stock or restricted stock units.

Generally, awards under the plan are granted for no consideration other than prior and future services. Awards granted under the plan may, in the discretion of the committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the plan or other plan.

Stock Options.  The committee is authorized to grant stock options, including ISOs. A stock option allows a grantee to purchase a specified number of shares at a predetermined price during a fixed period measured from the date of grant. The purchase price per share of stock subject to a stock option is determined by the committee and cannot be less than the fair market value of a share on the grant date. The committee has no authority to reprice an option, unless such repricing is necessary in light of an extraordinary corporate event in order to prevent dilution or enlargement of a grantee’s benefits. The term of each option is fixed by the committee, except the term of an ISO which is limited to ten years. Such awards are exercisable in whole or in part at such time or times as determined by the committee. Options may be exercised by payment of the purchase price in cash, stock, other outstanding awards or as the committee determines.

Restricted Stock and Restricted Stock Units.  The committee may award restricted stock consisting of shares which may not be disposed of by grantees until certain restrictions established by the committee lapse. A grantee receiving restricted stock will have all of the rights of a stockholder, including the right to vote the shares and the right to receive any dividends, unless the committee otherwise determines. The committee may also make awards of restricted stock units, generally consisting of a right to receive shares at the end of a specified period of restriction.

Awards of restricted stock units are subject to such limitations as the committee may impose, which limitations may lapse at the end of the period of restricted, in installments or otherwise. Restricted stock unit awards carry no voting or dividend rights or other rights associated with stock ownership. Upon termination of employment during the period of restriction, restricted stock or restricted stock units will be forfeited subject to such exceptions, if any, as are authorized by the committee.

Dividend Equivalents.  The committee is authorized to grant dividend equivalents which provide a grantee the right to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents. Dividend equivalents may be paid directly to grantees or may be deferred for later delivery under the plan. Dividend equivalents may not be granted with respect to either options or stock appreciation rights.

Performance Units.  The committee may grant performance units, which entitle a grantee to cash or shares conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the committee. A performance unit is valued based upon a value established by the committee. The committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards. It is expected that annual or long-term performance bonuses will be granted as performance units and that the performance measures will generally be selected from among those listed in the plan.

Performance Shares.  The committee may grant performance shares, which entitle a grantee to a certain number of shares of common stock, conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the committee. The committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards. These awards may be granted as a form of annual or long-term performance bonuses.

Stock Appreciation Rights.  The committee may grant stock appreciation rights, which entitle a grantee the right to receive upon exercise of the stock appreciation right an amount equal to the difference between base amount of the stock appreciation right and the fair market value of a share on the exercise date multiplied by the number of shares with respect to which the stock appreciation right relates. The committee determines the terms and conditions of such awards, including the base amount of the stock appreciation right.

Other Stock-Based Awards.  In order to enable the company to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the plan authorizes the committee to grant awards that are valued in whole or in part by reference to or otherwise based on our securities. The committee determines the terms and conditions of such awards, including consideration paid for awards granted as share purchase rights and whether awards are paid in shares or cash.

Non-Management Director Annual Grants.  Generally, each director who is not an our employee will be granted on each regularly scheduled annual meeting of the stockholders:

•	restricted stock units representing the right to receive up to 6,000 shares; and

•	shares having a fair market value on the grant date of up to $50,000.

Non-management directors may defer (until such date as is elected by the director) receipt of such restricted stock units and shares. Any dividend equivalents that would have been paid on restricted stock units may be paid in cash or, as elected by the non-management director, deferred in the form of restricted stock units valued at the fair market value of the common stock on the date dividend equivalent would otherwise have been payable. All non-management director annual grants are nonforfeitable except to the extent otherwise determined by the board.

Director Election To Receive Cash Fees as Shares.  Each director who is not our employee may elect to receive his or her director fees otherwise payable in cash in the form of restricted stock units, valued at the fair market value of the common stock on the date the fees would otherwise have been payable in cash. In addition to non-management director annual grants, directors may defer (until such date as is elected by the director) receipt of (i) director fees payable in cash and (ii) dividend equivalents that would have been paid on restricted stock units. All such deferrals will be in the form of restricted stock units in lieu of cash or shares.

Performance-Based Awards.  The committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted or becoming exercisable or payable under the plan, or as a condition to accelerating the timing of such events.

The performance measure(s) to be used for purposes of any awards intended to satisfy the “performance based” exception to the limitations of Internal Revenue Code Section 162(m) will be chosen from among the following:

•	earnings (either in the aggregate or on a per-share basis);

•	net income (before or after taxes);

•	operating income;

•	operating profit;

•	cash flow;

•	stockholder returns (including return on assets, investments, equity, or gross sales) (including income applicable to common stockholders or other class of stockholders);

•	return measures (including return on assets, equity, or sales);

•	earnings before or after either, or any combination of, interest, taxes, depreciation or amortization (EBITDA);

•	gross revenues;

•	share price (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);

•	reductions in expense levels in each case where applicable determined either in a company-wide basis or in respect of any one or more business units;

•	net economic value;

•	market share;

•	annual net income to common stock;

•	earnings per share;

•	annual cash flow provided by operations;

•	changes in annual revenues;

•	strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

•	economic value added;

•	sales;

•	costs;

•	results of customer satisfaction surveys;

•	aggregate product price and other product price measures;

•	safety record;

•	service reliability;

•	operating and maintenance cost management;

•	energy production availability performance measures;

•	debt rating; and/or

•	achievement of business or operational goals such as market shares and/or business development.

The committee has the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that awards which are designed to qualify for the performance-based exception to the limitations of Section 162(m) may not be adjusted upward (the committee retains the discretion to adjust such awards downward).

Payment and Deferral of Awards.  In general, awards may be settled in cash, stock, other awards or other property, in the discretion of the committee. The committee may require or permit grantees to defer the distribution of all or part of an award in accordance with such terms and conditions as the committee may establish. The plan authorizes the committee to place shares or other property in trusts or make other arrangements to provide for payment of obligations under the plan. The committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the stock or other property to be distributed will be withheld to satisfy such tax obligations.

Transfer Limitations on Awards.  Awards granted under the plan generally may not be pledged or otherwise encumbered and generally are not transferable except by will or by the laws of descent and distribution. Each award will be exercisable during the grantee’s lifetime only by the grantee or, if permitted under applicable law, by the grantee’s guardian or legal representative. However, certain transfers of awards for estate planning purposes will be permitted in the discretion of the committee.

Amendment to and Termination of the Plan

The plan may be amended, altered, suspended, discontinued or terminated by the board without further stockholder approval, unless such approval of an amendment or alteration is required by law or regulation or under the rules of the New York Stock Exchange (or other stock exchange or automated quotation system on which the common stock is then listed or quoted). Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the plan or broaden eligibility. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of grantees on such approval, although the board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Without the approval of the stockholders, however, the plan may not be amended to increase the number of shares reserved under the plan (except pursuant to certain changes in our capital structure).

In addition, subject to the terms of the plan, no amendment or termination of the plan may materially and adversely affect the right of a grantee under any award granted under the plan (other than an amendment to the change in control provisions).

Notwithstanding the restrictions on amending the plan and outstanding awards described above, the plan and any awards made under it will be deemed modified, or, if necessary, rescinded, without the consent of any grantee, in order to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, if the committee determines that an award, award agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the plan would, if undertaken, cause a grantee to become subject to such Section 409A.

Unless earlier terminated by the board, the plan will terminate when no shares remain reserved and available for issuance, and we have no further obligation with respect to any award granted under the plan.

Change-in-control

If, within two years after a change-in-control of the company, a grantee’s employment (but not including service as a director) is terminated without cause or by the grantee for good reason:

•	all of the grantee’s outstanding awards will become fully vested,

•	all performance criteria will be deemed fully achieved, and

•	the grantee’s non-qualified options will continue to be exercisable for 18 months (but no longer than the remaining original option term).

For purposes of the plan, a change-in-control is deemed to have occurred upon:

•	the acquisition of 15% or more of the ownership of the company by any entity, person or group other than the company,

•	merger, reorganization or consolidation that results in a more than 35% change in ownership of the company,

•	the members of the board as of the board approval of the amended plan (or those voted for by 2/3 of such members) cease to constitute a majority of the board,

•	approval by our stockholders of a liquidation or dissolution of the company,

•	approval by our stockholders of a sale or other disposition of all or substantially all of the assets of the company that results in a more than 50% change in ownership of the company’s assets or

•	the board determines that a change-in-control has occurred.

The plan reserves to the board the right to amend the change-in-control provisions (including with respect to outstanding awards) without the consent of the grantee.

Federal Income Tax Consequences

We believe that under present law the following are the federal income tax consequences generally arising with respect to awards granted under the plan. This summary is for stockholder information purposes and is not intended to provide tax advice to grantees.

The grant of an option (including a stock-based award in the form of a purchase right) will create no tax consequences for the grantee or us. The grantee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and we will receive no deduction at the time. Upon exercising an option other than an ISO, the grantee must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable stock acquired on the date of exercise. In the case of options other than ISOs, we will be entitled to a deduction for the amount recognized as ordinary income by the grantee. The treatment to a grantee of a disposition of shares acquired upon the exercise of an option depends on how long the shares have been held and on whether such shares are acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequences to us in connection with a disposition of shares acquired under an option except that we will be entitled to a deduction (and the grantee will recognize ordinary taxable income) if shares acquired under an ISO are disposed of before the applicable ISO holding periods have been satisfied. Different tax rules apply with respect to grantees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, when they acquire stock in a transaction deemed to be a nonexempt purchase under that statute. Different rules may also apply to an option exercised by a director less than six months after the date of grant.

With respect to other awards granted under the plan that may be settled either in cash, in stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. We will be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. We will be entitled to a deduction for the same amount. In certain circumstances, a grantee may elect to be taxed at the time of receipt of shares or other property rather than upon the lapse of restrictions on transferability or the substantial risk of forfeiture.

Section 409A was added to the Internal Revenue Code of 1986, as amended, as part of the American Jobs Creation Act of 2004. Section 409A generally provides that unless certain requirements are met, amounts deferred under a nonqualified deferred compensation plan for all taxable years are currently includible in gross income by the grantee to the extent not subject to a substantial risk of forfeiture. Section 409A makes important changes in the law governing deferred compensation, including expanding the types of arrangements and plans that are deemed to constitute deferred compensation. Under Section 409A a grantee receiving deferred compensation may be subject to additional income taxation on amounts deferred and the company has certain reporting obligations relating to payment of deferred compensation. The Internal Revenue Service has issued several notices as well as proposed regulations interpreting Section 409A, although final regulations have not been issued. As a result, even where the committee determines in its discretion that it is desirable to comply with Section 409A and attempts to structure awards accordingly, awards under the plan may not in certain cases comply with Section 409A. In order to increase the likelihood of compliance in those situations where the committee deems compliance desirable, both the plan and outstanding award agreements will be deemed modified or, if necessary, rescinded, without the consent of any grantee, in order to comply with the requirements of Section 409A to the extent determined by the committee.

The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the plan. The summary does not address the effects of foreign, state and local tax laws. Because of the variety of awards that may be made under the plan and the complexities of the tax laws, grantees are encouraged to consult a tax advisor as to their individual circumstances.

New Plan Benefits

Awards to Grantees Other Than Non-Management Directors.  It is not possible to determine how many discretionary grants, nor what types, will be made in the future to grantees other than non-management directors. It is also not possible to determine how many discretionary grants will vest rather than be forfeited. Therefore, it is not possible to determine with certainty the dollar value or number of shares of our common stock that will be distributed to grantees other than non-management directors under the plan.

Non-Management Director Awards.  The following table sets forth the number of restricted stock units and shares of common stock that would have been automatically granted to non-management directors as a group under the plan in 2006 had the plan been in effect during that year:

New Plan Benefits

2007 Incentive Plan

Position	Dollar Value ($)	Number of Units

Non-management directors as a group	$681,788	32,250 restricted stock units granted
(11 in number)	$376,329	17,887 shares of common stock granted

It is not possible at present to determine the number of shares that will be deliverable under the plan to non-management directors as common stock or restricted stock units in lieu of fees at the election of each non-management director.

Vote Required

Adoption of the proposal to approve the plan requires an affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL THE WILLIAMS COMPANIES, INC. 2007 INCENTIVE PLAN.

PROPOSAL 4

APPROVAL OF THE WILLIAMS COMPANIES, INC. EMPLOYEE STOCK PURCHASE PLAN

SUMMARY OF THE WILLIAMS COMPANIES, INC.
2007 EMPLOYEE STOCK PURCHASE PLAN

Introduction

On March 14, 2007 our board approved The Williams Companies, Inc. 2007 Employee Stock Purchase Plan (the “plan”), subject to stockholder approval. If this new plan is approved by stockholders, the first offering period shall commence on October 1, 2007.

The plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, nor is the plan a qualified plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). It is our intention for the plan to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code.

Some key features of the plan of interest to stockholders, which are described more fully below, include:

•	$15,000 annual purchase limits and $7,500 offering period limit (with the exception of the first offering period which will be limited to $3,461.52);

•	6 month offering period (with the exception of the first offering period which will be a 3 month offering period from October 1, 2007 through December 31, 2007);

•	15% discount of purchase price with a look back feature;

•	accounting expense for discount;

•	750 share limit on the number of shares eligible for purchase during each offering period;

•	one year holding period required after purchase date of shares;

•	eligible employees generally include those customarily employed by us or one of our designated subsidiaries, but in all cases excluding any such employee who is a highly compensated employee within the meaning of Section 414(q) of the Code who holds a position that has been classified as an executive position by our executive compensation department; and

•	2 million shares limit on the number of shares available for sale under the plan.

A full copy of the plan is attached as Appendix D. The material features of the plan are summarized below and such summary is qualified in its entirety by reference to the complete text of the plan.

Purpose

The purpose of the plan is to enhance our ability and our designated subsidiaries, to attract and retain competent personnel within our organization, to provide additional incentive to employees through the opportunity to purchase our common stock and to strengthen their commitment to our success, thereby aligning the interests of the participants more closely with the interests of our stockholders.

Administration

The plan is administered by the compensation committee (the “committee”) as designated by our board. Subject to the provisions of the plan, the committee has full power and authority to promulgate rules and regulations as it deems necessary for the proper administration of the plan, to interpret the provisions and supervise the administration of the plan and to take all action in connection with or related to the plan as it deems necessary or advisable. All actions taken and determinations or interpretations made by the committee will be binding and conclusive on all participants and their legal representatives. The committee delegates the routine day-to-day administration of the plan (including the section of a designated broker for the plan) to the vice president of human resources.

The board may at any time and for any reason terminate or amend the plan; provided that except in limited circumstances, no such termination of the plan may affect options previously granted. In addition, except in limited circumstances, no amendment to the plan shall make any change in any option previously granted that adversely affects the rights of any participant. Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the committee, among other things, shall be entitled to change the offering periods (solely prior to the commencement of the affected offering periods), limit the frequency and/or number of changes in the amount withheld during an offering period (solely prior to the commencement of the affected offering periods).

Eligibility

Employees are generally eligible to participate in the plan if they are (i) customarily employed by us or one of our designated subsidiaries and (ii) employed as of the first day of the offering period; but in all cases excluding any such employee who is a highly compensated employee within the meaning of Section 414(q) of the Code and who holds a position that has been classified as an executive position by our executive compensation department. However, such employees will not be eligible to participate in the plan if, immediately following the grant, they (or any other person whose stock would be attributed to them pursuant to Section 424(d) of the Code) would possess common stock and/or hold outstanding options to purchase stock, or stock of a subsidiary, representing 5% or more of the total combined voting power or value of all such classes of stock or of any subsidiary.

In the event an otherwise eligible employee takes a leave of absence (such as sick leave or military leave) agreed to by us and such leave is for a period of more than 90 days and reemployment with us or one of our designated subsidiaries, as the case may be, is not guaranteed by contract or by statute, for purposes of the plan, such employee will be deemed to have terminated employment with us or one of our designated subsidiaries, as the case may be, as of the 91st day. (See section entitled “Withdrawal; Termination of Employment”). In such event, such individual’s eligibility to participate in the plan during the offering period in which the termination occurs will be automatically terminated. No further payroll deductions for the purchase of shares of common stock will be made from such individual during such offering period. An employee’s termination during an offering period will not have any effect upon his or her eligibility to participate in any succeeding offering period, provided that he or she meets the eligibility requirements at that time.

Offering Period

The plan generally provides for offerings beginning on the first day of the year or the first day of the seventh month of the year (the “offering date”) and concludes on the last day of the sixth month after the offering date (the “purchase date”). The six month period for which an offering is effective is referred to as an “offering period”. However, the first offering period under the plan will be a short offering period of only 3 months beginning on October 1, 2007 and ending on December 31, 2007.

Eligible employees may elect to participate in an offering period. Such election shall provide the right to purchase shares of common stock on the purchase date of such offering period. The number of shares of common stock shall be determined by dividing each participant’s payroll deductions accumulated during each offering period prior to such purchase date and retained in the participant’s payroll deduction account as of such purchase date by the applicable purchase price. The right to purchase shares of common stock with respect to an offering period will expire on the purchase date.

Offering of Common Stock

Under the terms of the plan, the maximum number of shares that shall be made available for sale under the plan shall be 2,000,000 shares.

Enrollment

Eligible employees that wish to purchase shares of common stock during an offering period must file a subscription agreement and any other required documents (“enrollment documents”). The enrollment documents authorize us to make payroll deductions and must be submitted to the designated broker within the time frame established prior to the offering date for which the enrollment documents will be effective, unless a later time for filing the enrollment documents is established by the committee for all employees. Generally, once an eligible employee is enrolled in the plan by filing the enrollment documents with the designated broker, as long as such individual remains eligible, such eligible employee will automatically participate in subsequent offering periods unless the required notice is given to the designated broker to withdraw all contributions during an offering period. (See section entitled “Withdrawal; Termination of Employment”).

Payroll Deductions

Upon enrollment participants will, in accordance with rules adopted by the committee, authorize after-tax payroll deductions. Any amounts directed to the plan will be withheld by payroll deduction beginning with the first full payroll period coinciding with or next following the offering date. No interest will accrue or be payable by us or any entity with respect to payroll deductions made for elections under the plan.

The maximum payroll deduction for the plan, to be applied annually, is $15,000, or such greater amount as designated by the committee. The maximum payroll deductions that a participant may elect for any offering period shall not exceed $7,500 (provided that in the first offering period from October 1, 2007 through December 31, 2007, the maximum payroll deductions for such first offering period shall not exceed $3,461.52). The maximum payroll deductions a participant may elect per pay period shall not exceed $576.92.

A participant may reduce his or her rate of payroll deduction to zero at any time during an offering period by filing the required documents within the prescribed time frame with the designated broker. Such reduction will apply for the whole offering period and will be irrevocable with respect to such offering period. Amounts remitted to the plan as a result of such participant’s earlier payroll deduction election prior to the processing of the reduction to zero will be returned to the participant and such participant’s option for the current offering period will be automatically terminated. Such participant will be required to re-file the enrollment documents for the next offering period in which he or she chooses to participate.

Purchase of Stock; Limitations on Purchase of Stock

Unless a participant reduces his or her payroll deduction to zero, or otherwise becomes ineligible, the purchase of shares of common stock will be exercised automatically on each purchase date, and, subject to the limitations on the number of shares that may be purchased under the plan, the maximum number of shares will be purchased for such participant at the applicable purchase price with the accumulated payroll deductions elected to be withheld under the plan.

Participants may not purchase shares of common stock under the plan to the extent that their rights to purchase shares under the plan, when combined with all other rights and options granted to them under all employee stock purchase plans or any subsidiary corporation plans, would permit them to purchase shares of common stock with a fair market value (determined on the first day of the applicable offering period) in excess of $25,000 for any calendar year in which such purchase right is outstanding at any time. In order to comply with this $25,000 limitation, we may decrease the rate of payroll deductions to zero percent at any time during the offering period.

We have set aside a maximum of 2,000,000 shares for issuance under the plan. This number may be adjusted for stock splits and similar events. If the total number of shares that would otherwise be subject to rights to purchase at the beginning of an offering period exceeds the number of shares then available under the plan, the committee will make a pro rata allocation of the shares remaining available under the plan. In such event, the committee will give affected participants written notice of the number of shares of common stock allocated and will reduce the rate of payroll deductions as necessary.

Fractional Shares; Return of Excess Contributions

Fractional shares up to three decimal places shall be issued, as necessary. To the extent that, following a participant’s purchase of shares of common stock on any purchase date, any amount remains that cannot purchase a fractional share, the excess amount may be returned to such participant. If a participant terminates participation in the plan, or otherwise becomes ineligible, any payroll deduction amounts remaining that were not eligible to purchase shares may be returned to such individual.

Purchase Price

The purchase price per share of common stock under the plan will be the lesser of:

•	85% of the fair market value of a share of common stock on the offering date and

•	85% of the fair market value of a share of common stock on the purchase date.

Fair market value of a share of common stock on a given date is determined by reference to the closing sale price reported for such shares on such date, or if no sale was reported on such date, on the last date on which a sale was reported, on the New York Stock Exchange, as reported in The Wall Street Journal.

Withdrawal; Termination of Employment

If a participant chooses to withdraw all but not less than all of his or her contributions during an offering period, he or she may do so by completing and timely filing the required documentation with the designated broker to change his or her payroll deduction rate to zero. Such change to zero will apply for the whole offering period and will be irrevocable with respect to the option period. Such participant’s contributions prior to the processing of the change will be returned to such participant, and his or her option will be automatically terminated. A withdrawal by a participant during an offering period will not have any effect upon an eligible participant from electing to participate in any succeeding offering period. Such participant will be required to make a new election for the next offering period for which he or she chooses to participate.

Upon termination of a participant’s employment during the offering period for any reason, including voluntary termination, retirement or death, the payroll deductions credited to the plan (that have not been used to purchase shares of common stock) will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto. The participant’s option will be automatically terminated. Such termination will be deemed a withdrawal from the plan.

Transferability

Rights under the plan are not transferable by participants, other than by will or the laws of descent and distribution or as otherwise allowed by the plan by way of designation of a beneficiary. Any such attempt at assignment, transfer, pledge or other disposition will have no effect, except that we may treat such act as an election to withdraw funds.

Holding Period Sale of Shares

As promptly as practicable after a purchase date, the number of shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant’s name with the designated broker. The committee may require that the shares be retained with the designated broker for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. All shares purchased by a participant cannot be sold or otherwise transferred by the participant to anyone else until one year after the purchase date.

Amendment; Termination

The board may at any time and for any reason terminate or amend the plan. Except as allowed by the plan generally with respect to changes in capitalization or corporate transactions, no such termination of the plan may affect options previously granted. Additionally, except as allowed by the plan generally with respect to changes in capitalization or corporate transactions, no such amendment to the plan shall make any change in any option previously granted that adversely affects the rights of any participant. We will obtain stockholder approval of any amendment in such a manner and to such a degree as required to the extent necessary to comply with Section 423 of the Code or any other applicable law, regulation or stock exchange rule.

Government and Other Regulations

The plan and all rights granted thereunder, and our obligation to sell and deliver shares of common stock, will be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by government agencies as the committee may deem necessary or appropriate.

Federal Income Tax Implications

The following summary is for general information only and is based on U.S. Federal income tax laws in effect on the date of this summary, which are subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to participants in light of their individual investment circumstances or if they are subject to special tax rules. Moreover, this summary does not address state, local or foreign tax consequences. This summary assumes that the common stock acquired pursuant to the plan will be held as a “capital asset” (generally property held for investment) under the Code. Participants should always consult with a qualified tax adviser regarding the Federal, state, local or foreign income and other tax consequences of participants’ purchase rights and of acquiring and holding the common stock.

The plan, and participants’ rights to make purchases under the plan, are intended to qualify for treatment under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to the participant until he or she sells or otherwise dispose of the shares purchased under the plan.

Upon the sale or other disposition of the common stock, the participant will generally be subject to tax. The tax consequences of the sale or other disposition will depend upon how long the shares were held.

•	If a participant sells or otherwise disposes of his or her shares more than two (2) years from the first day of the offering period when they were purchased (and more than one year from the date the shares are purchased), then the participant generally will recognize ordinary income based on the lesser of:

•	the amount equal to the excess of the fair market value of the shares at the time of the participant’s sale or disposition over his or her purchase price for the shares, or

•	an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period.

•	If a participant sells or otherwise disposes of his or her shares less than two (2) years from the first day of the offering period when they were purchased, he or she will realize ordinary income generally measured as the excess, if any, of the fair market value of the shares on the date of the purchase of shares over the actual purchase price paid under the plan for such shares. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held.

Capital Gain or Loss

Net capital gain (i.e., generally, capital gain in excess of capital losses) recognized by a participant from the sale of shares that he or she held for more than twelve months will generally be subject to Federal income tax as long-term capital gain. Net capital gain recognized by a participant from the sale of the shares that he or she held for 12 months or less will be subject to tax at his or her ordinary income rates.

If a participant holds the shares for the required holding period, and the fair market value of the shares on the date of sale is less than the amount that he or she paid, there will be no ordinary income and any loss that is recognized will generally be considered a long-term capital loss.

Withholding

In connection with any sales that participants make of shares held in their brokerage account, we may, but is not obligated to, withhold from participants’ compensation the amount necessary to meet any of such participants’ tax and other obligations.

Company Tax Deduction

We expect to receive certain tax deductions, depending on the number and timing of purchases and sales of shares by employees.

Vote Required

Adoption of the proposal to approve the plan requires an affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE WILLIAMS COMPANIES, INC. 2007 EMPLOYEE STOCK PURCHASE PLAN.

ADDITIONAL INFORMATION

CODE OF ETHICS

We have adopted a code of ethics specific to the principal executive officer, principal financial officer, controller and other executive officers. The code of ethics was filed with the SEC as Exhibit 14 to our annual report on Form 10-K for the year ended December 31, 2003. In addition, we have adopted a code of business conduct that is applicable to all employees. The code of ethics and the code of business conduct and ethics are available on the company’s website at http://www.williams.com.

WEBSITE ACCESS TO REPORTS AND OTHER INFORMATION

We file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other documents electronically with the SEC under the Securities Exchange Act of 1934, as amended (Exchange Act). You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain such reports from the SEC’s Internet website at http://www.sec.gov.

Our Internet website is http://www.williams.com. We make available free of charge on or through our Internet website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our corporate governance guidelines, director independence standards, code of ethics, board committee charters and code of business conduct are also available on our Internet website. We will also provide, free of charge, a copy of any of our corporate documents listed above upon written request to our secretary at Williams, One Williams Center, MD 47, Tulsa, Oklahoma 74172.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of our stock to file certain reports with the SEC and the NYSE concerning their beneficial ownership of our equity securities. The SEC regulations also require that a copy of all such Section 16(a) forms filed must be furnished to us by the executive officers, directors, and greater than 10% stockholders. Based on a review of the copies of such forms in our possession, and on written representation from certain reporting persons, we believe that during fiscal 2006, all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), except that a Form 4 was not timely filed by Mr. Steven Malcolm to report the vesting and payout of

25,000 restricted stock units and a Form 3 was not timely filed by Dr. Kathleen Cooper to report initial ownership of 0 shares of the company’s stock.

STOCKHOLDER PROPOSALS FOR 2008

Stockholders interested in submitting a proposal for inclusion the proxy materials for our 2008 annual meeting of stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. In order for a stockholder proposal to be considered for inclusion in our 2008 proxy statement, we must receive it no later than December 13, 2007. The proposal should be addressed to our corporate secretary at One Williams Center, MD 47, Tulsa, Oklahoma 74172. We suggest that proposals be sent by certified mail with return receipt requested.

ANNUAL MEETING INFORMATION

Votes for the annual meeting will be counted by a representative of UMB Bank, N.A., who will act as the inspector of elections at the 2007 annual meeting.

We know of no matters to be presented at the annual meeting other than those included in this notice. By signing the proxy card you are also giving authority to the persons named on the proxy card to take action on additional matters that may properly come before the annual meeting. Should any other matter requiring a vote of stockholders arise, including a question of adjourning the annual meeting, the persons named in the accompanying proxy card will vote according to their best judgment.

All votes are confidential, unless disclosure is legally necessary.

PROXY SOLICITATION

The proxy card accompanying this proxy statement is solicited by our board of directors. We expect to solicit proxies in person, by telephone, or by our directors, officers, employees and agents in person or by telephone, or other electronic means. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. We expect to pay MacKenzie Partners, Inc. an estimated $15,000 in fees, plus expenses and disbursements.

We will pay the expenses of this proxy solicitation including the cost of preparing and mailing the proxy statement and accompanying proxy card. Such expenses may also include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of our common stock.

It is important that your stock be represented at the annual meeting regardless of the number of shares you hold. Whether or not you plan to attend, please vote, either by Internet, phone or by signing, dating and returning the enclosed proxy promptly. For your convenience, a return envelope is enclosed requiring no additional postage if mailed within the United States.

By order of the Board of Directors,

Brian K. Shore
Secretary

Tulsa, Oklahoma
April 10, 2007

APPENDIX A

CORPORATE GOVERNANCE GUIDELINES

(As amended on September 14, 2006)

The following Corporate Governance Guidelines (“Guidelines”) of The Williams Companies, Inc. (the “Company”) provide a framework for the governance of the Company. These Guidelines are posted on the Company’s website and also are available in print to any shareholder requesting them.

I.	Operation of the Board.

A.	The Role of the Board.

The Board has the responsibility for establishing broad corporate policies and for overseeing the overall performance of the Company and the operation of the Company by the Chief Executive Officer and other officers. The Board focuses on the following core responsibilities:

•	Evaluating and approving the Company’s strategic and financial plans and monitoring the implementation and results of those plans;

•	Succession planning for management;

•	Monitoring the financial performance of the Company;

•	Overseeing compliance with laws, regulations and standards;

•	Assessing the performance of the Chief Executive Officer and setting compensation accordingly;

•	Assessing whether appropriate processes are in place to properly manage the Company; and

•	Reviewing senior executive officer goals and compensation.

B.	Director Responsibilities.

The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders in accordance with their duties of care and loyalty.

C.	Board Leadership.

The Chief Executive Officer serves as the Chairman of the Board. The Chief Executive Officer is responsible for the overall management and functioning of the Company.

In addition, the Board has designated an independent director as the Lead Director. The Lead Director’s responsibilities include presiding over executive sessions of the independent directors, consulting with the Chairman of the Board and Chief Executive Officer regarding scheduling and agendas for Board meetings, overseeing the appropriate flow of information to the Board, chairing Board meetings in the Chairman’s absence, acting as a liaison between the independent directors and management, and being available for consultation and communication with shareholders as appropriate.

D.	Executive Sessions of Independent Directors.

At every regularly scheduled Board meeting, the independent directors meet without the Chief Executive Officer or other management present. The Lead Director presides at these sessions. The Lead Director also has the authority to call additional executive sessions as appropriate.

E.	Frequency of Meetings; Attendance.

The Board meets regularly at least six times each year. The Chairman of the Board, the President or any three directors may also call special meetings from time to time as necessary. Directors are expected to attend in person all regularly scheduled Board and committee meetings, as well as the Annual Meeting of Stockholders, and to participate telephonically when they are unable to attend in person.

F.	Agenda Items for Board Meetings.

The Chairman of the Board establishes the Board meeting agenda in consultation with the executive officers of the Company, the Lead Director, and the Corporate Secretary. All directors are also encouraged to suggest agenda topics and are free to raise any subject at a meeting that is not on the agenda for that meeting.

G.	Meeting Materials; Preparation; Participation.

Materials are generally distributed to the directors one week in advance of each regular Board or committee meeting. In some cases, due to the sensitive nature of an issue or if an issue arises without sufficient time to complete distribution of materials within this time frame, materials are presented only at the meeting. Directors are expected to be prepared for meetings by reviewing advance materials and otherwise to participate actively in the Board’s or committee’s deliberations.

H.	Access to Management and Employees.

The Board at all times has free access to all members of management and the employees of the Company.

I.	Access to Non-Management Directors.

Interested parties wishing to communicate with the non-management directors, individually or as a group, may do so by contacting them in care of the Corporate Secretary or the Lead Director. The Company publishes on its website a mailing address and email address for this purpose.

J.	Chief Executive Officer Evaluation and Compensation.

Annually, the Board sets the Chief Executive Officer’s goals and objectives and then meets in executive session to review the Chief Executive Officer’s performance based on those goals and objectives. The session, which is led by the Chairman of the Compensation Committee, is conducted without the Chief Executive Officer present. The results of this performance review are shared with the Chief Executive Officer and are used by the Compensation Committee in establishing the Chief Executive Officer’s compensation.

K.	Management Succession.

The Board maintains a process for planning orderly succession for the position of Chief Executive Officer as well as other senior management positions. The Board also has available, on a continuing basis, the Chief Executive Officer’s recommendation of a potential successor in the event of unexpected disability.

L.	Strategic Planning.

The Board reviews the strategic and financial plans of the Company annually. The Board receives frequent updates from the Chief Executive Officer regarding the implementation of the strategic plans.

II.	Board Structure.

A.	Independent Directors.

It is the policy of the Company that all members of the Board, except the Chief Executive Officer, shall be “independent” directors as defined by the rules of the New York Stock Exchange. Annually, the Board, through the Nominating and Governance Committee, reviews the independence of the directors and the Board affirmatively makes a determination as to the independence of each director. The Board has adopted the standards set forth in Attachment A to these Guidelines to assist it in assessing the independence of directors.

B.	Classes of Directors; Size of the Board; Term.

The Board currently has 11 directors, divided into three classes of directors of as nearly equal size as possible. The total number of directors is determined by resolution adopted by the affirmative vote of a majority of the Board, except that the total number of directors may not be less than five or more than 17. The term of each class of directors is normally three years, and the term of one class expires each year in rotation.

C.	Director Resignation Policy.

In accordance with the Company’s By-laws, if none of our shareholders provides the Company notice of an intention to nominate one or more candidates in a Director election, or if our shareholders have withdrawn all such nominations by the day before the Company mails its notice of meeting to our shareholders, a nominee must receive more votes cast “for” than “against” his or her election or re-election in order to be elected or re-elected to the Board. The Board shall nominate for election or re-election as Director only candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as Director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at any annual meeting at which they face re-election, and (ii) Board acceptance of such resignation. In addition, the Board shall fill Director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Directors in accordance with this Board practice.

If an incumbent Director fails to receive the required vote for re-election, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the Director’s tendered resignation and will submit such recommendation for consideration by the Board. The Board will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results. The Board expects the Director whose tendered resignation is under consideration to abstain from participating in any decision regarding that tendered resignation. The Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a Director’s tendered resignation. If the Board accepts a Director’s tendered resignation pursuant to this process, the Nominating and Governance Committee shall recommend to the Board whether to fill such vacancy or reduce the size of the Board. If, for any reason, the Board is not elected at an annual meeting, they may be elected thereafter at a special meeting of the shareholders called for that purpose in the manner provided in the By-laws.

D.	Selection of Directors; Board Membership Criteria.

The Nominating and Governance Committee is responsible for developing and recommending to the Board qualifications for assessing candidates for Board membership, identifying candidates for Board membership, and development of a Board succession plan. Qualifications sought by the Nominating and Governance Committee in independent director candidates include the following:

1. An understanding of business and financial affairs and the complexities of a business organization. Although a career in business is not essential, the nominee should have a proven record of competence and accomplishments through leadership in industry, education, the professions or government, and should be willing to maintain a committed relationship with the Company as a director.

2. A genuine interest in representing all of the shareholders and the interest of the Company overall.

3. A willingness and ability to spend the necessary time to function effectively as a director.

4. An open-minded approach to matters and the resolve to independently analyze matters presented for consideration.

5. A reputation for honesty and integrity beyond question.

6. Independence as defined by the New York Stock Exchange, and qualifications otherwise required in accordance with applicable law or regulation.

E.	Outside Board Service.

Directors should limit their service as directors on publicly held company and investment company boards to no more than five (including the Company’s Board). Service on the boards of subsidiary companies, non-profit organizations and non-public for-profit organizations is not included in this calculation. Moreover, if a director sits on several mutual fund boards within the same fund family, it will count as one board for purposes of this calculation. Directors serving on the Company’s Board as of November 2005 have one year to achieve compliance with this guideline.

Directors should advise the chairman of the Nominating and Governance Committee in advance of accepting an invitation to serve on another for-profit board. The Committee reviews at least annually directorships (or positions on similar governing bodies) held by directors and executive officers. The Chief Executive Officer approves in advance all such commitments of executive officers, and the Nominating and Governance Committee approves in advance all such commitments of the Chief Executive Officer.

F.	Material Change in Status.

The Board understands and expects that a director who has a material change in his or her status including a change in his or her principal business association will promptly offer his or her resignation from the Board in order to provide the Nominating and Governance Committee the opportunity to assess each situation based on the individual circumstances and make a recommendation to the Board as to whether to accept the resignation. The Board is free to accept or reject the resignation.

G.	Compensation of Board Members.

The Nominating and Governance Committee annually reviews and recommends to the Board the appropriate compensation for non-management directors. The committee’s goal is to fairly and reasonably compensate the directors commensurate with their duties and responsibilities. A combination of cash and Company stock is used to compensate directors. The Nominating and Governance Committee periodically reviews the status of the Company’s Board compensation in relation to other comparable U.S. companies to assess whether compensation is competitive to attract and retain the most qualified candidates.

H.	Stock Ownership Guidelines.

It is the recommendation of the Board that all directors, consistent with their responsibilities to the shareholders of the Company as a whole, hold an equity interest in the Company. Accordingly, each non-management director should acquire and hold Company stock with a value (measured at the time the stock is acquired) equivalent to three times the annual director retainer (not including committee and/or committee chair fees) paid to that director in the Company’s most recently completed full fiscal year. A non-management director should satisfy this standard within five years from the date the director joins the Board or the adoption of this policy. Once the requirement is met, the individual is considered to be in compliance if the director continues to hold the lesser of the value multiple or the number of shares necessary to fulfill the requirement on that date. Shares owned outright and deferred shares count as owned, but option equity does not count as owned.

It is the recommendation of the Board that all executive officers, consistent with their responsibilities to the shareholders of the Company as a whole, hold an equity interest in the Company. Accordingly, the Chief Executive Officer should acquire and hold Company stock with a value (measured at the time the stock is acquired) equivalent to five years’ base salary, and each other executive officer of the Company should acquire and hold Company stock with a value (measured at the time the stock is acquired) equivalent to three years’ base salary. Executive officers should satisfy this standard within five years from the date of becoming an executive officer or the adoption of this policy. Once the requirement is met, the individual is considered to be in compliance if the executive continues to hold the lesser of the value multiple or the number of shares necessary to fulfill the requirement on that date. Shares owned outright, deferred and performance-based deferred shares count as owned, but option equity does not count as owned.

I.	Director Retirement.

The normal retirement date for a Director shall be at the first Annual Meeting of Stockholders of the Company following the Director’s 75th birthday, unless the Nominating and Governance Committee has voted, on an annual basis, to waive or to continue to waive, the mandatory retirement age of such person as a Director.

III.	Committees of the Board.

The Board has established standing committees to oversee designated matters. The committees of the Board are Audit, Nominating and Governance, Finance and Compensation. The Board annually elects from its members, as recommended by the Nominating and Governance Committee, the members and the chairman of each committee. All committee members are independent directors as determined in accordance with New York Stock Exchange rules. In addition, directors who serve on the Audit Committee meet additional, heightened independence criteria applicable to audit committee members under New York Stock Exchange rules. Each committee has a written charter setting forth the duties, authority and responsibilities of the committee. All committees report regularly to the full Board with respect to their activities.

IV.	Other Board Practices.

A.	Director Orientation; Continuing Education.

New directors participate in an orientation program upon joining the Board. All directors are given the opportunity and encouraged to participate in continuing education programs.

B.	Evaluations.

Annually, the Nominating and Governance Committee evaluates the performance of the Board to assess the Board’s effectiveness. Each of the Audit, Nominating and Governance, Compensation and Finance Committees conducts a self-evaluation annually. The Nominating and Governance Committee evaluates each director’s individual performance on an annual basis.

C.	Access to Outside Advisors.

The Board and its committees, consistent with the provisions of their respective charters, have the right to retain outside advisors as they determine necessary to carry out their duties.

D.	Review of Corporate Governance Guidelines.

These Guidelines are reviewed at least annually by the Nominating and Governance Committee, which recommends changes to the Board as necessary.

Attachment A

A. Director Independence

An “independent” director is a director whom the Board of Directors has determined has no material relationship with The Williams Companies, Inc. or any of its consolidated subsidiaries (collectively, “Williams”), either directly, or as a partner, shareholder or officer of an organization that has a relationship with Williams.

A relationship is “material” if, in the judgment of the Board of Directors, the relationship would interfere with the exercise of the director’s independent judgment. The Board of Directors has established standards for determining when a relationship between a director (or an organization with which a director is associated) and Williams is sufficiently material that it would be viewed as interfering with the director’s independent judgment. In determining whether a particular relationship would be viewed as interfering with a director’s independent judgment, the Board applies the standards set forth below. Under these standards:

1. A director is not independent if the director, or a member of the director’s immediate family, has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from Williams, other than Board fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of Williams is not counted for purposes of this standard.

2. A director is not independent if the director is an employee, or has an immediate family member who is an executive officer, of another company that has made payments to, or received payments from, Williams for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross annual revenues.

3. A director is not independent if the director or an immediate family member of the director is an executive officer of a company which is indebted to Williams, or to which Williams is indebted, and the total amount of either company’s indebtedness to the other is at least 2% of the total consolidated assets of such company as of the end of the last completed fiscal year.

4. A director is not independent if the director is, or has been within the last three years, an employee of Williams, or an immediate family member of the director is, or has been within the last three years, an executive officer of Williams.

5. A director is not independent if: (a) the director, or an immediate family member of the director, is a current partner of Williams’ internal or external auditor; (b) the director is a current employee of Williams’ internal or external auditor; (c) an immediate family member of the director is a current employee of Williams’ internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director, or an immediate family member of the director, was within the last three years (but is no longer) a partner or employee of Williams’ internal or external auditor and personally worked on Williams’ audit within that time.

6. A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Williams’ present executive officers serves or served on the compensation committee at the same time.

7. A director is not independent if the Nominating and Governance Committee determines that a discretionary contribution made by Williams or The Williams Companies Foundation, Inc. to a non-profit organization with which a director, or a director’s spouse, has a relationship, impacts the director’s independence.

* * * * * * * * *

An “immediate family” member includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

B.	Additional Requirements for Audit Committee Members

A director is not considered independent for purposes of serving on the Audit Committee, and may not serve on the Audit Committee, if:

1. The director accepts, directly or indirectly, from The Williams Companies, Inc. or any of its subsidiaries (collectively, “Williams”), any consulting, advisory, or other compensatory fee, other than Board and committee fees and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Williams (provided that such compensation is not contingent in any way on continued service). “Indirect” acceptance of compensatory fees includes payments to a spouse, minor child or stepchild of, or child or stepchild sharing a home with, the director.

or

2. The director is:

•	a partner or a member;

•	an officer occupying a position comparable to that of a partner or member (such as a managing director);

•	an executive officer; or

•	in a position similar to any of the foregoing (excluding limited partners, non-managing members and others who have no active role in providing services to the entity)

at an entity that receives payments from Williams for providing accounting, consulting, legal, investment banking, or financial advisory services to Williams.

or

3. The director is an affiliated person of Williams, as determined in accordance with Securities and Exchange Commission rules.

APPENDIX B

THE WILLIAMS COMPANIES, INC.

AUDIT COMMITTEE CHARTER
(as adopted on November 15, 2006)

I.   Purpose.  The Audit Committee’s (“Committee”) purpose is to represent and provide assistance to the Board of Directors of the Company (the “Board”) in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, and internal control functions of the Company and its subsidiaries. In addition, the Committee’s purpose includes (a) representing and assisting the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors; (b) preparing the report of the Committee to be included in the Company’s annual proxy statement as required by the rules of the Securities and Exchange Commission (the “SEC”); and (c) appointing and retaining the firm of independent public accountants with respect to the audit of the books and accounts of the Company and its subsidiaries.

II.   Composition.  The Committee shall be comprised of three or more directors as determined by the Board. Committee members, including the chairman of the Committee, shall be appointed by the Board on an annual basis upon the recommendation of the Nominating and Governance Committee and may be removed by the Board. The members of the Committee shall meet the independence requirements of the New York Stock Exchange. Each member of the Committee must be financially literate and at least one member must be an “audit committee financial expert,” as determined by the Board in accordance with SEC rules. A member of the Committee may not simultaneously serve on the audit committees of more than three public companies unless such service is approved by the Board upon its determination, based on the recommendation of the Nominating and Governance Committee, that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

III.   Meetings.  The Committee shall meet at least quarterly and at such times and places and by such means as the Chairman shall determine. The Committee shall meet separately, at least quarterly, with management, the internal auditors, the independent auditors, and the general counsel. The Committee shall report regularly about its activities to the Board. A majority of the members of the Committee shall constitute a quorum.

IV.   Duties and Responsibilities.  Among its duties and responsibilities, the Committee shall:

A. Directly appoint and retain, subject to shareholder ratification, and oversee, evaluate and terminate when appropriate, the firm of independent public accountants with respect to the audit of the books and accounts of the Company and its subsidiaries for each fiscal year and have sole authority to approve all audit fees and terms in connection with the engagement of the independent auditors, which shall report directly to the Committee;

B. Approve in advance all audit and legally permitted non-audit services to be provided by the independent auditors and establish procedures (Attachment A) for the engagement of the independent auditors to provide audit and legally permitted non-audit services;

C. At least annually, evaluate the independent auditors’ qualifications, performance and independence, and obtain and review a report by the independent auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company;

D. Meet to review and discuss the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditors, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

E. Discuss the Company’s earnings press releases, and the Company’s policies with respect to earnings press releases and financial information and earnings guidance provided to analysts and rating agencies (including any proposed changes in Company policies related to the foregoing);

F. Discuss policies with respect to risk assessment and risk management and discuss the Company’s major risk exposures and the steps management has taken to monitor and control such exposures;

G. Review with the independent auditors the scope of the audit and the results of the annual audit examination by the auditors, including any audit problems or difficulties and management’s response;

H. Review with the independent auditors and the chief internal auditing executive the scope and results of the internal audit program, including the responsibilities, budget and staffing of the Company’s internal audit function;

I. Review and approve, if appropriate, the internal audit charter and any changes thereto;

J. Assess the independence of the chief internal auditing executive and concur in the selection, retention and dismissal of the chief internal auditing executive;

K. Review the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures through inquiry and discussions with the Company’s independent auditors, internal auditors and management of the Company and review the adequacy and effectiveness of the Company’s disclosure controls and procedures;

L. Establish and oversee procedures (Attachment B) for (i) the receipt, retention, treatment, processing and resolution of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

M. Set clear hiring policies for employees and former employees of the independent auditors.

N. Direct preparation of and approve the Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement; and

O. Annually evaluate the performance of the Committee and report the results of the Committee performance evaluation to the Board and review and assess annually the adequacy of the Committee’s charter and recommend any changes to the Board.

P. Review and approve related person transactions that have been determined, in accordance with Attachment C, to be in, and not inconsistent with, the best interests of the Company and its stockholders.

Any action duly and validly taken by the Committee pursuant to the power and authority conferred under this Charter shall for all purposes constitute an action duly and validly taken by the Board and may be certified as such by the Secretary or other authorized officer of the Company. The Board shall be informed of any such action.

V.   Outside Advisors.  The Committee shall have the authority to engage independent counsel and other advisors, as the Committee determines necessary to carry out its duties.

VI.   Funding.  The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of:

A. Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

B. Compensation to any advisors employed by the Committee under Section V; and

C. Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Attachment A

Williams Annual and Specific Pre-approval Policy to
Engage Independent Accountant

I.  Introduction:

Under the Sarbanes-Oxley Act of 2002 (“Act”), the Audit Committee of the Board of Directors is required to pre-approve the audit and permissible non-audit services performed by the independent accountants. The Company will not use its independent accountant for any of the services prohibited by the Act or the rules of the Securities and Commission (“SEC”) or Public Company Accounting Oversight Board (“PCAOB”). It is the intent of the Audit Committee to maintain this policy in a manner consistent with SEC rules and PCAOB rules and other relevant criteria as they may change from time to time. This Policy may be updated from time to time based on changes in such criteria, or otherwise as determined in the reasonable judgment of the Audit Committee.

II.  Procedures:

A.  General:

All services provided by the independent accountant will be subject to pre-approval by the Audit Committee. Requests to use the Company’s independent accountant for audit or non-audit services, and the related fees, will be approved by the Audit Committee before the commencement of such services.

The Audit Committee generally pre-approves most of the Audit services for the fiscal year (regardless of the year in which such services are performed) as part of its annual process for approving the independent auditor’s engagement, but the Audit Committee will separately pre-approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. For all other services, the Audit Committee will pre-approve the performance of such services under this Policy. The Appendices to this Policy describe such services that have been pre-approved by the Audit Committee as of the date of this Policy and all other services must be separately pre-approved by the Audit Committee.

B.  Requests for Pre-Approval:

Requests for pre-approvals of permissible services, whether subject to ad hoc pre-approval or annual pre-approval of the types of services described on Appendix A, must (1) be accompanied by appropriate details (see template in Appendix B) of the particular services provided, (2) inform the Audit Committee about each service and (3) not result in the delegation of the Audit Committee’s authority with respect to pre-approvals to management. Monetary limits cannot be the only basis for approval as they do not meet criteria (1) and (2) above. Details referenced in (1) above must provide sufficient information to enable the Audit Committee to make a well-reasoned assessment of the impact of the service on the accountant’s independence.

For pre-approval requests relating to permissible tax services, the support for such services must be in written form and describe the: scope of the service; fee structure; any side letter or other amendment to the engagement letter; any compensation or similar arrangement between the independent accountants and any 3rd party promoting, marketing or recommending the transaction covered by the service.

Requests for services will be submitted to the General Auditor for consideration by the Audit Committee.

C.  Term and Fees:

The term of approvals, including for services set forth on the Appendices, is 12 months from the date of approval, unless the Audit Committee specifies a different period. Audit Committee approval will include fee levels for each approved service, including as set forth on Appendix A, and, to the extent a particular service exceeds its corresponding fee level, any additional fees related to an approved service will require separate approval by the Audit Committee. For purposes of the preceding sentence, in the event the independent auditor becomes aware that the corresponding fee level for a particular service is reasonably expected to exceed established amounts by the lesser of [25%] or [$100,000], the independent auditor shall advise the Audit Committee and the [Chief Accounting

Officer], and the additional fees shall be promptly submitted to the Audit Committee for approval. For all other additional fees in excess of an approved fee level, the Audit Committee may approve such additional fees after the performance of the corresponding service and prior to payment of the invoice for such services.

D.  Delegation:

The Audit Committee hereby delegates pre-approval authority, such that any two of its members may pre-approve permissible services. Members who exercise this authority shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. However, where the service proposed by the independent accountant relates to the Company’s internal control over financial reporting, the full Audit Committee must specifically consider, in advance, each proposed service and evaluate whether provision of that service would impair the accountant’s independence. Moreover, the full Audit Committee must specifically approve, in advance, any proposed change in nature, scope or extent of the internal control-related service. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent accountant to management.

E.  Monitoring and Reporting:

The Audit Committee will be informed on a quarterly basis of the services rendered by, including the fees of, the independent accountant in the previous quarter and on a cumulative basis for the fiscal year.

Effective Date and Term:  Procedures are in effect as of date approved by the Audit Committee.

Appendix A

Annual Approval — Audit Services for Fiscal Year 200X

Audit Services consist of (1) the “annual Audit services engagement” and (2) “other Audit services”, which are those services that only the independent accountant reasonably can provide. The Audit Committee annually approves the terms and fees for the annual Audit services engagement and, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. Other Audit services may be pre-approved annually, if known, or may be specifically approved on an as-needed basis.

Dated:           , 200X

Service	Range of Fees

Statutory audits or financial audits for subsidiaries or affiliates of the Company
Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be “audit-related” services rather than “audit” services)

Annual Approval — Audit-Related Services for Fiscal Year 200X

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are traditionally performed by the independent accountant.

Dated:           , 200X

Service	Range of Fees

Due diligence services pertaining to potential business acquisitions/dispositions
Financial statement audits of employee benefit plans
Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters
Internal control reviews and assistance with internal control reporting requirements*
Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be “audit” services rather than “audit-related” services)

Access to EY’s Accounting Literature electronic tool
Attest services not required by statute or regulation

*	The full Audit Committee must specifically consider, in advance, each proposed service to the Company’s relating to internal control over financial reporting and evaluate whether provision of that service would impair the accountant’s independence. Moreover, the full Audit Committee must specifically approve, in advance, any proposed change in nature, scope or extent of the internal control-related service.

Annual Approval — Tax Services for Fiscal Year 200X

All Tax services involving large and complex transactions must be separately pre-approved by the Audit Committee.

It is prohibited to retain the independent accountant in connection with marketing, planning or opining in favor of the tax treatment of a transaction that is a Confidential Transaction; or an Aggressive Tax Position Transaction, that is, was initially recommended, directly or indirectly, by the independent accountant and a significant purpose of which may be tax avoidance, unless the proposed tax treatment is at least more likely than not to be allowable under applicable tax laws.

The independent accountant shall not be retained to provide any tax services for a person with oversight responsibility over any material component of the Company’s financial statements, except services for persons newly acquiring oversight responsibility and where the services were in process before the employment change and will be completed within 180 days. Tax services for members of the Board of Directors are not prohibited.

Dated:           , 200X

Service	Range of Fees

U.S. federal, state and local tax planning and advice*
U.S. federal, state and local tax compliance*
International tax planning and advice*
International tax compliance*
Review of federal, state, local and international income, franchise, and other tax returns*
Licensing [or purchase] of income tax preparation software* from the independent accountant, provided the functionality is limited** to preparation of tax returns

*	Excludes persons with financial reporting oversight responsibilities.

**	If the software performs additional functions, each function must be evaluated separately for its potential impact on the accountant’s independence.

Annual Approval — Other Services for Fiscal Year 200X

Other permissible non-audit services, not included in classes discussed above, and set forth in the table below are pre-approved.

Dated:           , 200X

Service	Range of Fees

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client*

•	Financial information systems design and implementation*

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports*

•	Actuarial services*

•	Internal audit outsourcing services*

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

In addition, services or products provided under a contingent fee or commission, received directly or indirectly, are prohibited.

*Provision of these non-audit services is permitted if it is reasonable to conclude that the results of these services will not be subject to audit procedures. Materiality is not an appropriate basis upon which to overcome the rebuttable presumption that prohibited services will be subject to audit procedures because determining materiality is itself a matter of audit judgment.

Appendix B
ENGAGEMENT OF INDEPENDENT ACCOUNTANT
SPECIFIC PRE-APPROVAL FORM

Date of Request
Requestor
Type of request:	New engagement
Change in scope
Business/functional Unit	Increase in fee (approval required in accordance with Section II.C)
Service to be performed	Choose one:
Audit
Audit-related
Tax services
Term	Other

Estimated cost
Describe engagement
Is this a prohibited service? (see below)	Yes No
Does this engagement impair the independence of the IA?	Yes No
Decision	Approved Denied

Decision-makers (requires 2)	1. 2.
Decision relayed to BU/Function	On
By

Prohibited Services:

•	Bookkeeping or other services related to the accounting records or financial statements subject to audit

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

•	Internal audit outsourcing

•	Management function

•	Human resources

•	Broker-dealer, investment advisor or investment banking services

•	Legal services

•	Expert services unrelated to the audit

Date: (Insert AC approval date)

Attachment B

Williams Complaint Handling Procedures for Accounting and Auditing Matters

Williams is committed to achieving compliance with all applicable securities laws and regulations, accounting standards, accounting controls and audit practices. As part of this commitment, the Audit Committee of the Company’s Board of Directors has established the following procedures for (1) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters (“Accounting Matters”) and (2) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Receipt of Complaints

From Employees:

•	Employees with concerns regarding Accounting Matters are directed (through internal communications including the Code of Business Conduct, company policy, compliance training, etc.) to promptly contact their immediate supervisor, next level(s) of management, the Legal Department, Human Resources Department or the Business Ethics Resource Center (BERC). The recipients of these reported concerns should immediately communicate such information to BERC.

•	If employees want to report their concerns regarding Accounting Matters on a confidential or anonymous basis, they may call the Company’s business ethics helpline, the Action Line at 1-800-324-3606.

From Third Parties:

•	Third parties with concerns regarding Accounting Matters are directed (through instructions on the Company’s external website) to forward their complaints to BERC by:

Telephone:  1-918-573-2139

or

Mail:	The Williams Companies, Inc. One Williams Center Tulsa, OK 74172 Attn: Business Ethics Resource Center, MD 39-1

Scope of Matters Covered by These Procedures

These procedures relate to complaints relating to any questionable Accounting Matters, including, without limitation, the following:

•	Fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company;

•	Fraud or deliberate error in the recording and maintaining of financial records of the Company;

•	Deficiencies in or noncompliance with the Company’s internal accounting controls;

•	Misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company; or

•	Deviation from full and fair reporting of the Company’s financial condition.

Treatment of Complaints

•	Upon receipt of a complaint, BERC will work with the Finance and Legal Departments to determine whether the complaint actually pertains to Accounting Matters. When reasonably possible, BERC will acknowledge receipt of the complaint to the sender.

•	Complaints relating to Accounting Matters will be reviewed under Audit Committee direction and investigated in a manner consistent with the Company’s formal internal investigative process, unless otherwise instructed by the Audit Committee. All significant complaints will be promptly reported to the Chairperson of the Audit Committee. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review.

•	Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee.

•	The Company and its officers, employees, and agents shall not discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee in the terms and conditions of employment based upon any lawful actions of such employee with respect to good faith reporting of complaints regarding Accounting Matters or otherwise as specified in Section 806 of the Sarbanes-Oxley Act of 2002.

Reporting and Retention of Complaints and Investigations

•	BERC will maintain a log of all complaints, tracking their receipt, investigation and resolution and shall prepare a quarterly summary report thereof for the Audit Committee. Such log will be maintained in accordance with the Company’s document retention policy.

Attachment C

POLICY AND PROCEDURES WITH RESPECT TO
RELATED PERSON TRANSACTIONS

A.	Policy Statement

It is the Company’s policy to enter into or ratify Related Person Transactions only when the Board of Directors, acting through the Audit Committee or as otherwise described herein, determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the Company and its stockholders.

B.	Related Person Transactions

The Audit Committee shall review all transactions with Related Persons, promoters and certain control persons as defined in Item 404(a) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934. The Chair of the Audit Committee shall be delegated the responsibility to review Related Person Transactions in the event it is impractical to convene a committee meeting prior to entering into the Related Person Transaction.

C.	Approval Procedures and Standards

Prior to entering into the Related Person Transaction, the Audit Committee (or the Chair) shall consider all of the available relevant facts and circumstances, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person. The Committee (or the Chair) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee (or the Chair) determines in good faith. The Chair of the Committee shall report to the Committee at the next Committee meeting any approval under this policy pursuant to delegated authority. Any proposed Related Person Transaction involving a member of the Board of Directors or the Chief Executive Officer of the Company shall be reviewed and approved by the full Board of Directors.

If the Company determines that a Related Person Transaction has been entered into without prior approval as described above, the transaction shall be submitted to the Audit Committee for review. The Audit Committee shall evaluate the transaction, taking into account the same factors described above, to determine if rescission of the transaction and/or any disciplinary action is appropriate.

APPENDIX C

THE WILLIAMS COMPANIES, INC.

2007 INCENTIVE PLAN
(Effective as of          , 2007)

Article 1. — Effective Date, History, Objectives, and Duration

1.1   Effective Date.  Subject to the approval of the Company’s stockholders, The Williams Companies, Inc., a Delaware corporation (the “Company”), hereby establishes an incentive compensation plan known as The Williams Companies, Inc. 2007 Incentive Plan effective          , 2007 (“Effective Date”). Upon the Effective Date, no further grants or awards shall be made under The Williams Companies, Inc. 2002 Incentive Plan, as amended from time to time, The Williams Companies, Inc. Stock Plan for Nonofficer Employees, The Williams International Stock Plan, The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors or The Williams Companies, Inc. 1996 Stock Plan, as amended.

1.2   Objectives of the Plan.  The Plan is intended (a) to allow selected employees and officers of the Company and its Affiliates to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Affiliates in attracting new employees and officers and retaining existing employees and officers, (b) to provide Non-Equity Incentive Award (as defined below) opportunities to employees in the Designated 162(m) Group (as defined below) that are competitive with those of other major corporations, (c) to optimize the profitability and growth of the Company and its Affiliates through incentives which are consistent with the Company’s goals, (d) to provide Grantees with an incentive for excellence in individual performance, (e) to promote teamwork among employees, officers, and Non-Management Directors (as defined below), and (f) to attract and retain highly qualified persons to serve as Non-Management Directors and to promote ownership by such Non-Management Directors of a greater proprietary interest in the Company, thereby aligning such Non-Management Directors’ interests more closely with the interests of the Company’s stockholders.

1.3   Duration of the Plan.  The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors of the Company (“Board”) to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions, or, if earlier, the tenth (10th) anniversary of the date the Plan is approved by the stockholders of the Company. Termination of the Plan will not affect the rights and obligations of the Grantees and the Company arising under Awards theretofore granted and then in effect.

Article 2. — Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1   “Acquired Entity Award” has the meaning set forth in Section 5.6.

2.2   “Affiliate” means any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with the Company.

2.3   “Annual Meeting of Company Stockholders” has the meaning set forth in Section 15.1.

2.4   “Award” means Options (including non-qualified options and Incentive Stock Options), Shares of Restricted Stock, Restricted Stock Units, Performance Units (which may be paid in cash), Performance Shares, Dividend Equivalents, Stock Appreciation Rights, Other Stock-Based Awards, Non-Equity Incentive Awards or Director Annual Grants granted under the Plan.

2.5   “Award Agreement” means the written agreement or other instrument as may be approved from time to time by the Committee or Management Committee (as applicable) by which an Award shall be evidenced. An Award Agreement may be in the form of either (a) an agreement to be either executed by both the Grantee and the Company (or an authorized representative of the Company) or offered and accepted electronically as the Committee shall determine or (b) certificates, notices or similar instruments as approved by the Committee or Management Committee (as applicable).

2.6   “Base Amount” shall mean with respect to a Stock Appreciation Right, the amount with respect to which the appreciation in the value of a Share shall be measured over the period beginning with the Grant Date and ending on the date of exercise of such Stock Appreciation Right.

2.7   “Board” has the meaning set forth in Section 1.3.

2.8   “CEO” means the Chief Executive Officer of the Company.

2.9   “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.10   “Committee” and “Management Committee” have the respective meanings set forth in Article 3.

2.11   “Common Stock” means the common stock, $1.00 par value, of the Company.

2.12   “Covered Employee” means a Grantee who, as of the date that the value of an Award is recognizable as income, is one of the group of “covered employees,” within the meaning of Section 162(m) of the Code, with respect to the Company.

2.13   “Designated 162(m) Group” means that group of persons whom the Committee believes may be Covered Employees with respect to a fiscal year of the Company.

2.14   “Director Annual Grant” means an Award made to a Non-Management Director under Section 15.1.

2.15   “Director Fees” has the meaning set forth in Section 15.2.

2.16   “Disability” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan, for purposes of the exercise of an Incentive Stock Option, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, disability as defined in the Company’s long-term disability plan in which the Grantee participates or is eligible to participate, as determined by the Committee.

2.17   “Dividend Equivalent” means a right to receive or accrue, to the extent provided under the respective Award Agreement, payments equal to dividends or property on a specified number of Shares.

2.18   “Eligible Person” means any employee (including any officer) of the Company or an Affiliate except that only employees in the Designated 162(m) Group shall be Eligible Persons with respect to Non-Equity Incentive Awards.

2.19   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.20   “Equity Election” has the meaning set forth in Section 15.2.

2.21   “Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (b) with respect to Shares, unless otherwise determined in the good faith discretion of the Committee, as of any date: (i) the closing price on the date of determination reported in the table entitled “New York Stock Exchange Composite Transactions” contained in The Wall Street Journal (or an equivalent successor table) (or, if no sale of Shares was reported for such date, on the most recent trading day prior to such date on which a sale of Shares was reported); (ii) if the Shares are not listed on the New York Stock Exchange, the closing price of the Shares on such other national exchange on which the Shares are principally traded or as reported by the National Market System, or similar organization, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated or similar organizations; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee.

2.22   “Grant Date” means the date on which an Award is granted or, in the case of a grant to an Eligible Person, such later date as specified in advance by the Committee.

2.23   “Grantee” means a person who has been granted an Award.

2.24   “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.25   “including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

2.26   “Mature Shares” means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (a) has held for at least six months or (b) has purchased on the open market.

2.27   “Non-Management Director” means a member of the Board who is not an employee of the Company or any Affiliate.

2.28   “Non-Equity Incentive Award” means an Award granted to a person in the Designated 162(m) Group that is not granted or payable in Shares.

2.29   “Option” means an option granted under Article 6 of the Plan.

2.30   “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.31   “Option Term” means the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

2.32   “Other Stock-Based Award” means a right, granted under Article 11 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.33   “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code contained in Section 162(m)(4)(C) of the Code (including the special provisions for options thereunder).

2.34   “Performance Measures” has the meaning set forth in Section 4.4.

2.35   “Performance Period” means the time period during which performance goals must be met.

2.36   “Performance Share” and “Performance Unit” have the respective meanings set forth in Article 9.

2.37   “Period of Restriction” means the period during which Shares of Restricted Stock or Restricted Stock Units are subject to forfeiture if the conditions specified in the Award Agreement are not satisfied.

2.38   “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.39   “Restricted Stock Unit” means a right, granted in accordance with Article 8 hereof, to receive a Share, subject to such Period of Restriction as the Committee shall determine.

2.40   “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.41   “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.42   “Section 16 Non-Management Director” means a Non-Management Director who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.43   “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.44   Reserved

2.45   “Share” means a share of Common Stock, and such other securities of the Company as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.46   “Shares of Restricted Stock” means Shares that are subject to forfeiture if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.

2.47   “Stock Appreciation Right” or “SAR” has the meaning set forth in Section 11.1 hereof.

2.48   “Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer providing services to the Company or an Affiliate in the capacity of an employee or officer, or with respect to an individual who is an employee or officer of an Affiliate, the first day on which such entity ceases to be an Affiliate of the Company. Notwithstanding the foregoing, except as otherwise provided in the Award Agreement with respect to an Award (a) service as a Non-Management Director shall constitute continued service with respect to Awards granted to an individual while he or she served as an employee or officer of the Company or an Affiliate, (b) service as an employee or officer of the Company or an Affiliate shall constitute continued service with respect to Awards granted to a Grantee while he or she served as a Non-Management Director and (c) unless otherwise provided in the respective Award Agreement, with respect to any Award subject to Section 409A of the Code, “Termination of Affiliation” shall mean a “separation from service” as defined in Section 409A of the Code and guidance thereunder.

Article 3. — Administration

3.1   Committee.

(a)  Subject to Articles 15 and 16, and to Section 3.2, the Plan shall be administered by a committee (“Committee”). Except to the extent the Board reserves administrative powers to itself or appoints a different committee to administer the Plan, the Committee shall be (i) the Board, with respect to all Non-Management Directors, (ii) the Compensation Committee of the Board, with respect to all executive officers of the Company and any other Eligible Person with respect to whom it elects to act as the Committee, and (iii) except as the Committee may provide, if the CEO is a member of the Board, a committee consisting of the CEO, with respect to any Eligible Person other than an executive officer of the Company. To the extent the Board considers it desirable to comply with Rule 16b-3 or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom qualify both as “outside directors” within the meaning of Section 162(m) of the Code and as Section 16 Non-Management Directors. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.

(b)  The Board or the Compensation Committee may, by resolution, appoint and delegate to another committee of one or more officers of the Company (including the CEO) (“Management Committee”) any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are executive officers of the Company, Non-Management Directors, or are persons in the Designated 162(m) Group for whom the Board or the Compensation Committee desires to have the Performance-Based Exception apply and/or are Section 16 Persons at the time any such delegated authority is exercised; provided, however, that the resolution so authorizing such Management Committee shall specify the total number of Awards (if any) such Management Committee may award pursuant to such delegated authority, and any such Award shall be subject to the form of Award Agreement theretofore approved by the Compensation Committee. Any delegation of authority pursuant to this Section 3.1(b) shall comply with the requirements of applicable law, including Section 157(c) of the General Corporation Law of the State of Delaware to the extent applicable.

(c)  Unless the context requires otherwise, any references herein to “Committee” include references to the Board, the Compensation Committee of the Board, the Management Committee or the CEO, as applicable.

3.2   Powers of Committee.  Subject to and consistent with the provisions of the Plan (including Article 15), the Committee has full and final authority and sole discretion as follows:

(a)  to determine when, to whom and in what types and amounts Awards should be granted;

(b)  to grant Awards in any number and amount to Eligible Persons, and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c)  to determine the benefit payable under any Performance Unit, Performance Share, Dividend Equivalent, Other Stock-Based Award or Non-Equity Incentive Award and to determine whether any performance or vesting conditions have been satisfied;

(d)  to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(e)  to determine the Option Term;

(f)  to determine the amount, if any, that a Grantee shall pay for Shares of Restricted Stock, whether to permit or require the payment or accrual of Dividend Equivalents thereon and the terms related thereto, when Shares of Restricted Stock shall be forfeited and whether such Shares shall be held in escrow;

(g)  to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;

(h)  to determine with respect to Awards whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred either automatically (whether to limit loss of deductions pursuant to Section 162(m) of the Code or otherwise), at the election of the Committee or at the election of the Grantee;

(i)  to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award, subject to Section 6.3;

(j)  to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(k)  to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(l)  to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(m)  to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not materially adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(n)  to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor, subject to Section 6.3;

(o)  to make such adjustments or modifications to Awards or to adopt such sub-plans for Grantees working outside the United States as are advisable to fulfill the purposes of the Plan;

(p)  to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(q)  to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or, subject to Article 14 for Awards granted pursuant to Article 14, in response to changes in applicable laws, regulations or accounting principles; provided that in no event shall such adjustment increase the value of an Award for a person included in the Designated 162(m) Group for whom the Committee desires to have the Performance-Based Exception apply;

(r)  to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(s)  to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Sections 3.1(b), 4.3, 4.4 and 5.7(c)).

Article 4. — Shares Subject to the Plan, Maximum Awards, and 162(m) Compliance

4.1   Number of Shares Available for Grants.  Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan shall be nineteen million (19,000,000). The number of Shares available for delivery pursuant to stock-based Awards other than Options shall not exceed sixty percent (60%) of the total number of Shares deliverable under the Plan (determined as of the date of stockholder approval of this Plan). The number of Shares available for delivery pursuant to Incentive Stock Options shall be the number set forth in the first sentence of this Section 4.1.

The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares to which an Award relates pursuant to the Plan.

If any Shares subject to an Award granted hereunder are forfeited or such Award is settled in cash or otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture, settlement or termination, shall again be available for grant under the Plan. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (a) Shares used to pay the exercise price of an Option, (b) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (c) Shares repurchased by the Company on the open market with the proceeds of an Award paid to the Company by or on behalf of the Grantee. Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

Notwithstanding the foregoing, an unlimited number of Shares may be issued under the Plan pursuant to Acquired Entity Awards granted in assumption of, or in substitution for, an outstanding award previously granted by an Acquired Entity, so long as the terms of the acquisition of such awards previously granted by an Acquired Entity do not expressly provide that the issuance of Shares authorized under this Section 4.1.

4.2   Adjustments in Authorized Shares and Awards.  In the event of any dividend or other distribution (whether in the form of cash, Shares, or other property, but excluding regular, quarterly cash dividends), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that affects the Shares, provided that any such transaction or event referred to heretofore does not involve the receipt of consideration by the Company, then the Committee shall, in such manner as it deems equitable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of outstanding Shares of Restricted Stock or relating to any other outstanding Award in connection with which Shares are subject, (e) the number of Shares with respect to which Awards may be granted to a Grantee, as set forth in Section 4.3 and (f) the number of Shares subject to outstanding Restricted Stock Units granted under Article 15; provided, in each case, that with respect to Awards of Incentive Stock Options intended as of the grant date to qualify as Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number. By way of example and not limitation, neither the conversion of any convertible securities of the Company nor any open market purchase of Shares by the Company shall be treated as a transaction that “does not involve the receipt of consideration” by the Company.

4.3   Compliance with Section 162(m) of the Code.  To the extent the Committee determines that compliance with the Performance-Based Exception is desirable, the following shall apply:

(a)  Section 162(m) Compliance.  All Awards granted to persons included in the Designated 162(m) Group shall comply with the requirements of the Performance-Based Exception; provided that to the extent Section 162(m) of the Code requires periodic shareholder approval of performance measures, such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Section 162(m) of the Code to permit flexibility with respect to the Award or Awards available under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

(b)  Annual Individual Limitations.  During any calendar year, no Grantee may be granted Awards (other than Awards that cannot be satisfied in Shares) with respect to more than three million five hundred thousand (3,500,000) Shares, subject to adjustment as provided in Section 4.2. The maximum potential value of Awards to be settled in cash or property (other than Shares) that may be granted with respect to any calendar year (or the Company’s fiscal year, if the Company’s fiscal year is not the calendar year) to any Grantee included in the Designated 162(m) Group (regardless of when such Award is settled) shall not exceed Fifteen Million Dollars ($15,000,000.00). (Thus, Awards that accrue over more than one calendar year (or fiscal year) may exceed the one-year grant limit in the prior sentence at the time of payment or settlement so long as the total maximum potential value does not exceed the one-year limit multiplied by the number of calendar years over which such Award may accrue.)

4.4   Performance-Based Exception Under Section 162(m).  Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 4.4, for Awards (other than Options) designed to qualify for the Performance-Based Exception, the objective Performance Measure(s) shall be chosen from among the following:

(a)  Earnings (either in the aggregate or on a per-share basis);

(b)  Net income;

(c)  Operating income;

(d)  Operating profit;

(e)  Cash flow;

(f)   Stockholder returns (including return on assets, investments, equity, or gross sales) (including income applicable to common stockholders or other class of stockholders);

(g)  Return measures (including return on assets, equity, or sales);

(h)  Earnings before or after either, or any combination of, interest, taxes, depreciation or amortization (EBITDA);

(i)  Gross revenues;

(j)  Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

(k)  Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

(l)  Net economic value;

(m)  Market share;

(n)  Annual net income to common stock;

(o)  Earnings per share;

(p)  Annual cash flow provided by operations;

(q)  Changes in annual revenues;

(r)  Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(s)  Economic value added;

(t)  Sales;

(u)  Costs;

(v)  Results of customer satisfaction surveys;

(w)  Aggregate product price and other product price measures;

(x)  Safety record;

(y)  Service reliability;

(z)  Operating and maintenance cost management;

(aa)  Energy production availability performance measures;

(bb)  Debt rating; and/or

(cc)  Achievement of business or operational goals such as market share and/or business development;

provided that subsections (a) through (g) may be measured on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other grants, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

In the event that applicable laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

Article 5. — Eligibility and General Conditions of Awards

5.1   Eligibility.  Awards may be granted to any Eligible Person or Non-Management Director, whether or not he or she has previously received an Award; provided that only persons included in the Designated 162(m) Group shall be Eligible Persons with respect to Non-Equity Incentive Awards made under the Plan. A prospective employee of the Company or an Affiliate may be granted an Award so long as the Grant Date does not occur prior to the date that such Person commences employment or the performance of services for the Company or an Affiliate.

5.2   Award Agreement.  To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3   General Terms and Termination of Affiliation.  The Committee may impose on any Award or the exercise or settlement thereof, at the Grant Date or, subject to the provisions of Section 16.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms requiring forfeiture, acceleration or pro-rata acceleration of Awards in the event of a Termination of Affiliation by the Grantee. Except as may be required under the Delaware General Corporation Law, Awards may be granted for no consideration other than prior and future services. Except as otherwise determined by the Committee pursuant to this Section 5.3, all Awards, together with any Dividend Equivalents granted with respect thereto, that have not been exercised and that are subject to (a) a risk of forfeiture, (b) deferral by the Committee (and not voluntary deferral by the Grantee), (c) vesting or (d) unexpired Performance Periods at the time of a Termination of Affiliation, shall be forfeited to the Company.

5.4   Nontransferability of Awards.

(a)  Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order (“DRO”).

(b)  No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Shares of Restricted Stock, to the Company) or pursuant to a DRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company and any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c)  Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Director Annual Grants, Restricted Stock Units, Stock Appreciation Rights and Awards other than Incentive Stock Options and Non-Equity Incentive Awards, may be transferred to one or more trusts or persons during the lifetime of the Grantee in connection with the Grantee’s estate planning, and may be exercised by such transferee in accordance with the terms of such Award. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(d)  Nothing herein shall be construed as requiring the Committee to honor a DRO except as required under the respective Award Agreement or to the extent required under applicable law.

5.5   Cancellation and Rescission of Awards.  Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation.

5.6   Stand-Alone, Tandem and Substitute Awards.

(a)  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under The Williams Companies, Inc. Stock Plan for Nonofficer Employees or The Williams International Plan, or any other plan of the Company or any Affiliate; provided that if the stand-alone, tandem or substitute Award is intended to qualify for the Performance-Based Exception, it must separately satisfy the requirements of the Performance-Based Exception. In connection with the Company’s acquisition, however effected, of another corporation or entity (the “Acquired Entity”) or the assets thereof, the Committee may, at its discretion, grant Awards (“Substitute Awards”) associated with the stock or other equity interest in such Acquired Entity (“Acquired Entity Award”) held by a Grantee immediately prior to such Acquisition in order to preserve for Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits. The Option Price of any Option or the purchase price of any other Award conferring a right to purchase Shares:

(i) If granted in substitution for an outstanding Award or non-Plan award or benefit, shall be either not less than the Fair Market Value of Shares at the date such substitute Award is granted or not less than such Fair Market Value at that date reduced to reflect the Fair Market Value of the Award or award required to be surrendered by the Grantee as a condition to receipt of a substitute Award; or

(ii) If granted retroactively in tandem with an outstanding Award or an award granted under another plan, shall be either not less than the Fair Market Value of Shares at the date of grant of the later Award or the Fair Market Value of Shares at the date of grant of the earlier Award or award granted under such other plan.

(b)  The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan in substitution for stock and stock-based Awards held by employees of another corporation who become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation.

5.7   Compliance with Rule 16b-3.

(a)  Six-Month Holding Period Advice.  Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares delivered under the Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b): (i) at least six months must elapse from the date of acquisition of a derivative security under the Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and (ii) Shares granted or awarded under the Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the date of grant of an Award.

(b)  Reformation to Comply with Exchange Act Rules.  To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3 without the consent of or notice to the affected Section 16 Person.

(c)  Rule 16b-3 Administration.  Any function relating to a Section 16 Person shall be performed solely by the Committee or the Board if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan.

5.8   Deferral of Award Payouts.  The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the lapse or waiver of restrictions with respect to Shares of Restricted Stock, the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares, the lapse or waiver of the Period of Restriction for Restricted Stock Units, or the lapse or waiver of restrictions with respect to Other Stock-Based Awards. The Committee may also require such a deferral of receipt in order to avoid non-deductibility of any amounts associated with such Award or to comply with the requirements of applicable law. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. Except as otherwise provided in an Award Agreement or this Section 5.8, any payment of any Shares that are subject to such deferral shall be made or delivered to the Grantee upon the Grantee’s Termination of Affiliation. Notwithstanding anything herein to the contrary, in no event will any deferral or payment of a deferred number of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code.

Article 6. — Stock Options

6.1   Grant of Options.  Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2   Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

6.3   Option Price; No Repricing.  The Option Price of an Option under this Plan shall be determined in the sole discretion of the Committee, and, except with respect to an Option granted as an Acquired Entity Award, shall be at least equal to 100% of the Fair Market Value of a Share on the Grant Date. Subject to the adjustment under Section 4.2, neither the Committee nor the Board shall have the authority or discretion to reduce, directly or indirectly, the Option Price of any outstanding Option without stockholder approval, including, without limitation, by (i) canceling previously awarded Options and regranting them with a lower Option Price or (ii) exchanging or buying out any previously granted Option for a payment in cash, Shares or other Award, notwithstanding any authority otherwise granted the Committee or the Board under the Plan.

6.4   Grant of Incentive Stock Options.  At the time of the grant of any Option, the Committee may in its discretion designate that such Option (or portion thereof) shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option (or portion thereof) designated as an Incentive Stock Option:

(a)  shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below);

(b)  shall have an Option Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(c)  shall be for a period of not more than 10 years (five years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d)  shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(e)  shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”), within 10 days of such a Disqualifying Disposition; and

(f)  shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death.

For purposes of this Section 6.4, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

Notwithstanding anything in this Section 6.4 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be nonqualified stock options) to the extent that either (a) the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of Affiliation (or such other period of time provided in Section 422 of the Code).

6.5   Payment.  Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means, subject to the approval of the Committee:

(a)  cash, personal check or wire transfer;

(b)  Shares, valued at their Fair Market Value on the date of exercise;

(c)  withholding of Shares otherwise deliverable upon exercise valued at their Fair Market Value on the date of exercise; or

(d)  subject to applicable law, pursuant to procedures previously approved by the Company, in cash through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the mandatory amount of federal, state, local and foreign withholding taxes payable by Grantee by reason of such exercise.

Article 7. — Shares of Restricted Stock

7.1   Grant of Shares of Restricted Stock.  Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to any Eligible Person in such amounts as the Committee shall determine.

7.2   Award Agreement.  Each grant of Shares of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable securities laws; provided that such conditions and/or restrictions may lapse, if so determined by the Committee, in the event of the Grantee’s Termination of Affiliation due to death, Disability, normal or approved early retirement, or involuntary termination by the Company or an Affiliate without “cause”.

7.3   Consideration for Shares of Restricted Stock.  The Committee shall determine the amount, if any, that a Grantee shall pay for Shares of Restricted Stock, subject to the following sentence. Except with respect to Shares of Restricted Stock that are treasury shares, for which no payment need be required, the Committee shall require the Grantee to pay at least the par value of a Share for each Share of Restricted Stock. Such payment shall be made in full in cash or other consideration permissible by applicable law by the Grantee before the delivery of the Shares under terms determined by the Committee.

7.4   Effect of Forfeiture.  If Shares of Restricted Stock are forfeited, and if the Grantee was required to pay for such Shares, the Grantee shall be deemed to have resold such Shares to the Company at a price equal to the lesser of (a) the amount paid by the Grantee for such Shares, or (b) the Fair Market Value of a Share at the close of business on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Shares.

7.5   Escrow; Legends.  The Committee may provide that any certificates for any Shares of Restricted Stock (a) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Shares become nonforfeitable or are forfeited or (b) shall bear an appropriate legend restricting the transfer of such Shares. If any Shares of Restricted Stock become nonforfeitable, the Company shall cause certificates for such Shares to be delivered without such legend, except as may be required under applicable law.

7.6   Voting Rights; Dividends and Distributions.  Unless otherwise determined by the Committee, individuals holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Period of Restriction. Individuals in whose name Shares of Restricted Stock are granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional Shares of Restricted Stock and subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Reinvestment of dividends in additional Shares of Restricted Stock at the time of any dividend payment shall only be permissible if sufficient Shares are available under the Plan for such reinvestment (taking into account then outstanding Awards).

Article 8. — Restricted Stock Units

8.1   Grant of Restricted Stock Units.  Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine.

8.2   Delivery and Limitations.  Delivery of Shares will occur upon expiration of the Period of Restriction specified for the Award of Restricted Stock Units by the Committee. In addition, an Award of Restricted Stock Units shall be subject to such limitations as the Committee may impose, which limitations may lapse at the end of the Period of Restriction of such Restricted Stock Units or at other specified times, separately or in combination, in installments or otherwise, as the Committee shall determine at the time of grant or thereafter. A Grantee awarded Restricted Stock Units will have no voting rights and will have no rights to receive dividends in respect of Restricted Stock Units, unless and only to the extent that the Committee shall in its discretion award Dividend Equivalents to be paid or accrued with respect to such Restricted Stock Units.

8.3   Forfeiture.  Except as otherwise determined by the Committee, upon Termination of Affiliation during the applicable Period of Restriction, Restricted Stock Units that are at that time subject to forfeiture shall be forfeited.

Article 9. — Performance Units and Performance Shares

9.1   Grant of Performance Units and Performance Shares.  Subject to and consistent with the provisions of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2   Value/Performance Goals.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, all performance goals shall be objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

(a)  Performance Unit.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

(b)  Performance Share.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share at the close of business on the Grant Date.

9.3   Earning of Performance Units and Performance Shares.  After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee. If a Performance Unit or Performance Share Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled.

At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement.

If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines the performance goals or Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

At the discretion of the Committee, a Grantee may be entitled to payment or accrual of Dividend Equivalents with respect to Shares deliverable in connection with grants of Performance Units or Performance Shares which have been earned but not yet delivered to the Grantee. In addition, a Grantee may, at the discretion of the Committee, be entitled to exercise his or her voting rights with respect to such Shares.

Article 10. — Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards, except that Dividend Equivalents shall not be granted in conjunction with any grant of an Option or Stock

Appreciation Right. Awards of Dividend Equivalents shall provide that Dividend Equivalents shall be paid or shall accrue but not be paid unless and until the date of issuance under the Plan of the Shares as to which such Dividend Equivalents relate. The Committee may provide that Dividend Equivalents shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested.

Article 11. — Stock Appreciation Rights

11.1   Grant of SARs.  Subject to and consistent with the provisions of the Plan, stock appreciation rights (“Stock Appreciation Rights” or “SARs”) may be granted to any Eligible Persons in such numbers and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Each SAR shall represent the right of the Grantee to receive upon exercise of the SAR an amount equal to the amount described in Section 11.3, subject to such terms and conditions as the Committee shall determine.

11.2   Award Agreement.  Each grant of SARs shall be evidenced by an Award Agreement that shall specify, as the Committee shall determine, the number of Shares as to which the SAR relates, the Base Amount, the term and such other terms and conditions as the Committee shall determine, including without limitation vesting and forfeiture, provided that as to each SAR:

(a) except with respect to a SAR granted as an Acquired Entity Award, the Base Amount shall never be less than the Fair Market Value of a Share on the Grant Date; and

(b) the term shall not exceed ten years from the Grant Date.

11.3   Payment of SAR Amount.  Upon exercise of an SAR, the Grantee shall be entitled to receive payment of an amount determined by multiplying (a) the difference between the Base Amount of the SAR and the Fair Market Value of a Share at the close of business on the date the SAR is exercised by (b) the number of Shares with respect to which the SAR is exercised. In the discretion of the Committee, payment of the SAR amount by the Company may be in cash, Shares or a combination of cash and Shares.

11.4   Forfeiture.  Except as otherwise determined by the Committee, upon Termination of Affiliation any unvested SARs shall be forfeited.

11.5   No Repricing.  Subject to the adjustment under Section 4.2, neither the Committee nor the Board shall have the authority or discretion to reduce, directly or indirectly, the Base Amount of any outstanding SAR without stockholder approval, including, without limitation, by (i) canceling previously awarded SARs and regranting them with a lower Base Amount or (ii) exchanging or buying out any previously granted SARs for a payment in cash, Shares or other Award, notwithstanding any authority otherwise granted the Committee under the Plan.

Article 12. — Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or other securities, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, Awards valued by reference to the value of securities of or the performance of specified Affiliates, and Awards payable in securities of Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares or other securities delivered pursuant to a purchase right granted under this Article 11 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

Article 13. — Non-Equity Incentive Awards

The Committee is authorized to grant Non-Equity Incentive Awards alone or in conjunction with other Awards to individuals who are at the time of the respective Award, included in the Designated 162(m) Group. All terms, conditions and limitations applicable to any Non-Equity Incentive Award shall be determined by the Committee.

Article 14. — Change in Control

14.1   Acceleration of Exercisability and Lapse of Restrictions.  If, within two (2) years following a Change in Control, but not during a Merger of Equals Period, a Grantee has a Termination of Affiliation with the Company and the Company’s Affiliates (excluding any transfer to the Company or its Affiliates) voluntarily for Good Reason, or involuntarily (other than due to Cause, death, Disability, or Retirement) the following acceleration provisions shall apply to Awards other than Awards granted under Article 15:

(a)  All outstanding Awards pursuant to which the Grantee may have rights the exercise of which is restricted or limited shall become fully exercisable, except to the extent otherwise provided in Section 5.7(a); unless the right to lapse restrictions or limitations is waived or deferred by a Grantee prior to such lapse, all restrictions or limitations (including risks of forfeiture) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse; and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company, except to the extent otherwise provided in Section 5.7(a); and

(b)  In the event that any Award is subject to limitations under Section 5.7(a) at the time of a Change in Control, then, solely for the purpose of determining the rights of the Grantee with respect to such Award, a Change in Control will be deemed to occur at the close of business on the first business day following the date on which the limitations on such Award under Section 5.7(a) have expired. In addition, notwithstanding any other provision of the Plan or any outstanding Award Agreement, Awards in the form of nonqualified stock options which are accelerated under this Section 14.1 shall be exercisable after a Grantee’s Termination of Affiliation for a period equal to the lesser of (a) the remaining term of each nonqualified option; or (b) eighteen (18) months.

14.2   Definitions.  For purposes of this Article 14, the following terms shall have the meanings set forth below:

(a)  “Cause” means, from and after the occurrence of a Change in Control, unless otherwise defined in an Award Agreement or individual employment, change in control, or other severance agreement, the occurrence of any one or more of the following, as determined in the good faith and reasonable judgment of the Committee:

(i) willful failure by a Grantee to substantially perform his or her duties (as they existed immediately prior to a Change in Control), other than any such failure resulting from a Disability; or

(ii) Grantee’s conviction of or plea of nolo contendere to a crime involving fraud, dishonesty or any other act constituting a felony involving moral turpitude or causing material harm, financial or otherwise, to the Company or an Affiliate; or

(iii) Grantee’s willful or reckless material misconduct in the performance of his duties which results in an adverse effect on the Company, the Subsidiary or an Affiliate; or

(iv) Grantee’s willful or reckless violation or disregard of the code of business conduct or other published policy of the Company or an Affiliate; or

(v) Grantee’s habitual or gross neglect of duties.

(b)  “Change Date” means, with respect to an Award, the date on which a Change in Control first occurs while the Award is outstanding.

(c) “Change in Control” means, unless otherwise defined in an Award Agreement or individual Change in Control severance agreement, the occurrence of any one or more of the following:

(i) any person (as such term is used in Rule 13d-5 of the SEC under the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than an Affiliate or any employee benefit plan (or any related trust) sponsored or maintained by the Company or any of its Affiliates (a “Related Party”), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of the common stock of the Company or of Voting Securities representing 20% or more of the combined voting power of all Voting Securities of the Company, except that no Change in Control shall be deemed to have occurred solely by reason of such beneficial ownership by a Person (a “Similarly Owned Company”) with respect to which both more than 75% of the common stock of such Person and Voting Securities representing more than 75% of the combined voting power of the Voting Securities of such Person are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the common stock and Voting Securities of the Company immediately before such acquisition, in substantially the same proportions as their ownership, immediately before such acquisition, of the common stock and Voting Securities of the Company, as the case may be; or

(ii) the Company’s Incumbent Directors (determined using the date of the Award as the baseline date) cease for any reason to constitute at least a majority of the directors of the Company then serving; or

(iii) consummation of a merger, reorganization, recapitalization, consolidation, or similar transaction (any of the foregoing, a “Reorganization Transaction”), other than a Reorganization Transaction that results in the Persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners, of both at least 65% of the then-outstanding common stock of the Surviving Corporation and Voting Securities representing at least 65% of the combined voting power of the then-outstanding Voting Securities of the Surviving Corporation, in substantially the same respective proportions as such Persons’ ownership of the common stock and Voting Securities of the Company immediately before such Reorganization Transaction; or

(iv) approval by the stockholders of the Company of a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of complete liquidation of the Company, other than any such transaction that would result in (A) a Related Party owning or acquiring more than 50% of the assets owned by the Company immediately prior to the transaction or (B) the Persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of the Company immediately before such transaction becoming, immediately after the consummation of such transaction, the direct or indirect owners, of more than 50% of the assets owned by the Company immediately prior to the transaction.

Notwithstanding the occurrence of any of the foregoing events and subject to Section 18.20, a Change in Control shall not occur with respect to a Grantee if, in advance of such event, the Grantee agrees in writing that such event shall not constitute a Change in Control.

(d)  “Good Reason” means, unless otherwise defined in an Award Agreement or individual employment, change in control or other severance agreement, the occurrence, within two years following a Change in Control (other than during a Merger of Equals Period) and without a Grantee’s prior written consent, of any one or more of the following:

(i) a material adverse reduction in the nature or scope of the Grantee’s duties from the most significant of those assigned at any time in the 90-day period prior to a Change in Control; or

(ii) a significant reduction in the authority and responsibility assigned to the Grantee; or

(iii) any reduction in or failure to pay Grantee’s base salary; or

(iv) a material reduction of Grantee’s aggregate compensation and/or aggregate benefits from the amounts and/or levels in effect on the Change Date, unless such reduction is part of a policy applicable to peer employees of the Employer and of any successor entity; or

(v) a requirement by the Company or an Affiliate that the Grantee’s principal duties be performed at a location more than fifty (50) miles from the location where the Grantee was employed immediately preceding the Change in Control, without the Grantee’s consent (except for travel reasonably required in the performance of the Grantee’s duties); provided such new location is farther from Grantee’s residence than the prior location.

Notwithstanding anything in this Article 14 to the contrary, no act or omission shall constitute grounds for “Good Reason”:

(i) Unless, at least 30 days prior to his termination, Grantee gives a written notice to the Company or the Affiliate that employs Grantee of his intent to terminate his employment for Good Reason which describes the alleged act or omission giving rise to Good Reason; and

(ii) Unless such notice is given within 90 days of Grantee’s first actual knowledge of such act or omission, or if such act or omission would not constitute Good Reason during a Merger of Equals Period, unless Grantee’s termination date is within 90 days after the first date on which he first obtained actual knowledge of the fact that the Merger of Equals Period has ended; and

(iii) Unless the Company or the Affiliate that employs Grantee fails to cure such act or omission within the 30 day period after receiving such notice.

Further, no act or omission shall be “Good Reason” if Grantee has consented in writing to such act or omission.

(e)  “Incumbent Directors” means, determined as of any date by reference to any baseline date:

(i) the members of the Board on the date of such determination who have been members of the Board since such baseline date; and

(ii) the members of the Board on the date of such determination who were appointed or elected after such baseline date and whose election, or nomination for election by stockholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of two-thirds (or by a simple majority for purposes of subsection (b) of the definition of “Merger of Equals”) of the directors comprising the Company’s Incumbent Directors on the date of such vote or written consent, but excluding each such member whose initial assumption of office was in connection with (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (ii) a “tender offer” (as such term is used in Section 14(d) of the Exchange Act), (iii) a proposed Reorganization Transaction, or (iv) a request, nomination or suggestion of any beneficial owner of Voting Securities representing 20% or more of the aggregate voting power of the Voting Securities of the Company or the Surviving Corporation, as applicable.

(f)  “Merger of Equals” means, as of any date, a Reorganization Transaction that, notwithstanding the fact that such transaction may also qualify as a Change in Control, satisfies all of the conditions set forth in subsections (i), (ii) and (iii) below:

(i) less than 65%, but not less than 50%, of the common stock of the Surviving Corporation outstanding immediately after the consummation of the Reorganization Transaction, together with Voting Securities representing less than 65%, but not less than 50%, of the combined voting power of all Voting Securities of the Surviving Corporation outstanding immediately after such consummation are owned, directly or indirectly, by the persons who were the owners directly or indirectly of the common stock and Voting Securities of the Company immediately before such consummation in substantially the same proportions as their respective direct or indirect ownership, immediately before such consummation, of the common stock and Voting Securities of the Company, respectively; and

(ii) the Company’s Incumbent Directors (determined using the date immediately preceding the consummation date of the Reorganization Transaction as the baseline date) shall, throughout the period beginning on the date of such consummation and ending on the second anniversary of such consummation date, continue to constitute not less than 50% of the members of the Board; and

(iii) the person who was the CEO immediately prior to the consummation of the Reorganization Transaction shall serve as the Chief Executive Officer of the Surviving Corporation at all times during the period commencing on such consummation, and ending on the first anniversary of the date of such consummation;

provided that a Reorganization Transaction that qualifies as a Change in Control and a Merger of Equals shall cease to qualify as a Merger of Equals and shall instead qualify as a Change in Control that is not a Merger of Equals from and after the first date within the two-year period following the Change in Control (such date, the “Merger of Equals Cessation Date”) as of which any one or more of the following shall occur for any reason:

(i) any condition of subsection (i) of this Section shall for any reason not be satisfied immediately after the consummation of the Reorganization Transaction; or

(ii) as of the close of business on any date on or after the consummation of the Reorganization Transaction and before the second anniversary of the Change Date, any condition of subsections (i) and/or (ii) of this Section shall not be satisfied; or

(iii) on any date prior to the first anniversary of the consummation of the Reorganization Transaction, the Company shall make a filing with the SEC, issue a press release, or make a public announcement to the effect that the CEO has resigned or will resign or be terminated, other than on account of a scheduled retirement, or the Company is seeking or intends to seek a replacement for the then-CEO, whether such resignation, termination or replacement is to become effective before or after such first anniversary of the consummation of the Reorganization Transaction.

(g)  “Merger of Equals Period” means the period commencing on the date of a Merger of Equals and ending the earlier of the Merger of Equals Cessation Date (as defined in Section 14.2(f)) or two years following the Change Date.

(h)  “Retirement” shall have the meaning ascribed to such term in the Company’s governing tax-qualified retirement plan applicable, or if no such plan is applicable to the Grantee, at the discretion of the Committee.

(i)  “Surviving Corporation” means the corporation resulting from a Reorganization Transaction or, if securities representing at least 50% of the aggregate voting power of all Voting Securities of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

(j)  “Voting Securities” of a corporation means securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

14.3   Flexibility to Amend.  The provisions of this Article 14 and any Award Agreement may be modified at any time prior to a Change in Control, without the consent of the Grantee or the Company’s stockholders.

Article 15. — Non-Management Director Awards

15.1   Director Annual Grant.

(a)  Automatic Grant of Director Annual Grant.  Subject to adjustment as provided in Section 4.2, annually each Non-Management Director shall be granted an annual Award payable, unless otherwise determined by the Board, (i) in part in the form of Restricted Stock Units representing the right to receive up to six thousand (6,000) Shares and (ii) in part in the form of that whole number of Shares (determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares) having a Fair Market Value at the close of business on the Grant Date of up to Fifty Thousand Dollars ($50,000) (“Director Annual Grant”). The Grant Date for such Director Annual Grant shall be the date of the annual meeting of company stockholders (“Annual Meeting of Company Stockholders”) commencing with the Annual Meeting of Company Stockholders in 2007. If no Annual Meeting of Company Stockholders is held prior to June 1 of any calendar year, the Grant Date for the Director Annual Grant shall be May 31. Notwithstanding the foregoing, the Board may, in its discretion exercised at any time prior to the date a Director Annual Grant is granted for a year, provide that the Director Annual Grant for such year shall be granted in installments, so that only a portion (which portion shall be the same for each Non-Management Director) of the Director Annual Grant shall be granted on the date of the Annual Meeting of Company Stockholders (or May 31, as applicable) of such year, and the remaining portion or portions shall be granted at such time or times in such year as the Board may specify at the time it determines to grant the Director Annual Grant in installments. A person who first becomes a Non-Management Director after the conclusion of the Annual Meeting of Company Stockholders and prior to August 1 of any year shall be granted the full Director Annual Grant for such year as of December 15.

(b)  Prorated Director Annual Grant.

(i) Subject to adjustment as provided in Section 4.2, a person who first becomes a Non-Management Director on or after August 1 of any year and prior to the Annual Meeting of Company Stockholders following the date the person becomes a Non-Management Director shall be granted a prorated Director Annual Grant for such first year with a Grant Date following the date such person becomes a Non-Management Director determined as follows:

(A) The Grant Date shall be December 15 if the person first becomes a Non-Management Director on or before December 15 of the year.

(B) The Grant Date shall be the date of the next Annual Meeting of Company Stockholders if the person first becomes a Non-Management Director on or after December 16 of the year. If no Annual Meeting of Company Stockholders is held prior to the next following June 1, the Grant Date shall be May 31 of the year following the date the person becomes a Non-Management Director.

(ii) The prorated portion of the Director Annual Grant shall be determined by multiplying each component of such Director Annual Grant by a fraction, the numerator of which is the number of full and fractional calendar months elapsing between the date such person first becomes a Non-Management Director and the date of the Annual Meeting of Company Stockholders following the date the person becomes a Non-Management Director and the denominator of which is twelve; provided that with respect to any component of a Director Annual Grant denominated in Shares, including but not limited to Shares of Restricted Stock or Restricted Stock Units, only whole numbers of Shares shall be granted, determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares. If no Annual Meeting of Company Stockholders is scheduled as of a December 15 Grant Date or held as of a May 31 Grant Date, such prorated Director Annual Grant shall determined by multiplying each component of such Director Annual Grant by a fraction, the numerator of which is the number of full and fractional calendar months elapsing between the date such person first becomes a Non-Management Director and May 31 of the year following the date such person becomes a Non-Management Director and the denominator of which is twelve. As to any component denominated in Shares, including without limitation Shares of Restricted Stock or Restricted Stock Units, only whole numbers of Shares shall be granted, determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares.

(iii) In the event the Board has determined that the Director Annual Grant for a year shall be granted in installments, the Board shall make appropriate provisions for prorating installments with respect to Non-Management Directors entitled to a prorated Director Annual Grant, consistent with the preceding provisions of this Section 15.1.

(c)  Non-Management Director Status.  A person must be a Non-Management Director on the Grant Date of a Director Annual Grant (or any installment thereof) in order to be granted such Director Annual Grant (or installment thereof). For a Director Annual Grant granted on the date of the Annual Meeting of Company Stockholders, other than a prorated Director Annual Grant, the person must be a Non-Management Director at the conclusion of the Annual Meeting of Company Stockholders.

(d)  Vesting and Payment.  Each Director Annual Grant shall vest and be paid out in Shares as determined by the Committee.

15.2   Election to Receive Director Fees in Shares or Restricted Stock Units in Lieu of Cash.

(a)  Payment of Director Fees in Shares.  A Non-Management Director may elect (“Equity Election”) to be paid all or a portion of cash fees, if any, earned in his or her capacity as a Non-Management Director (including the Director Annual Grant, fees for service as chairman of a Board committee and any other cash fees paid to directors (“Director Fees”)), in the form of Shares in lieu of cash. An Equity Election may be made at any time prior to the date Director Fees would otherwise have been paid in cash, subject to such restrictions and advance filing requirements as the Company may impose, including, but not limited to, restrictions designed to comply with the requirements of Section 409A of the Code. Equity Elections made pursuant to The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors or The Williams Companies, Inc. 2002 Incentive Plan, as amended from time to time, that were in effect on the date stockholders approve this Plan shall remain in effect under this Plan, subject to the remainder of this Section 15.2(a). Each Equity Election shall be irrevocable, shall specify the portion of the Director Fees to be paid in the form of Shares and shall remain in effect with respect to future Director Fees until the Non-Management Director revokes or changes such Equity Election. Any such revocation or change shall have prospective application only. Shares delivered pursuant to an Equity Election shall be that whole number of Shares (determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares), determined by dividing the amount of Director Fees to be paid in Shares by the Fair Market Value of a Share at the close of business on the date such Director Fees would otherwise be paid.

(b)  Payment of Director Fees in Restricted Stock Units.  A Non-Management Director who makes a Deferral Election in accordance with Section 15.3 shall receive all or part (as he or she elects) of his or her Director Fees in the form of a number of Restricted Stock Units equal to the quotient of the amount of Director Fees to be paid in the form of Restricted Stock Units divided by the Fair Market Value of a Share at the close of business on the date such Director Fees would otherwise be paid in cash.

15.3   Deferral Elections.  To the extent permitted by the Committee from time to time, each member of the Board who is a Non-Management Director may make an election (“Deferral Election”) to be paid any or all of the following (“Deferrable Amounts”) in the form of Restricted Stock Units in lieu of cash or Shares, as applicable: (a) Director Annual Grants as provided in Section 15.1; (b) Director Fees as provided in 15.2(a); or (c) Dividend Equivalents on Restricted Stock Units, as provided in Section 15.3(d).

(a)  Timing of Deferral Elections.  An initial Deferral Election must be filed with the Human Resources Department of the Company no later than December 31 of the year preceding the calendar year in which the Deferrable Amounts to which the Deferral Election applies would otherwise be paid or delivered, subject to such restrictions and advance filing requirements as the Company may impose; provided that any newly elected or appointed Non-Management Director may file a Deferral Election not later than 30 days after the date such person first becomes a Non-Management Director. A Deferral Election shall be irrevocable as of the filing deadline and shall only apply with respect to Deferrable Amounts otherwise payable after the filing of such election. Each Deferral Election (including a deferral election filed under The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors or The Williams Companies, Inc. 2002 Incentive Plan that was in effect on the date stockholders approved this Plan) shall remain in effect with respect to subsequently earned Deferrable Amounts unless the Non-Management Director revokes or changes such Deferral Election. Any such revocation or change shall have prospective application only.

(b)  Content of Deferral Elections A Deferral Election must specify the following:

(i) The dollar amount of Director Fees to be paid in Restricted Stock Units;

(ii) the date such Restricted Stock Units shall be paid (subject to such Period of Restriction and other limitations as may be specified by counsel to the Company); and

(iii) whether Dividend Equivalents paid on Restricted Stock Units are to be paid in cash or deposited in the form of Restricted Stock Units to the Non-Management Director’s Deferral Account (as defined in Section 15.3(c)) for payment at the time the Shares to which they relate are paid.

(c)  Deferral Account.  The Company shall establish an account (“Deferral Account”) on its books for each Non-Management Director who makes a Deferral Election. A number of Restricted Stock Units (determined in the case of a Deferrable Amount otherwise payable in cash by dividing the amount of cash to be deferred by the Fair Market Value of a Share at the close of business on the date such cash would otherwise be paid shall be credited to the Non-Management Director’s Deferral Account as of each date a Deferrable Amount subject to a Deferral Election would otherwise be paid. Deferral Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Deferral Accounts. The obligation to make distributions of securities or other amounts credited to Deferral Accounts shall be an unfunded unsecured obligation of the Company.

(d)  Crediting of Dividend Equivalents.  Whenever dividends are paid or distributions made with respect to Shares, if the Non-Management Director has elected payment of Dividend Equivalents in the form of Restricted Stock Units pursuant to Section 15.3(b)(iii), such Dividend Equivalents shall be credited to the Deferral Account on the payment date of the dividend or distribution in the form of additional Restricted Stock Units in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the close of business on the payment date of the dividend or distribution to which such Dividend Equivalent relates.

(e)  Settlement of Deferral Accounts.  The Company shall settle a Non-Management Director’s Deferral Account by delivering to the holder thereof (which may be the Non-Management Director or his or her beneficiary) a number of Shares equal to the number of Restricted Stock Units then credited to such Deferral Account (or a specified portion in the event of any partial settlement); provided that if less than the value of a whole Share remains in the Deferral Account at the time of any such distribution, the number of Shares distributed shall be rounded up to the next higher whole number of Shares if the fractional portion of a Share remaining is equal to or in excess of one-half Share, and otherwise shall be rounded down to the next lower whole number of Shares. Such settlement shall be made at the time or times specified in the applicable Deferral Election; provided that a Non-Management Director may further defer settlement of the Deferral Account by filing a new Deferral Election, subject to such restrictions and advance filing requirements as the Company may impose, including, but not limited to, restrictions designed to comply with the requirements of Section 409A of the Code.

15.4   Insufficient Number of Shares.  If at any date insufficient Shares are available under the Plan for the automatic grant of Director Annual Grants, or the delivery of Shares in lieu of cash payment of Director Fees, or crediting Restricted Stock Units pursuant to a Deferral Election, (a) Director Annual Grants under Section 15.1 automatically shall be granted proportionately to each Non-Management Director eligible for such a grant to the extent Shares are then available (provided that no Director Annual Grant shall be granted with respect to a fractional number of Shares), and (b) then, if any Shares remain available, Director Fees elected to be received in Shares shall be paid in the form of Shares or Restricted Stock Units proportionately among Non-Management Directors then eligible to participate to the extent Shares are then available and otherwise in the form of cash.

15.5   Non-Forfeitability.  The interest of each Non-Management Director in Director Annual Grants granted or delivered under the Plan at all times shall be non-forfeitable, except to the extent the Board provides otherwise.

15.6   No Duplicate Payments.  No payments or Awards shall be made or granted under this Plan with respect to any services as a Non-Management Director if a payment or award has been or will be made for the same services under The Williams Companies, Inc. 1996 Stock Plan for Non Employee Directors or The Williams Companies, Inc. 2002 Incentive Plan, as amended from time to time.

Article 16. — Amendment, Modification, and Termination

16.1   Amendment, Modification, and Termination.  Subject to Section 16.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval and (c) no amendment or alteration of Section 6.3 (except to correct a scrivener’s error) shall be made without the approval of the Company’s stockholders.

16.2   Awards Previously Granted.  Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award; provided that Article 14 may be removed, amended or modified at any time prior to a Change in Control without the consent of any Grantee.

Article 17. — Withholding

17.1   Mandatory Tax Withholding

(a)  Whenever, under the Plan, (i) Shares are to be delivered upon payment of an Award, (ii) Shares of Restricted Stock become nonforfeitable, (iii) a cash payment is made for any Award not denominated in Shares, including the cash portion, if any, of any Director Annual Award, (iv) a Dividend Equivalent is paid in cash, or (v) any other payment event occurs with respect to rights and benefits hereunder, the Company or any Affiliate shall be entitled to require (A) that the Grantee remit an amount in cash, or in the Company’s discretion, in Shares, valued at their Fair Market Value on the date the withholding obligation arises, sufficient to satisfy all of the employer’s federal, state, and local tax withholding requirements related thereto but no more than the minimum amount necessary to satisfy such amounts (“Required Withholding”), (B) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares valued at their Fair Market Value at the date the withholding obligation arise, or from any other payment due to the Grantee under the Plan or (C) any combination of the foregoing.

(b)  If any Grantee makes an election under Section 83(b) of the Code, the Company or any Affiliate shall be entitled to require (i) that the Grantee remit an amount in cash, or in the Company’s discretion, in Shares, valued at their Fair Market Value on the date the withholding obligation arises, sufficient to satisfy the resulting Required Withholding, (ii) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan or (iii) any combination of the foregoing.

17.2   Notification under Code Section 83(b).  If the Grantee, in connection with the grant of any Option, or the grant of Shares of Restricted Stock, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Article 18. — Additional Provisions

18.1   Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

18.2   Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

18.3   Severability.  If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

18.4   Requirements of Law.  The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

18.5   Securities Law Compliance.

(a)  If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1993, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b) If the Committee determines that the exercise, nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

18.6   No Rights as a Stockholder.  No Grantee (except as expressly provided in Article 15) shall have any rights as a stockholder of the Company with respect to the Shares (other than Shares of Restricted Stock) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Shares of Restricted Stock, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Shares of Restricted Stock, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Shares of Restricted Stock. Stock dividends and deferred cash dividends issued with respect to Shares of Restricted Stock shall be subject to the same restrictions and other terms as apply to the Shares of Restricted Stock with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

18.7   Nature of Payments.  Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

18.8   Non-Exclusivity of Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees or Non-Management Directors as it may deem desirable.

18.9   Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

18.10   Share Certificates.  Any certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Grantee, the Committee may require any Grantee to enter into an agreement providing that certificates representing Shares deliverable or delivered pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

18.11   Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

18.12   Employment.  Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s employment at any time, nor confer upon any Grantee the right to continue in the employ or as an officer of the Company or any Affiliate.

18.13   Participation.  No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

18.14   Military Service.  Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994 to the extent required by law or as determined by the Committee.

18.15   Construction.  The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

18.16   Headings.  The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.17   Obligations.  Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

18.18   No Right to Continue as Director.  Nothing in the Plan or any Award Agreement shall confer upon any Non-Management Director the right to continue to serve as a director of the Company.

18.19   Stockholder Approval.  No Awards payable in Shares shall be granted prior to the date the Company’s stockholders approve the amended and restated Plan.

18.20   Code Section 409A Compliance.  The Board intends that, except as may be otherwise determined by the Committee, any Awards under the Plan satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income taxes, thereunder. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Grantee to become subject to Section 409A, unless the Committee expressly determines otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Committee without the consent of or notice to the Grantee. Notwithstanding the foregoing, with respect to any Award intended by the Committee to be exempt from the requirements of Section 409A which is to be paid out when vested, such payment shall be made as soon as administratively feasible after the Award became vested, but in no event shall such payment be made later than 2 1/2 months after the end of the calendar year in which the Award became vested unless (a) deferred pursuant to Section 5.8 or (b) otherwise permitted under the exemption provisions of Section 409A.

APPENDIX D

THE WILLIAMS COMPANIES, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2007 Employee Stock Purchase Plan of The Williams Companies, Inc.

1.   Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.   Definitions.

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” means the Common Stock of the Company.

(d) “Company” means The Williams Companies, Inc., a Delaware corporation.

(e) “Compensation” means the salary and wages paid to an Employee by the Company or a Designated Subsidiary including any pre-tax contributions (as defined under The Williams Investment Plus Plan), base pay, short term disability paid by the Company or any Designated Subsidiary, bonuses (unless specifically excluded under a written bonus arrangement), if any, when paid, overtime, commissions, and salary reduction amounts contributed to any cafeteria plan, flexible benefit plan, or qualified transportation plan established by the Company or any Designated Subsidiary in accordance with Code Section 125 and related sections of the Code, but excluding severance pay, cost of living pay, housing pay, relocation pay (including mortgage interest differential), other taxable fringe benefits and other extraordinary compensation, all as determined by the Compensation Committee in its sole discretion.

(f) “Compensation Committee” means the committee of the Board designated as the Compensation Committee.

(g) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Compensation Committee, provided that any such military, sick, or other leave of absence is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

(h) “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.

(i) “Corporate Transaction” means a merger, consolidation, acquisition of property or stock, a separation, reorganization, or liquidation of the Company and such other corporate events as are described in Section 424 of the Code and the Treasury regulations promulgated thereunder.

(j) “Designated Subsidiaries” means the Subsidiaries that have been designated to participate as listed on Appendix A and such other Subsidiaries that may be designated by the Compensation Committee from time to time in its sole discretion as eligible to participate in the Plan.

(k) “Employee” means any person, who is an employee of the Company or its Designated Subsidiaries within the meaning of Section 3401(c) of the Code and the Treasury regulations promulgated thereunder and who is customarily employed by the Company or one of its Designated Subsidiaries, but in all cases excluding any such employee of the Company or its Designated Subsidiaries who is a highly compensated employee within the meaning of Section 414(q) of the Code and who holds a position that has been classified as an executive position by the Company’s executive compensation department.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Offering Date” means the first business day of each Offering Period of the Plan.

(n) “Offering Period” means a period of six (6) months commencing on January 1 and July 1 of each year, provided that the first Offering Period under the plan will be a period of three (3) months commencing on October 1, 2007 and ending on December 31, 2007.

(o) “Plan” means The Williams Companies, Inc. 2007 Employee Stock Purchase Plan.

(p) “Purchase Date” means the last day of each Offering Period of the Plan.

(q) “Purchase Price” means with respect to an Offering Period, an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower.

(r) “Share” means a share of Common Stock, as adjusted in accordance with Section 18 of the Plan.

(s) “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary. In addition, to the maximum extent permitted by Section 423 of the Code, disregarded entities which are owned by a corporation which meets the requirements of the preceding sentence shall be ignored (and Employees, if any, of the disregarded entities shall be considered employed by the corporation that owns such entity). In all cases the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.

3.   Eligibility.

(a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(c) Under the situations detailed in Section 3(a) and 3(b), to the extent necessary to comply, a participant’s Contributions credited to his or her account may be returned to him or her and his or her option(s) may be terminated.

4.   Offering Periods.  The Plan shall be implemented by a series of Offering Periods of six (6) months’ duration, with new Offering Periods commencing on or about January 1 and July 1 of each year (or at such other time or times as may be determined by the Compensation Committee). The first Offering Period however shall be three (3) months in duration and shall commence on October 1, 2007 and continue until December 31, 2007. The Plan shall continue until terminated in accordance with Section 19 hereof. The Compensation Committee shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected; provided however any such change shall comply with Section 423(b) of the Code.

5.   Participation.

(a) An eligible Employee may become a participant in the Plan by completing required documents (“Enrollment Documents”) and submitting them to the stock brokerage or other financial services firm designated by the Company (“Designated Broker”) as required prior to the applicable Offering Date, unless a later time for submission of the Enrollment Documents is set by the Compensation Committee for all eligible Employees with respect to a given Offering Period; provided however, that notwithstanding anything to the contrary, such later time for submission shall not be after the beginning of the Offering Period. The Enrollment Documents and their submission may be electronic, as directed by the Company. The Enrollment Documents shall set forth the dollar amount of the participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

(b) Payroll deductions shall commence on the first full payroll paid following the Offering Date and shall end in the last payroll paid on or prior to the Purchase Date of the Offering Period to which the Enrollment Documents are applicable, subject to Section 10.

6.   Method of Payment of Contributions.

(a) Subject to the limitations set forth in Section 3(b), a participant shall elect at the time and manner prescribed by the Designated Broker to have payroll deductions made on each payday during the Offering Period in an dollar amount not to exceed $576.92 per payday (or such greater amount as the Compensation Committee may establish from time to time before an Offering Date) of such participant’s Compensation on each payday during the Offering Period; provided further that once such election has been made and the Offering Period begins, the participant may not increase such election amount during such Offering Period and may decrease such election amount only as detailed in Section 6(b) or elsewhere in this Plan. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account. Further, the maximum payroll deductions that a participant may elect per Offering Period shall not exceed $7,500 (provided that in the first offering period from October 1, 2007 through December 31, 2007, the maximum payroll deductions that a participant may elect per Offering Period shall not exceed $3,461.52) and the maximum payroll deductions that a participant may elect for any calendar year shall not exceed $15,000 (or, subject to the limitations set forth in Section 3(b), such greater amount as the Compensation Committee may establish from time to time before an Offering Date). Finally, subject to the preceding sentence and to the limitations set forth in Section 3(b), a participant (i) who has elected to participate in the Plan pursuant to this Section 6(a) for an Offering Period and (ii) who takes no action to change or revoke such election, for the next following Offering Period and/or for any subsequent Offering Period prior to the Offering Date for any such respective Offering Period shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent Offering Periods as was in effect immediately prior to such respective Offering Date; provided further that any participant who has elected to participate in the Plan for the first Offering Period who takes no action to change or revoke such election, for the next following Offering Period and/or for any subsequent Offering Period prior to the Offering Date for any such respective Offering Period shall be deemed to have made the same payroll deduction authorization for such next following and/or subsequent Offering Periods as was in effect immediately prior to such respective Offering Date.

(b) A participant may not discontinue his or her participation in the Plan except as provided in Section 10; provided, however, that, a participant may reduce his or her payroll deduction to zero during an Offering Period by completing and filing with the Designated Broker the required documents authorizing such a change in the payroll deduction rate if the documents are completed at least ten (10) days prior to the Purchase Date. Such change to zero will apply for the whole Offering Period and will be irrevocable with respect to the Option Period. A participant’s Contributions prior to the processing of the change in his or her payroll deduction rate to zero will be paid to such participant, and his or her option for the current Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares shall be made during the Offering Period. Such a participant will be required to actively make a new election for the next Offering Period that he or she chooses to participate in.

(c) Notwithstanding the foregoing, solely to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased during any Offering Period scheduled to end during the current calendar year to any amount below the elected dollar amount including a decrease to $0. Payroll deductions shall re-commence at the rate provided in such participant’s Enrollment Documents at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated as provided in Section 10.

7.   Grant of Option.

(a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of Shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during each Offering Period shall be 750 Shares (subject to any adjustment pursuant to Section 18 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12.

(b) The fair market value of the Company’s Common Stock on a given date (the “Fair Market Value”) shall be the closing sales price on the New York Stock Exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal. In the event the Company’s Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Compensation Committee in such manner as it deems appropriate.

8.   Exercise of Option.  Subject to Section 10, a participant’s option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the greatest number of Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. Fractional Shares up to three decimal places shall be issued, as necessary; provided that any excess Contributions in a participant’s account that cannot purchase a fractional Share up to three decimal points may be returned to such participant. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.

9.   Holding Period and Delivery.  As promptly as practicable after a Purchase Date, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant’s name with the Designated Broker. Any payroll deductions accumulated in a participant’s account that are not applied toward the purchase of Shares on a Purchase Date due to limitations imposed by the Plan may be returned to the participant. The Compensation Committee may require that Shares be retained with the Designated Broker for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such Shares. Subject to the holding period described in the following sentence, a participant may, at any time, direct the Designated Broker to sell his or her Shares and deliver to the participant the proceeds therefrom, less applicable expenses. Notwithstanding any other provision of the Plan to the contrary, all Shares purchased by a participant cannot be sold or otherwise transferred by the participant to anyone else until one year after the Purchase Date.

10.  Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan as detailed in Section 6(b).

(b) Upon termination of the participant’s status as an eligible Employee and/or Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, whether voluntary or involuntary, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

(c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

(d) An Employee’s withdrawal from an offering (other than under Section 10(b)) will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan that may hereafter be adopted by the Company.

11.  Interest.  No interest shall accrue on the Contributions of a participant in the Plan.

12.  Stock.

(a) Subject to adjustment as provided in Section 18, the maximum number of Shares that shall be made available for sale under the Plan shall be two million Shares. If the Compensation Committee determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (1) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (2) the number of shares available for sale under the Plan on such Purchase Date, the Compensation Committee may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue the Plan as then in effect, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate the Plan pursuant to Section 19 below. The Company may make a pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

(b) The participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

13.  Administration.  The Compensation Committee shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Compensation Committee delegates the routine day-to-day administration of the Plan (including the selection of a Designated Broker for the Plan) to the Vice President of Human Resources.

14.  Designation of Beneficiary.

(a) A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 14(a) shall be made in the form and manner prescribed by the Designated Broker.

(b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by submission of the required notice, which required notice may be electronic. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, on behalf of such estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the applicable heirs at law.

15.  Transferability.  Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16.  Use of Funds.  All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17.  Reports.  Individual accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees by the Company or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

18.  Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustment.  Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan that has not yet been exercised, the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), the maximum number of Shares of Common Stock that may be purchased by a participant in an Offering Period, the number of Shares of Common Stock set forth in Section 12(a) above, and the price per Share of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a spin-off, stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b) Corporate Transactions.  In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, subject to Section 10. For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of

Shares of its outstanding Common Stock, and in the event of the Company’s being consolidated with or merged into any other corporation.

19.  Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Compensation Committee shall be entitled to change the Offering Periods (solely prior to the commencement of the affected Offering Periods), limit the frequency and/or number of changes in the amount withheld during an Offering Period (solely prior to the commencement of the affected Offering Periods), establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other procedures as the Compensation Committee determines in its sole discretion advisable that are consistent with the Plan.

20.  Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.  Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.  Term of Plan; Effective Date.  The Plan shall become effective upon approval by the Company’s stockholders with the first offering period beginning October 1, 2007. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

23.  Additional Restrictions of Rule 16b-3.  The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24.  Not a Contract of Employment.  The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company or any Designated Subsidiaries and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an employee of the Company or any Designated Subsidiaries to purchase Common Stock at a discount, in the future. The rights and obligations under any participant’s terms of employment with the Company or any of the Designated Subsidiaries shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or any of the Designated Subsidiaries or to restrict the right of the Company or any of the Designated Subsidiaries to discharge any person at any time, nor shall the Plan be deemed to give the Company or any of the Designated Subsidiaries the right to require any person to remain in the employ of the Company or any of the Designated Subsidiaries or to restrict any person’s right to terminate his employment at any time. The Plan shall not afford any participant any additional right to compensation as a result of the termination of such participant’s employment for any reason whatsoever.

25.  Equal Rights and Privileges.  All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the related Treasury regulations. Any provision of the Plan which is inconsistent with Section 423 of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section shall take precedence over all other provisions of the Plan.

APPENDIX A DESIGNATED SUBSIDIARIES

The Williams Companies, Inc.
Cardinal Operating Company
Gas Supply, L.L.C.
Williams Express, Inc.
Williams Alaska Petroleum, Inc.
Williams Natural Gas Liquids, Inc.
Marsh Resources, Inc.
Northwest Pipeline Corporation
Pine Needle Operating Company
TouchStar Technologies L.L.C.
Transco Energy Company
Transcontinental Gas Pipe Line Corporation
WFS — Liquids Company
WFS — Pipeline Company
Williams Gulf Coast Gathering Company, LLC
Williams Field Services Company, LLC
Williams Production Company, LLC
Williams Energy Services, LLC
Williams Field Services Group, LLC
Williams One-Call Services, Inc.
Williams Headquarters Building Company
Williams Relocation Management, Inc.
Williams Acquisition Holding Company, Inc.
Williams Wireless, Inc.
Williams Information Technology, Inc.
Williams Petroleum Services, LLC
F T & T, Inc.
Williams Power Company, Inc.
Williams International Company
Williams Refining and Marketing LLC
Williams Midstream Natural Gas Liquids, Inc.
Williams Exploration Company
Williams Gas Pipeline Company, LLC
MAPCO, Inc.
Williams WPC-I, Inc.
Williams WPC-II, Inc.

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004 Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
C 1234567890 J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	C0123456789

A	Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below.

1. Election of Directors.

	For	Against	Abstain		For	Against	Abstain

01 - Kathleen B. Cooper	☐	☐	☐	04 - William G. Lowrie	☐	☐	☐

02 - William R. Granberry	☐	☐	☐

03 - Charles M. Lillis	☐	☐	☐

B	Issues
The Board of Directors recommends a vote “FOR” proposal 2.

	For	Against	Abstain

2. Ratification of Ernst & Young LLP as auditors for 2007.	☐	☐	☐

The Board of Directors recommends a vote “FOR” proposal 3.

	For	Against	Abstain

3. Approval of the Williams Companies, Inc. 2007 Incentive Plan.	☐	☐	☐

The Board of Directors recommends a vote “FOR” proposal 4.

	For	Against	Abstain

4. Approval of the Williams Companies, Inc. 2007 Employee Stock Purchase Plan.	☐	☐	☐

Mark this box with an X if you have made comments below.	☐

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
The signer hereby revokes all proxies therefore given by the signer to vote at said Annual Meeting or any adjournments thereof.
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

■	0 0 8 9 8 7 1	1 U P X	C O Y	+

Proxy – The Williams Companies, Inc.

Proxy Solicited on Behalf of the Board of Directors of Williams
for the Annual Meeting of Stockholders on May 17, 2007.
The undersigned stockholder of The Williams Companies, Inc. (“Williams”) hereby appoints STEVEN J. MALCOLM, DONALD R. CHAPPEL and JAMES J. BENDER, jointly and severally with full power of substitution, as proxies to represent and to vote all of the shares of Williams’ Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Williams to be held on the 17th day of May, 2007, and at any and all adjournments thereof on all matters coming before said meeting.
Election of Directors, Nominees:
(01) Kathleen B. Cooper, (02) William R. Granberry, (03) Charles M. Lillis, (04) William G. Lowrie
To participants in The Williams Investment Plus Plan: This proxy/voting instruction card constitutes your voting instructions to the Trustee(s) of the Plan listed above. Non-voted shares will be voted in the same proportion on each issue as the Trustees votes those shares for which it receives voting instructions from Participants.
THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED AS INDICATED. IF NO VOTING DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4, AND, IN THE DISCRETION OF THE PROXY HOLDERS, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. But you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.
This proxy, when properly executed, will be voted in the manner directed herein.
Telephone and Internet Voting Instructions
You can vote by telephone or Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

•	Go to the following web site:
WWW.CESVOTE.COM

•	Enter the information requested on your computer screen and follow the simple instructions.

•	Mark, sign and date the proxy card.

•	Return the proxy card in the postage-paid envelope provided.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 5:00 a.m., Central Time, on May 17, 2007.
THANK YOU FOR VOTING